UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE
14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12
FORTIVE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024 Proxy Statement

and Notice of Annual Meeting of Shareholders

FORTIVE

Our Values

Extraordinary Teams
Customer Success
Shareholders
Kaizen
Quality
Delivery
Cost
Innovation

We build extraordinary teams for extraordinary results.

We believe we are more together, and we all have something unique to offer as we come together to solve problems no one could solve alone, committed to a strong and inclusive culture.

Customer success inspires our innovation.

We believe our most important breakthroughs are the ones that help our customers succeed, and we strive to break down barriers and forge new paths to world-changing innovations to move our customers forward.

We compete for shareholders.

We believe in prioritizing trust, sustainability, and positive impact to create long-term value for all of our stakeholders, including our shareholders, our employees, our customers and our communities.

Kaizen is our way of life.

We know we can always do and be better. Our commitment to continuous improvement, grounded in our Fortive Business System inspires us to approach our work with curiosity. We are always growing and learning.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

FORTIVE CORPORATION

6920 Seaway Blvd

Everett, WA 98203

Notice of 2024 Annual Meeting of Shareholders

ITEMS OF BUSINESS	BOARD RECOMMENDATION	PAGE

When:

June 4, 2024 at
3:00 p.m., PDT.

Items of Business:

5 proposals as listed
here

Date of Mailing:

The date of mailing
of this Proxy Statement
is on or about April 22,
2024.

Who Can Vote:

Shareholders of
Fortive’s common stock
at the close of business
on April 8, 2024.

Virtual-Only Meeting:

The 2024 Annual
Meeting of
Shareholders will be
held in a virtual-only
meeting format.

Where:

www.virtualshareholder
meeting.com/FTV2024

1. To elect the nine director nominees named in the Proxy Statement, each for a one-year term expiring at the 2025 annual meeting and until his or her respective successor is duly elected and qualified.	FOR	9

2. To approve on an advisory basis Fortive’s named executive officer compensation.	FOR	43
3. To approve amendments to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision.	FOR	89
4. To ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2024.	FOR	90
5. To consider and act upon a shareholder proposal to approve an amendment to Fortive’s Bylaws to require shareholder approval of director compensation.	AGAINST	93

YOUR VOTE IS IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

Most shareholders have a choice of voting in advance over the Internet, by telephone or by using a traditional proxy card or voting instruction form. You may also vote during the annual meeting by following the instructions available on the meeting website during the meeting. Please refer to the attached proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.

The rules and procedures applicable to the 2024 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available at the 2024 Annual Meeting for shareholders of record at www.virtualshareholdermeeting.com/FTV2024. We are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically, and submit questions and receive technical support during the virtual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 4, 2024:

The Notice of Internet Availability, Notice of Annual Meeting, Proxy Statement and the Annual Report are available at: http://www.proxyvote.com.

By Order of the Board of Directors,

Daniel B. Kim

Secretary

April 22, 2024

Fortive Corporation 2024 Proxy Statement	1

Proposal 1	Election of Directors	9

Directors	10

Overview of Director Nominees	10

Director Nominees	12

Proposal 3	Approval of Amendments to the Certificate of Incorporation to Include an Officer Exculpation Provision	89

Proposal 4	Ratification of Independent Registered Public Accounting Firm	90

Audit Committee Matters	91

Audit Committee Report	92

Proposal 5	Shareholder Proposal Seeking Bylaw Amendment: Shareholder Approval of Director Compensation	93

Additional Information	96

Ownership of Our Stock	101

Other Matters	103

Shareholder Proposals for Next Year’s Annual Meeting	103

Appendix A Certificate of Amendment of Restated Certificate of Incorporation of Fortive Corporation	A-1

Appendix B Non-GAAP Financial Measures	B-1

About Fortive

Our Company

Fortive Corporation (“Fortive”) is a provider of essential technologies for connected workflow solutions across a range of attractive end markets. Our strategic segments—Intelligent Operating Solutions, Precision Technologies, and Advanced Healthcare Solutions—include well-known brands with leading positions in their markets. Our businesses design, develop, manufacture, and service professional and engineered products, software, and services, building upon leading brand names, innovative technologies, and significant market positions. We are headquartered in Everett, Washington and have a workforce of more than 18,000 research and development, manufacturing, sales, distribution, service, and administrative professionals in more than 50 countries around the world.

Fortive Business System

Our teams across our operating companies are united by our culture of continuous improvement – characterized by the high expectations, inclusion, humility, and transparency embodied in the Fortive Business System (“FBS”). This cultural foundation is reinforced by the rigor of our disciplined operating cadence. FBS enables us to operate our businesses with a focus on relentless execution, powered by our mindset and a set of tools consistently applied across our portfolio. We are committed to delivering on our financial commitments and engaging our leaders and teams to accelerate and sustain progress in every aspect of the business, including new product development and commercialization, sales and marketing, finance, human capital management, and sustainability. We are continually evolving FBS to meet the changing needs of our portfolio and incorporating new technology enablers, like artificial intelligence and machine learning, to drive faster growth, more productivity, and greater impact. The execution of our disciplined acquisition strategy is strengthened by the value FBS creates and is a critical component of how we achieve sustained results over time.

Financial Performance Highlights*

*

Adjusted EPS and Free Cash Flow are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

2	Fortive Corporation 2024 Proxy Statement

Sustainability Strategic Pillars

Inclusion, Diversity, and Equity1

(1)	Based on internal data as of the end of the respective calendar year.

Fortive Corporation 2024 Proxy Statement	3

Proxy Voting Roadmap

PROPOSAL 1: Election of Directors (page 18) >

Overview of Director Nominees

Our nine director nominees are comprised of current directors with diverse skills, background, and experience, which the Board of Directors (“Board”) believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 17 under “Corporate Governance – Director Nomination Process.”

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

4	Fortive Corporation 2024 Proxy Statement

PROPOSAL 2: Advisory Vote on Executive Compensation (page 87) >

2023 Compensation Mix (At Target)1

Our 2023 executive compensation program aligned compensation with the creation of long-term value for our shareholders. As shown below, the significant majority of our 2023 executive compensation was performance-based (including compensation that was dependent on performance of our stock price).

(1)	Compensation reflects target grant values and may differ from values disclosed in the Summary Compensation Table. Percentages are rounded to the nearest whole number.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 2.

Fortive Corporation 2024 Proxy Statement	5

PROPOSAL 3: Approval of Amendments to Fortive’s Restated Certificate of Incorporation to Include an Officer Exculpation Provision (page 88) >

In 2022, the State of Delaware enacted legislation that amends Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) to authorize Delaware companies to eliminate or limit the personal liability of certain officers for monetary damages for breach of duty of care in certain circumstances. Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors but could not be provided to officers.

After careful consideration, the board has approved, subject to approval of this Proposal 3 by the shareholders, to amend the Company’s Restated Certification of Incorporation (the “Charter”) to include an officer exculpation provision in the Charter (the “Amendment”). No conforming amendments to the Bylaws will be required to effectuate the adoption of the officer exculpation provision noted above.

The Amendment would NOT eliminate officers’ liability for:

•	Breach of fiduciary claims brought by Fortive itself or for derivative claims brought by the shareholders in the name of Fortive;

•	Breach of the duty of loyalty to Fortive or to our shareholders;

•	Any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or

•	Any transaction from which the officer derived an improper personal benefit.

The Amendment would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve the Amendment.

The Amendment is attached to this proxy statement as Appendix A.

The Board of Directors recommends that shareholders vote “FOR” the approval of amendments to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision.

6	Fortive Corporation 2024 Proxy Statement

PROPOSAL 4: Ratification of Independent Registered Public Accounting Firm (page 89) >

After careful consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2024.

Fortive Corporation 2024 Proxy Statement	7

PROPOSAL 5: Shareholder Proposal Seeking Bylaw Amendment: Shareholder Approval of Director Compensation (page 92) >

The Board of Directors recommends that shareholders vote “AGAINST” the shareholder proposal for the following reasons:

•

The shareholder proposal, if implemented, would impair our ability to recruit and retain directors with the diverse skills, backgrounds and experience that the Board believes contributes to the effective oversight of the Company; and

•

The proposed bylaw amendment is unnecessary because our shareholders have ample opportunity to express their views on our director compensation program through our robust shareholder engagement efforts and the annual election of our directors, and we have a strong record of responsiveness to shareholders.

   The Board of Directors recommends that shareholders vote “AGAINST” the

   approval of the shareholder proposal seeking to amend bylaws to require

   shareholder approval of director compensation.

8	Fortive Corporation 2024 Proxy Statement

PROPOSAL 1: Election of Directors

At the Annual Meeting, shareholders will be asked to elect Eric Branderiz, Daniel L. Comas, Sharmistha Dubey, Rejji P. Hayes, Wright L. Lassiter III, James A. Lico, Kate D. Mitchell, Jeannine Sargent, and Alan G. Spoon (each of whom has been recommended by the Nominating and Governance Committee, has been nominated by the Board and currently serves as a director of Fortive) to serve a one-year term until the 2025 Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.

In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this would occur.

The Board of Directors recommends that shareholders vote “FOR” the election of each of the Director Nominees to the Board.

Fortive Corporation 2024 Proxy Statement	9

DIRECTORS

Overview of Director Nominees

Our nine director nominees are comprised of current directors with diverse skills, background, and experience, which the Board believes contributes to the effective oversight of the Company. Additional details on board membership criteria are set forth on page 29 under “Corporate Governance – Director Nomination Process.”

10	Fortive Corporation 2024 Proxy Statement

Board Refreshment: Majority of the Board Appointed in Last Five Years

Fortive Corporation 2024 Proxy Statement	11

Director Nominees

We have included information as of the date of this Proxy Statement relating to each nominee for election as director, including his or her age, the year in which he or she became a director, his or her principal occupation, any board memberships at other public companies (to the extent required under Item 401(e)(2) of Regulation S-K) during the past five years, and the other experience, qualifications, attributes or skills that led the Board to conclude that he or she should continue to serve as a director of Fortive. Please see “Corporate Governance – Director Nomination Process” for a further discussion of the Board’s process for nominating Board candidates. In the event a nominee declines or is unable to serve, the proxies may be voted at the discretion of the proxy holders for a substitute nominee designated by the Board, or the Board may reduce the number of directors to be elected. We know of no reason why this will occur.

Background

•  Previously served as Executive Vice President and Chief Financial Officer of Enphase Energy, Inc., a publicly traded semiconductor and renewable energy technology company, from 2018 through 2023

•  Had served as Vice President, Chief Accounting Officer and Corporate Controller of Tesla, Inc., an automotive and renewable energy company, from 2016 to 2018

•  Had also served in various senior roles, including as a Senior Vice President, Chief Accounting Officer and Corporate Controller of SunPower Corporation, from 2010 to 2016

•  Held various senior roles with Knowledge Learning Corporation, Spansion, Inc. and Advanced Micro Devices, in addition to the executive roles with Enphase Energy, Tesla and SunPower Corporation, with oversight of global business operations and strategy, financial operations, business transformation, product development, commercial and service operations, logistics, supply chain, and procurement

•  Currently serves as a director of Cognizant Technology Solutions Corporation, an information technology services and consulting company

•  Currently certified as a public accountant in California

•  Holds a bachelor’s degree from University of Alberta

Other Current Public Company Directorships

•  Cognizant Technology Solutions Corporation

Director Qualifications

•  Deep knowledge and experience with innovation and disruptive technology, hypergrowth, and the sustainable energy and semiconductor sectors

•  Extensive expertise in financial operations, accounting and financial reporting, mergers & acquisitions, capital markets, risk management, legal operations, and ESG

•  Extensive experience in business operations, innovative product development and strategy, business transformation, logistics, commercial operations, procurement, and supply chain

12	Fortive Corporation 2024 Proxy Statement

Background

•  Previously served as Executive Vice President of Danaher Corporation, a global science and technology company, from April 2005 through December 2020, including as Chief Financial Officer through December 2018

•  Had served in various other roles at Danaher, including in roles with responsibilities over corporate development, treasury, finance and risk management after joining Danaher in 1991

•  Currently serves as an advisor to Danaher and is an adjunct professor at Georgetown University

•  Currently serves as a director of Veralto Corporation, a water and product quality solutions company

•  Holds a Bachelor’s degree in Economics from Georgetown University and a Master’s degree in Business Administration from Stanford University

Other Current Public Company Directorships

•  Veralto Corporation

Director Qualifications

•  Deep expertise in finance, strategy, corporate development, capital allocation, accounting, human capital management, and risk management

•  Through his extensive leadership experience at Danaher, direct understanding of the principles of the Fortive Business System and our culture of continuous improvement

Background

•  Currently serves as an operating partner of Advent International LP, a global private equity firm, since 2022

•  Previously served as the Chief Executive Officer of Match Group, Inc., a publicly-traded provider of global dating products, from March 2020 to May 2023, overseeing growth for the portfolio of brands, including Tinder, Match, Meetic, OkCupid, Hinge, Pairs, PlentyOfFish, and OurTime

•  Had served in various other senior leadership positions at Match Group, Inc., including as Match Group’s President, Chief Operating Officer of Tinder, President of Match Group Americas, Chief Product Officer of Match, and Chief Product Officer and EVP of The Princeton Review after joining Match Group in 2016

•  Currently serves as a director of Naspers Limited, a technology investment company, and Prosus N.V., a global consumer internet group that is majority-owned by Naspers

•  Holds an undergraduate degree in Engineering from the Indian Institute of Technology and a master’s degree in Engineering from Ohio State University

Other Current Public Company Directorships

•  Match Group, Inc.

•  Naspers Ltd. (listed outside United States)

•  Prosus Ltd. (listed outside United States)

Director Qualifications

•  Extensive experience and leadership in operation, innovative product development, competitive strategy and marketing in the technology industry

•  Extensive significant experience in governance, data privacy, cybersecurity, human capital management, scaling of new technologies into new markets, financial reporting, and execution of portfolio and investment strategies

Fortive Corporation 2024 Proxy Statement	13

Background

•  Currently serves as Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded electric and natural gas company, since 2017, overseeing all treasury, tax, investor relations, accounting, financial planning and analysis, internal audit services, supply chain, facilities, fleet, corporate safety, real estate, and mergers & acquisitions

•  Previously served as Chairman of the Board of EnerBank USA®, a nationwide provider of home improvement loans and former CMS Energy subsidiary

•  Had served as the Chief Financial Officer of ITC Holdings Corp, a publicly-traded electric transmission company, from 2014 to 2016, and as its Vice President, Finance and Treasurer from 2012 to 2014

•  Held strategy and financial leadership roles for Exelon Corporation, Lazard Freres & Co., and Bank of America Securities prior to joining ITC Holdings Corp.

•  Holds a bachelor’s degree from Amherst College and a master’s degree in business from Harvard Business School

Other Current Public Company Directorships

•  None

Director Qualifications

•  Strong knowledge of the power and energy sector

•  Extensive experience in finance, capital markets, accounting and financial reporting, valuation, mergers & acquisitions, risk management, ESG and regulatory matters, cybersecurity, and corporate governance

•  Significant expertise in structuring capital financing and executing investment and acquisition strategies

Background

•  Currently serves as CEO of CommonSpirit Health, a private, integrated health system comprising over 140 hospitals and more than 1,500 care sites in 21 states, since 2023

•  Serves as the chair of The American Hospital Association Board of Trustees, a national organization that represents America’s hospitals and health systems to advance health in America

•  Serves as a director of Quest Diagnostics, a publicly-traded diagnostic information services company

•  Previously served as the lead independent director of DT Midstream, a publicly-traded energy company

•  Previously served as President and CEO of Henry Ford Health System, a $7 billion, private, not-for-profit health system comprised of six hospitals, a health plan and wide range of ambulatory and retail health services, from 2014 to 2022

•  Had also served as a Director of the Federal Reserve Bank of Chicago from 2018 to 2021

Other Current Public Company Directorships

•  Quest Diagnostics, Inc.

Director Qualifications

•  Extensive experience and leadership in healthcare services

•  Extensive experience in innovation, strategic planning, operation, and execution, corporate governance, ESG, human capital management, finance and community service

14	Fortive Corporation 2024 Proxy Statement

Background

•  Currently serves as the Chief Executive Officer and President of Fortive since 2016

•  Had served in various leadership positions at Danaher Corporation, a global science and technology company, including as Executive Vice President from 2005 to 2016

Other Current Public Company Directorships

•  None

Director Qualifications

•  Over 25 years of extensive experience in senior leadership positions, including as an Executive Vice President of Danaher with oversight at various times of each of the businesses that was separated from Danaher into Fortive

•  Through his various senior leadership positions at Danaher and Fortive, broad operating and functional experience with, and deep knowledge of, Fortive’s businesses, the Fortive Business System, capital allocation strategies, acquisitions, marketing and branding, and leadership strategies

Background

•  Currently serves as a partner and co-founder of Scale Venture Partners, a Silicon Valley-based firm that invests in early-stage technology companies, since 1997

•  Had served with Bank of America from 1988 to 1996, most recently as Senior Vice President for Bank of America Online Banking

•  Serves as director of SVB Financial Group

•  Serves as Chairman and Founder of Venture Forward, a non-profit affiliate of the National Venture Capital Association (NVCA) where she also served as Chair and board member from 2007 to 2016

•  Served on the Board of the Silicon Valley Community Foundation and remains on the investment committee

•  Holds a BA from Stanford University, an MBA from the Evening Program Golden Gate University, and has attended Executive programs at Harvard Business School (strategic marketing) and MIT CSAIL/Sloan (Artificial Intelligence)

Other Current Public Company Directorships

•  SVB Financial Group

Director Qualifications

•  Over 40 years of extensive experience in the technology industry, with a focus on building and investing in high growth, innovative software companies solving business problems at scale

•  Expertise in digital transformation through technology cycles including the current wave driven by artificial intelligence

•  Deep experience as a director, investor and senior executive in the areas of governance, finance, product development, business management, investment and acquisition strategy, cybersecurity, and executive compensation

Fortive Corporation 2024 Proxy Statement	15

Background

•  Had served as president of Energy and as president of Innovation and New Ventures at Flex, a leader in global design and manufacturing, from 2012 until 2017

•  Had also served as the chief executive officer at Oerlikon Solar, a thin-film silicon solar photovoltaic module manufacturer and a wholly owned subsidiary of Oerlikon, a publicly-traded Swiss company, and Voyan Technology, an embedded systems software provider

•  Serves as a senior advisor at Generation Investment Management, LLP since 2017, a venture partner and senior advisor at Breakthrough Energy Ventures since 2019, and a senior advisor and operating partner of Katalyst Ventures since 2018, each an investment venture focused on sustainable innovation

•  Serves as a director of Synopsys, Inc., an electronic design automation company

•  Previously served as a director of Cypress Semiconductor Corp., Proterra, Inc. and Queens’ Gambit Growth Capital

Other Current Public Company Directorships

•  Synopsys, Inc.

Director Qualifications

•  Over 30 years of experience encompassing leadership, operations, marketing and engineering roles with a diverse mix of high technology hardware and software companies across multiple industries

•  Significant experience with development and global launch of disruptive technology, execution of investment and acquisition strategies, corporate governance, cybersecurity, sustainable innovation and ESG, and executive compensation

Background

•  Has served as the Chair of the Board of Fortive since 2016

•  Had served as a Partner of Polaris Partners, a company that invests in private technology and life science firms, from 2000 to 2018, including as Managing General Partner from 2000 to 2010 and as Partner Emeritus from 2015 to 2018

•  Had also served in senior leadership roles at the Washington Post Company (now known as Graham Holdings Company), including as Chief Operating Officer and a director from 1991 to 2000, as President from 1993 to 2000, and as President of Newsweek from 1989 to 1991

•  Serves as a director of IAC/InterActiveCorp

•  Serves as a director of Match Group, Inc.

•  Serves as a director of Danaher Corporation

•  Previously served as a director of Cable One, Inc.

Other Current Public Company Directorships

•  Danaher Corporation

•  IAC/InterActiveCorp

•  Match Group, Inc.

Director Qualifications

•  Public and private company leadership experience that gives Mr. Spoon insight into business strategy, leadership, marketing, finance, cybersecurity, corporate governance, executive compensation and board management

•  Public company and private equity experience that gives Mr. Spoon insight into trends in the internet and technology industries, acquisition strategy and financing, each of which represents an area of key strategic opportunity for Fortive

16	Fortive Corporation 2024 Proxy Statement

Corporate Governance

Corporate Governance Overview

Governance Highlights

Board Composition

We have engaged in rigorous refreshment of the Board, with a majority of the Board appointed on or after 2019

We have fully declassified the Board to provide for the election of all directors for one-year terms

We have adopted proxy access to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the outstanding shares continuously for at least 3 years, to nominate and include in our proxy materials director nominees constituting up to 20% of the board of directors, as further detailed in our Bylaws

We maintain a majority vote requirement for the election of directors in uncontested elections

We have implemented the “Rooney Rule” policy with respect to new director searches

Board Structure

We have separated our Chair and CEO positions, with an independent Chair

Board Role and Responsibilities

We conduct multi-layered oversight of our Sustainability disclosure by the Nominating and Governance Committee and the full Board

We have formalized and documented in the Compensation Committee Charter oversight of our human capital management by the Compensation Committee, including matters related to overall employee retention and inclusive and diverse company culture, with annual review by the full Board

We have formalized and documented in the Nominating and Governance Committee Charter oversight of our CEO succession planning by the Nominating and Governance Committee, with annual review by the full Board

We have formalized and documented in the Nominating and Governance Committee Charter oversight of climate-related risk management and strategies by the Nominating and Governance Committee, with annual review by the full Board

We have formalized and documented in the Audit Committee Charter oversight of our cybersecurity by the Audit Committee, with quarterly review by the Audit Committee of our cybersecurity planning, monitoring, risk management, remediation, and controls and annual review by the full Board

We have implemented a robust annual shareholder engagement program

Other Governance Policies and Practices

We have no shareholder rights plan

We have implemented the right of shareholders to call a special meeting

We have eliminated all supermajority voting requirements

We have adopted a Political Contribution Policy overseen by the Nominating and Governance Committee

We have an absolute prohibition against pledging of our stock by our director and executive officers

We have implemented stock ownership requirements for non-CEO executive officers at a multiple of three times base salary and for the CEO and directors at a multiple of five times base salary or annual cash retainer, respectively, with no credit for options and equity awards with outstanding performance-vesting requirements

Fortive Corporation 2024 Proxy Statement	17

Corporate Governance Guidelines, Committee Charters and Code of Conduct

As part of its ongoing commitment to good corporate governance, our Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines and adopted written charters for each of the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Finance Committee of the Board. The Board of Directors has also adopted our Code of Conduct that includes, among other things, a code of business conduct and ethics for directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and employees. The Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, Nominating and Governance Committee Charter, and Code of Conduct referenced above are each available in the “Investors – Corporate Governance” section of our website at http://www.fortive.com.

Board Leadership Structure

The Board has separated the positions of Chair and CEO because it believes that the separation of the positions best enables the Board to ensure that our businesses, risks, opportunities and affairs are managed effectively and in the best interests of our shareholders.

The entire Board selects its Chair, and our Board has selected Alan G. Spoon, an independent director, as its Chair, in light of Mr. Spoon’s independence and his deep experience and knowledge with corporate governance, board management, shareholder engagement, risk management and Fortive’s diverse businesses and industries.

As the independent Chair of the Board, Mr. Spoon leads the activities of the Board, including:

•	Calling, and presiding over, all meetings of the Board;

•	Together with the CEO and the Corporate Secretary, setting the agenda for the Board;

•	Calling, and presiding over, the executive sessions of the independent directors;

•	Advising the CEO on strategic aspects of the Company’s business, including developments and decisions that are to be discussed with, or would be of interest to, the Board;

•	Acting as a liaison, as necessary, between the non-management directors and the management of the Company; and

•	Acting as a liaison, as necessary, between the Board and the committees of the Board.

In the event that the Chair of the Board is not an independent director, the Corporate Governance Guidelines provide that the independent directors, upon recommendation from the Nominating and Governance Committee, will select by majority vote an independent director to serve as the Lead Independent Director with the authority to:

•	Preside over all meetings of the Board at which the Chair is not present, including the executive sessions;

•	Call meetings of the independent directors;

•	Act as a liaison, as necessary, between the independent directors and the CEO; and

•	Advise with respect to the Board’s agenda.

The Board’s non-management directors meet in executive session following the Board’s regularly scheduled meetings, with the executive sessions chaired by the independent Chair. In addition, the independent directors meet as a group in executive session at least once a year.

18	Fortive Corporation 2024 Proxy Statement

Risk Oversight

The Board’s role in risk oversight of the Company is consistent with the Company’s leadership structure, with management having day-to-day responsibility for assessing and managing the Company’s risk exposure and the Board and its committees overseeing those efforts, with particular emphasis on the most significant risks facing the Company.

RISK CATEGORY	BOARD OVERSIGHT RESPONSIBILITY	DIRECTOR EXPERTISE

Enterprise Risk	Board of Directors Audit Committee Compensation Committee Nominating and Governance Committee Finance Committee	All Directors

Portfolio Strategy	Board of Directors Finance Committee	Eric Branderiz Daniel Comas Rejji Hayes Wright Lassiter James Lico Kate Mitchell Jeannine Sargent Alan Spoon

Cybersecurity	Board of Directors Audit Committee	Sharmistha Dubey Rejji Hayes Kate Mitchell Jeannine Sargent Alan Spoon

Sustainability	Board of Directors Nominating and Governance Committee	Eric Branderiz Rejji Hayes Jeannine Sargent

Human Capital Management	Board of Directors Compensation Committee	Eric Branderiz Daniel Comas Sharmistha Dubey Wright Lassiter Kate Mitchell Jeannine Sargent Alan Spoon

Management Succession	Board of Directors Nominating and Governance Committee	All Directors

Fortive Corporation 2024 Proxy Statement	19

Risk Oversight Process

Enterprise Risk

The Board oversees the Company’s risk management processes directly and through each of its committees. In general, the Board oversees the management of risks inherent in the operation of the Company’s businesses on a consolidated basis, by each operating segment and by key corporate functions. In addition, the enterprise risk oversight includes review of the risks and opportunities related to the implementation by the Company of its strategic plan, its acquisition and capital allocation program, its capital structure and liquidity and its organizational structure. Furthermore, through the Audit Committee, the Board oversees the Company’s enterprise risk management process and policies. At least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews in depth with senior leaders of the Company the Company’s enterprise risk management, with particular focus on the enterprise risks and opportunities with the greatest impact and highest probability. In addition, the chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee review with each other and with the rest of the Board during executive sessions of Board meetings as appropriate updates to the Company’s enterprise risk management discussed during the corresponding committee meetings. Furthermore, at least on an annual basis or more frequently as deemed appropriate by the Board, the Board reviews with the SVP – General Counsel our insurance policies, including our D&O insurance policy, general liability policy, and our information security risk insurance policy.

Portfolio Strategy

At each Board meeting, the Board oversees the Company’s performance and execution against the strategic goals for the Company’s operating segments, overall portfolio, and innovation, including overseeing the corresponding management of risks and opportunities. In addition, on an annual basis, the Board conducts an informal meeting led by senior management and dedicated entirely to deeper review of the acquisition, product development, commercial, innovation, capital allocation, human capital and risk management strategies for each of the operating segments. Furthermore, the Finance Committee meets with management to assess acquisition and other corporate development strategies as appropriate.

Cybersecurity and Product Security

The Board has delegated to the Audit Committee the responsibility of exercising oversight with respect to the Company’s cybersecurity risk management and risk controls. Our Chief Information Officer and our Chief Information Security Officer report to the Audit Committee and to the Board regarding cybersecurity threat, risks, and other cybersecurity related matters. Our Chief Information Officer and our Chief Information Security Officer are informed about and monitor the prevention, mitigation, detection, and remediation of cybersecurity incidents through their management of, and participation in, cybersecurity risk management and strategy processes, including the operation of our incident response plan and oversight of the IT function. In addition, our Chief Information Officer and our Chief Information Security Officer review with the Audit Committee the results of certain cybersecurity-related assessments including, the annual risk assessment and penetration test performed by an independent third party. The incident response and escalation procedures are tested through our annual tabletop exercises with senior management and our quarterly tabletop exercises with the IT operations teams. The Company’s security framework is based on the National Institute of Security and Technology (NIST) Frameworks, Generally Accepted Privacy Program (GAPP) guiding principles, and ISO 27001/2 standards.

Sustainability

The Board has delegated to the Nominating and Governance Committee the responsibility of exercising oversight with respect to the reporting of our Sustainability disclosure as well as oversight of our climate-related strategies, goals, risk management and performance. Consistent with such delegation, our SVP – General Counsel provides frequent reports and updates to the Nominating and Governance Committee, and a report to the Board on an annual basis, regarding the Company’s Sustainability program and strategies, including the corresponding risks and opportunities, climate-related goals and strategies, progress, shareholder engagement and disclosure. See “Sustainability” for further discussion on governance structure of our Sustainability program.

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Human Capital Management

The Board has delegated to the Compensation Committee the responsibility of exercising oversight of the Company’s human capital and compensation, including oversight of overall compensation, retention and inclusion and diversity strategies. Our SVP of Human Resources provides regular reports on compensation and other human capital management risks, trends, best practices, strategies and disclosure to the Compensation Committee. While the Board has delegated these responsibilities to the Compensation Committee, the Board remains actively involved and receives additional reports throughout the year on employee engagement, inclusion and diversity, talent development, company culture and alignment of human capital strategies with the Company’s overall portfolio and operational strategies.

Management Succession

The entire Board oversees the recruitment, development, retention, and succession planning of our executive officer positions, with the responsibilities of oversight of CEO succession planning delegated to the Nominating and Governance Committee, and the responsibilities of ensuring appropriate compensation strategies and programs to align with the retention and recruitment delegated to the Compensation Committee. Our SVP of Human Resources provides regular reports on the CEO succession planning process and strategies to the Nominating and Governance Committee and on compensation strategies and programs to assist in retention and recruitment of future leaders to the Compensation Committee. The SVP of Human Resources also provides additional reports throughout the year to the full Board on short-term and long-term readiness of potential successors, outside recruitment to populate the succession funnel as necessary, and development plans of future leaders. In addition to the formal activities noted below, the Board and its committee members engage and assess our executive officers and high-potential employees during management presentations, our annual multi-day leadership conference, our annual strategy sessions for the Board, regular visits to our operating companies, and periodic informal meetings and communications.

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Committees’ Role in Risk Oversight

Each committee reports to the full Board on a regular basis, including as appropriate with respect to the committee’s risk oversight activities.

Internal Risk Committee

The Company’s Risk Committee (consisting of members of senior management) inventories, assesses and prioritizes the most significant risks facing the Company as well as related mitigation efforts, and, on at least an annual basis, provides a report to the Board and provides a report of the process to the Audit Committee.

Director Independence

At least a majority of the Board must qualify as independent within the meaning of the listing standards of the NYSE. The Board has affirmatively determined that eight out of our nine current directors, including Mss. Sharmistha Dubey, Kate D. Mitchell and Jeannine Sargent and Messrs. Eric Branderiz, Daniel L. Comas, Rejji P. Hayes, Wright Lassiter III, and Alan G. Spoon, are independent within the meaning of the listing standards of the NYSE.

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Board of Directors and Committees of the Board

Director Attendance

In 2023, the Board met nine times and acted by unanimous written consent two times. All directors attended at least 75% of the aggregate of the total number of meetings of the Board and of all committees of the Board on which they served during 2023. As a general matter, directors are expected to attend annual meetings of shareholders. Each of our current directors who were serving on the Board at the time attended our virtual 2023 Annual Meeting of Shareholders.

Committee Membership

The membership of each of the Audit, Compensation, Nominating and Governance, and Finance Committees as of the date of this Proxy Statement is set forth below.

NAME OF DIRECTOR	AUDIT	COMPENSATION	NOMINATING AND GOVERNANCE	FINANCE
Eric Branderiz	Member		Member

Daniel L. Comas		Member		Member

Sharmistha Dubey		Member	Member

Rejji P. Hayes	Chair

Wright Lassiter III		Member

James A. Lico				Member

Kate D. Mitchell	Member	Chair		Member

Jeannine Sargent	Member		Chair

Alan G. Spoon			Member	Chair

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AUDIT COMMITTEE

The Audit Committee is responsible for:

•  Assessing the qualifications and independence of Fortive’s independent auditors;

•  Appointing, compensating, retaining, and evaluating Fortive’s independent auditors;

•  Overseeing the quality and integrity of Fortive’s financial statements and making a recommendation to the Board regarding the inclusion of the audited financial statements in Fortive’s Annual Report on Form 10-K;

•  Overseeing Fortive’s internal auditing processes;

•  Overseeing management’s assessment of the effectiveness of Fortive’s internal control over financial reporting;

•  Overseeing management’s assessment of the effectiveness of Fortive’s disclosure controls and procedures;

•  Overseeing risks related to financial controls, legal and compliance risks and major financial, privacy, security and business continuity risks;

•  Overseeing Fortive’s risk assessment and risk management policies;

•  Overseeing Fortive’s compliance with legal and regulatory requirements;

•  Overseeing Fortive’s cybersecurity and product security risk management and risk controls;

•  Overseeing swap and derivative transactions and related policies and procedures; and

•  Preparing a report as required by the SEC to be included in this proxy statement.

The Board has determined that each member of the Audit Committee is:

•  Independent for purposes of Rule 10A-3(b)(1) under the Exchange Act and the NYSE listing standards;

•  Qualified as an audit committee financial expert as that term is defined in SEC rules; and

•  Financially literate within the meaning of the NYSE listing standards.

As of the date of this proxy statement, no Audit Committee member serves on the audit committee of more than three public companies.

The Audit Committee typically meets in executive session, without the presence of management, at regularly scheduled meetings, and reports to the Board on its actions and recommendations at regularly scheduled Board meetings.

The Audit Committee relies on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation, and integrity of Fortive’s financial statements, accounting and financial reporting principles, internal control over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. Management is also responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of Fortive’s system of internal control over financial reporting. Fortive’s independent auditor, Ernst & Young LLP, is responsible for performing independent audits of Fortive’s financial statements and internal control over financial reporting and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

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COMPENSATION COMMITTEE

The Compensation Committee is responsible for:

•  Determining and approving the form and amount of annual compensation of the CEO and our other executive officers, including evaluating the performance of, and approving the compensation paid to, our CEO and other executive officers;

•  Reviewing and making recommendations to the Board with respect to the adoption, amendment and termination of all executive incentive compensation plans and all equity compensation plans, and exercising all authority with respect to the administration of such plans;

•  Reviewing and making recommendations to the Board with respect to the form and amounts of director compensation;

•  Overseeing and monitoring compliance with Fortive’s compensation recoupment policy;

•  Overseeing and monitoring compliance by directors and executive officers with Fortive’s stock ownership requirements;

•  Overseeing risks associated with Fortive’s compensation policies and practices;

•  Overseeing our engagement with shareholders and proxy advisory firms regarding executive compensation matters;

•  Assisting the Board in oversight of our human capital management practices, including strategies, risk management, employee retention and inclusive and diverse culture;

•  Overseeing the Company’s reporting on the Company’s human capital management practices; and

•  Reviewing and discussing with management the Compensation Discussion & Analysis (“CD&A”) in the annual proxy statement and recommending to the Board the inclusion of the CD&A in the proxy statement.

Each member of the Compensation Committee is:

•  Independent under NYSE listing standards and under Rule 10C-1 under the Exchange Act.

The Chair of the Compensation Committee works with our Senior Vice President-Human Resources, Vice President- Total Rewards, and our Corporate Secretary to schedule the Compensation Committee’s meetings and set the agenda for each meeting. Our Senior Vice President-Human Resources, Vice President-Total Rewards, Senior Vice President- General Counsel, and Vice President-Corporate Secretary generally attend, and from time-to-time our CEO and CFO attend, the Compensation Committee meetings and support the Compensation Committee in preparing meeting materials and taking meeting minutes. In particular, our CEO provides background regarding the interrelationship between our business objectives and executive compensation matters and advises on the alignment of incentive plan performance measures with our overall strategy; participates in the Compensation Committee’s discussions regarding the performance and compensation of the other executive officers; and provides recommendations to the Compensation Committee regarding all significant elements of compensation paid to such other executive officers, their annual strategic performance objectives and his evaluation of their performance. The Compensation Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting, and reports to the Board on its actions and recommendation at regularly scheduled Board meetings.

Under the terms of its charter, the Compensation Committee has the authority to engage the services of outside advisors and experts to assist the Compensation Committee. Following the assessment and determination of Pearl Meyer & Partners, LLC’s (“Pearl Meyer”) independence from Fortive’s management, the Compensation Committee

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engaged Pearl Meyer as the Compensation Committee’s independent compensation consultant for 2023. The Compensation Committee had the sole discretion and authority to select, retain and terminate Pearl Meyer as well as to approve any fees, terms and other conditions of its services. Pearl Meyer reported directly to the Compensation Committee and took its direction solely from the Compensation Committee. Pearl Meyer’s primary responsibilities in 2023 were to provide advice and data in connection with the selection of Fortive’s peer group for assessing executive compensation, the structuring of the executive compensation programs in 2023 and 2024, the compensation levels for our executive officers, and the compensation levels for our directors; assess our executive compensation program in the context of market practices and corporate governance best practices; and advise the Compensation Committee regarding our proposed executive compensation public disclosures. In the course of discharging its responsibilities, the Compensation Committee’s independent compensation consultant may, from time to time and with the Compensation Committee’s consent, request from management certain information regarding compensation amounts and practices, the interrelationship between our business objectives and executive compensation matters, the nature of our executive officer responsibilities and other business information. Pearl Meyer did not provide any services to Fortive or its management in 2023, and the Compensation Committee is not aware of any work performed by Pearl Meyer that raises any conflicts of interest.

Compensation Committee Interlocks and Insider Participation

During 2023, none of the members of the Compensation Committee was an officer or employee of Fortive. No executive officer of Fortive served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who served on the Compensation Committee.

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NOMINATING AND GOVERNANCE COMMITTEE

The Nominating and Governance Committee is responsible for:

•  Reviewing and making recommendations to the Board regarding the size, classification and composition of the Board;

•  Assisting the Board in identifying individuals qualified to become Board members;

•  Assisting the Board in identifying characteristics, skills, and experiences for the Board with the objective of having a Board with diverse backgrounds, experiences, skills, and perspectives;

•  Proposing to the Board the director nominees for election by our shareholders at each annual meeting;

•  Overseeing and reviewing the process for, and making recommendations to the Board relating to the management of, the Company’s CEO succession planning;

•  Assisting the Board in determining the independence and qualifications of the Board and Committee members and making recommendations to the Board regarding committee membership;

•  Developing and making recommendations to the Board regarding a set of corporate governance guidelines and reviewing such guidelines on an annual basis;

•  Overseeing compliance with the corporate governance guidelines;

•  Overseeing director education and director orientation process and programs;

•  Overseeing Fortive’s Sustainability reporting;

•  Overseeing climate-related risk management and strategies;

•  Reviewing and making recommendation to the Board relating to the governance matters set forth in the Company’s Certificate of Incorporation and Bylaws;

•  Administrating the Company’s Political Contribution Policy;

•  Assisting the Board and the Committees in engaging in annual self -assessment of their performance; and

•  Administering Fortive’s Related Person Transactions Policy.

The Board has determined that each member of the Nominating and Governance Committee is independent within the meaning of the NYSE listing standards.

The Nominating and Governance Committee typically meets in executive session, without the presence of management, at each regularly scheduled meeting and reports to the Board on its actions and recommendations at regularly scheduled Board meetings.

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FINANCE COMMITTEE

The Finance Committee is responsible for:

•  Assisting the Board in assessing potential acquisition, investment and divestiture opportunities; and

•  Approving business acquisitions, investments and divestitures up to the levels of authority delegated to it by the Board.

Director Nomination Process

The Nominating and Governance Committee recommends to the Board director candidates for nomination and election at the annual meeting of shareholders and, in the event of vacancies between annual meetings of shareholders, for appointment to fill such vacancies.

Board Membership Criteria

In assessing the candidates for recommendation to the Board as director nominees, the Nominating and Governance Committee will evaluate such candidates against the standards and qualifications set out in our Corporate Governance Guidelines, including:

•  Personal and professional integrity and character

•  Skills, knowledge, diversity of background and experience, and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of our business

•  The extent to which the interplay of the candidate’s skills, knowledge, expertise and diversity of background and experience with that of the other Board members will help build a Board that is effective in collectively meeting our strategic needs and serving the long-term interests of the shareholders

•  Prominence and reputation in the candidate’s profession

•  The capacity and desire to represent the interests of the shareholders as a whole

•  Availability to devote sufficient time to the affairs of Fortive

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Skills and Attributes

The Nominating and Governance Committee annually reviews with the Board the skills, knowledge, experience, background and attributes required of Board nominees, considering current Board composition and the Company’s circumstances. In making its recommendations to our Board, the Nominating and Governance Committee considers the criteria noted above, as well as, among others, the following skills, knowledge, experience, background and attributes:

Independence	Sustainability Experience	Mergers and Acquisition Experience

Diversity	Technology Management Experience	Public Company Board Experience

Global Experience and International Exposure	Financial Literacy or Public Accounting Experience	Legal and Corporate Governance Experience

Senior Executive Leadership Experience	Cybersecurity Experience	Capital Markets and Corporate Finance Experience

Relevant Industry Experience	Human Capital Management and Organizational Development Experience	Operational and Risk Management Experience

The Nominating and Governance Committee takes into account a candidate’s ability to contribute to the diversity of perspective and analysis of the Board and, as such, believes it is important to consider attributes such as race, ethnicity, gender, age, education, cultural experience, and professional experience in evaluating candidates who may be able to contribute to the diverse perspective and practical insight of the Board as a whole.

The Board’s and the Nominating and Governance Committee’s commitment to diversity as an essential consideration in the director nominee selection process has been documented in both the Corporate Governance Guidelines and the Nominating and Governance Committee’s Charter and has been reflected in the Board’s actions.

Rooney Rule

With respect to new director searches, the Corporate Governance Guidelines provide that, in connection with the use of a third-party search firm to identify potential director candidates, the Nominating and Governance Committee will instruct the search firm to include in its initial list of candidates qualified candidates who reflect diverse backgrounds.

Limits on Other Public Board Memberships

Under our Corporate Governance Guidelines, our directors are restricted from serving on more than three other boards of public companies; provided, however, that if a director serves as a chief executive officer of a public company, such director is further restricted from serving on more than one other board of a public company.

Director Evaluation and Board Refreshment Process

On an annual basis, the Nominating and Governance Committee reviews and assesses, with input from the various other committees, the process for the annual self-assessment of the full Board and each of the committees of the Board. The process assessment takes into account the feedback from the directors on the effectiveness of the prior self-assessment process, incremental perspective and expertise a new director may bring, and input from the shareholder engagement process.

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For 2023, the Nominating and Governance Committee engaged Boardspan, an independent board governance company with deep expertise in board performance assessment, to assist in conducting a facilitated interview of each director and key management members to conduct an assessment of the full Board (including each committee) and to assist in Board succession planning.

The following describes the self-assessment process implemented and conducted by the Board and the committees of the Board in 2023.

Shareholder Recommendations on Director Nomination

Shareholders may recommend a director nominee to the Nominating and Governance Committee. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under “— Communications with the Board of Directors” with whatever supporting material the shareholder considers appropriate. If a prospective nominee has been identified other than in connection with a director search process initiated by the Nominating and Governance Committee, the Nominating and Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Nominating and Governance Committee’s determination of whether to conduct a full evaluation is based primarily on the Nominating and Governance Committee’s view as to whether a new or additional Board member is necessary or appropriate at such time, and the likelihood that the prospective nominee can satisfy the evaluation factors described above under “— Board Membership Criteria” and any such other factors as the Nominating and Governance Committee may deem appropriate. The Nominating and Governance Committee takes into account whatever information is provided to it with the recommendation of the prospective candidate and any additional inquiries the Nominating and Governance Committee may in its discretion conduct or have conducted with respect to such prospective nominee.

The Nominating and Governance Committee evaluates director nominees in the same manner whether a shareholder or the Board has recommended the candidate.

Proxy Access

Pursuant to the proxy access provisions in Section 2.12 of our Amended and Restated Bylaws, a shareholder, or group of up to 20 shareholders, owning 3% or more of Fortive’s outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials directors constituting up to 20% of the Board. With respect to the 2025 Annual Meeting of Shareholders, the nomination notice and other materials required by these provisions must be delivered or mailed to and received by Fortive’s Secretary in writing between November 23, 2024 and December 23, 2024 (or, if the 2025 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2025 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2025 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information

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required by our Amended and Restated Bylaws. Our Amended and Restated Bylaws are available at “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com.

Majority Voting for Directors

Our Amended and Restated Bylaws provide for majority voting in uncontested director elections, and our Board has adopted a related director resignation policy. Under the policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

At any meeting of shareholders for which Fortive’s Secretary receives a notice that a shareholder has nominated a person for election to the Board in compliance with our Amended and Restated Bylaws and such nomination has not been withdrawn on or before the tenth day before we first mail our notice of meeting to our shareholders, the directors will be elected by a plurality of the votes cast (which means that the nominees who receive the most affirmative votes would be elected to serve as directors).

Shareholder Engagement

Engagement Cadence Throughout the Year

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In addition, throughout the year, senior members of management engage in extensive discussions with our investor community to discuss our strategy, our results, our operations, our product offerings, our end markets, our Sustainability efforts, and our outlook through numerous investor conferences, investor calls, investor meetings, investor events, and earnings calls.

2023 Annual Shareholder Outreach

In 2023, as part of our annual shareholder outreach, we invited our top 25 shareholders, representing approximately 70 percent of our outstanding shares, and leading proxy advisory firms to discuss Corporate Governance, Board Composition, Risk Oversight, Executive Compensation, Human Capital Management and Sustainability. With a significant number of our investors accepting our invitation, our senior leaders met with investors holding approximately 45 percent and 35 percent of our shares outstanding in the second quarter of 2023 and the third quarter of 2023, respectively.

Consistent with our prior practice, our management team shared the feedback from our shareholder outreach process with our Board for potential responsive actions. We have identified below feedback we have received from our shareholders in the past years during our annual shareholder outreach and the corresponding actions taken by the Board:

SHAREHOLDER FEEDBACK	RESPONSIVE ACTIONS

Increase shareholder rights and board accountability	• We declassified the Board
• We provided proxy access
• We provided right of shareholders to call a special meeting
• We eliminated the supermajority voting requirements
• We provided for majority vote requirement for director election

Increase the level of independence on the Board	• We refreshed our Board, with 8 out of our 9 directors independent, with only our CEO representing a non-independent director on the Board
• We maintained an independent Chair of the Board, with the CEO and the Chair positions separated

Ensure diversity on the Board	• We updated our governance guidelines to document our commitment to diversity on the Board
• We implemented the “Rooney Rule” policy with respect to new director searches

Provide transparency in workforce diversity	• We publish our annual EEO-1 report on our website

Increase the percentage of long-term equity awards dependent on relative total shareholder return and include additional performance measures	• In 2022, we increased the allocation of PSUs that are dependent on relative TSR from 35% to 50% and added three-year average core revenue growth as an incremental performance measure
• We increased the emphasis on Company financial performance results for annual incentives starting in 2024 by adjusting the weighting from 60% to 80% of the overall award
• We adjusted the relative TSR structure to eliminate the ability to earn a payout of 25% of target PSUs if absolute TSR performance is positive, but relative performance is below threshold

Aligned with standardized disclosure for sustainability efforts

•  We have aligned our ESG disclosures with GRI since 2020 and SASB since 2021; we have begun alignment with the Task Force on Climate-related Financial Disclosure (TCFD) and are committed to full alignment by the end of 2024

• We became a United Nations Global Compact (UNGC) signatory in 2021
• Our Sustainability Goals are aligned with the United Nations Sustainable Development Goals (UN SDGs)

Disclose climate change data through CDP	• We provided data to CDP for scoring on climate change

Provide transparency in political contributions	• We maintained a political contribution policy resulting in 90 score on the CPA-Zicklin Index in 2023 and identification as a CPA-Zicklin Trendsetter in 2021, 2022 and 2023

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Communications with the Board of Directors

Shareholders and other parties interested in communicating directly with the Board or with individual directors, the independent Chair of the Board or, if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group may do so by addressing communications to the Board of Directors, to the specified individual director or to the non-management directors, as applicable, c/o Secretary, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

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Sustainability

At Fortive, our commitment to Sustainability is inextricably linked with our shared purpose: essential technology for the people who accelerate progress. The work we do, and how we do it, centers around IMPACT. Every day, Fortive’s products, services, and people are making an impact behind the scenes to:

•	ensure safe operating conditions for workers in high-risk environments;

•	provide software solutions that manage critical metrics for worker health and safety as well as sustainability performance;

•	advance automated, tailored perioperative care for the patient and their procedures;

•	enable quick and accurate results from medical testing; and

•	safeguard the operational capacity of critical infrastructure and physical assets.

Fortive is more focused than ever on accelerating progress in workplace safety, engineering, and healthcare. Our portfolio of operating companies has strategic connections to Sustainability through their products and services, and we are uniquely positioned to address critical customer safety, quality and productivity challenges. By incorporating Sustainability into our business strategy and FBS, our engine for growth and innovation, we are able to scale our impact and capitalize on the Sustainability headwinds in our current markets and drive growth and long-term value in new markets.

Our Commitment to Sustainability

We are boldly pursuing our vision of accelerating a sustainable future for all by investing in our people, our operations, and breakthrough innovations that directly address environmental and societal challenges. Our Sustainability Pillars align our actions with our purpose and values. The Pillars serve as the blueprint for our Sustainability strategy, and we have goals to support and drive progress within each Pillar. Our sustainability pillars, and our alignment with the United Nations Sustainable Development Goals (UN SDGs), guide us in how we work and ensure we continue delivering on our sustainability commitments.

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Innovate for Impact

Our operating companies advance sustainability with products and services that:

•	Help improve and enable energy efficiency at scale;

•	Maximize the lifespan of assets and facilities;

•	Ensure patient safety;

•	Protect employee and frontline worker safety; and

•	Safeguard critical infrastructure.

In 2023, over 60% of revenue generated was generated from sales of products and services that enable sustainability-related outcomes and are aligned with the United Nations Sustainable Development Goals (UN SDGs). These outcomes range from improved human health and safety to efficient use of necessary natural resources and operational productivity to data security, privacy, and the safety of critical infrastructure.

Empower Inclusive and Diverse Teams

Organizational culture is all about people, and we believe we are more together. People are at the heart of who we are, what we do, and how we work. Our people strategy is defined by our inclusive growth culture, advanced through talent and reward systems, and measured by our employee experience processes. These key elements enable us to accelerate progress for our customers, our teams, and the world around us.

Our culture sets the tone for Fortive’s people strategy and drives Fortive’s success. Inclusion, Diversity, and Equity (“IDE”) are core to our strategy and culture.

•	Inclusion – Develop our teams to be themselves and do their best work.

•	Diversity – Build a diverse Fortive through hiring, developing, and retaining a strong and diverse team.

•	Equity – Build a culture of equity that enables greater innovation and performance for customers and for the world.

Our teams are committed to being engaged, responsible neighbors and citizens. Across Fortive, we actively contribute to and have a positive impact in the communities around the world where we live and work:

•

The Fortive Foundation – In 2023, the Foundation donated more than $1.5 million to non-profits whose missions and purpose focus on advancing STEM education, community resilience, and environmental stewardship.

•	Day of Caring – Through our annual employee volunteer events, we dedicated more than 19,000 hours to support non-profit organizations in our local communities across the globe.

•	Fortive Scholarship Program – For the 2023-24 academic year, the Scholarship Program granted 20 new scholarships and 30 renewals to support students’ post-secondary education.

Protect the Planet

The job of protecting the planet belongs to all of us, and at Fortive, we take that responsibility seriously. We harness our culture of innovation and continuous improvement to protect the environment and advance Sustainability across our value chain.

In 2023, we reduced our absolute Scope 1 and 2 greenhouse gas (GHG) emissions by 25.6% from 2019 levels, and we completed our Scope 3 baseline and relevancy assessment, the total of which is 14 times greater than our Scope 1 and 2 GHG emissions combined. With this insight and understanding, we are developing our Scope 3 strategy.

In 2023, we announced our commitment to reduce absolute water use 10% by 2029, from 2022 levels. Of primary focus are sites that are in high-risk areas for water scarcity, as defined by the World Resources Institute (WRI) Aqueduct 3.0 Water Risk Atlas, as water availability is both a business risk as well as a community resilience concern.

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Work & Source Responsibly

We are committed to cultivating a culture of respect, integrity, and fairness. This applies to our employees as well as the suppliers, business partners, and other third parties we partner with to serve our customers on time, within budget, and at the highest standard of quality.

The health, safety, and well-being of our employees is of paramount importance, and to keep our employees safe, we prioritize identifying environmental, health and safety (EHS) risks and mitigating hazards to avoid injury or incidents. To drive accountability, we strive to have 100% of our operating companies in the top quartile for standard EHS metrics, namely total recordable incident rate (TRIR) and days away, restricted or transferred (DART).

We use our homegrown EHS Risk Score and site-level EHS risk profiles to inform areas of risk, priority of preventive actions, and drive proactive EHS and Sustainability-related programs and practices across our operations.

Our focus on safety, health, and well-being extends to our suppliers as well. The Fortive Supplier Code is available in 15 languages and provided to every supplier and articulates our expectations and standards for conduct and transparency, which includes but is not limited to, worker health and safety. The tenets of the Fortive Supplier Code are:

•	Clearly articulate our values, standards, and expectations

•	Ensure all partners operate in accordance with our priorities for safe and fair working conditions

•	Follow production practices that ensure quality and protect the safety and rights of all people, and the environment.

We uphold fair labor standards for all employees across our operating companies and value chain by cultivating a culture of respect, integrity, and fairness. We are committed to partnering with suppliers who treat their employees in an ethical and responsible manner. Annually, we conduct responsible sourcing reviews of our suppliers, reviewing policies and practices that range from fair competition and trade practices to EHS and sustainability to human and labor rights in-house and through materials sourced, as well as information security and data privacy.

Operate with Principle

We believe that ethical business conduct is foundational to our growth and success. We are committed to operating with integrity and set these same high expectations for those who do business on our behalf. The Fortive Code of Conduct, available in 22 languages and signed by every employee, is a clear guide to act with integrity in everything we do. Our industry leading compliance program includes SpeakUp!, a confidential channel for employees or partners to raise issues and concerns at any time.

Our Enterprise Risk Management (ERM) model provides continuity of core business operations, including better understanding of ESG risks and opportunities. Our integrated approach to risk management enables a swift and effective response to unexpected events, ensuring we continue providing for our customers and employees.

The Risk Assessment Process (RAP) is a core tool we use to identify and manage risks on an ongoing basis. Fortive requires all operating companies to participate in the RAP annually, to ensure that we are effectively identifying risk, mitigating where necessary, and driving to opportunity where applicable. The process requires that operating companies assess risks across a variety of categories that are updated annually to capture new and evolving areas.

Data Privacy

Our commitment to being an employer and partner of choice makes digital privacy and security a top priority. We protect critical assets by establishing and enforcing clear boundaries. Transparency is needed surrounding the data we collect, how it’s used, and importantly, how it’s protected. We deeply value the trust we’ve built with our customers and employees and understand our responsibility to apply trusted technologies and best practices to our data safekeeping.

36	Fortive Corporation 2024 Proxy Statement

Cybersecurity

Information security is as critical to Fortive as to the world. Our operating companies provide and use digital and software capabilities and cloud-based services, which bring increased value for our customers; they can also introduce vulnerabilities that require careful management. Fortive’s team creates policies and standards that serve as a baseline across all operating companies.

Our Cybersecurity team’s strategy and annual performance targets align with the National Institute of Standards and Technology (NIST) Cyber Security Framework. NIST’s maturity rating is the best-in-class industry standard, the one against which our security programs are measured.

Disclosure and Transparency

At Fortive, we value transparency, accountability, and winning with integrity. That is why we joined the United Nations Global Compact (UNGC) as a signatory in 2021. In our 2022 Sustainability Report, we published our first Communication on Progress, to share our progress on the Ten Principles of the UNGC. In addition, we identified ten UN Sustainable Development Goals (SDGs) that we support through our Sustainability goals and operating company products and services.

We prepare our annual Sustainability Report in accordance with leading ESG frameworks, including the Global Reporting Initiative (GRI), Sustainability Accounting Standards Board (SASB), the Task Force for Climate-related Financial Disclosure (TCFD), and the UN Sustainable Development Goals (SDGs). Annually, we also submit and affirm our commitment to the UN Global Compact (UNGC) and disclose our GHG emissions inventory and performance as well as our water use data through CDP’s Climate Change and Water Security disclosures, respectively.

ESG Governance

Board

The Nomination and Governance committee of the Board has oversight of Sustainability and climate-related strategies and goals disclosure and reporting. Fortive’s Senior Vice President (SVP) and General Counsel provides periodic updates (at least annually) to the Board’s Nominating and Governance Committee as well as the full Board of Directors on Fortive’s Sustainability strategy and reporting and disclosure plans and final reports.

SVP, General Counsel

Fortive’s Sustainability strategy is overseen by our Senior Vice President and General Counsel, Peter Underwood. Mr. Underwood reports directly to the CEO, and his responsibilities include oversight of the EHS function, Enterprise Risk Management program and Sustainability. In addition to reporting to the Board, Mr. Underwood provides regular updates to the Fortive senior leadership team, segment CEOs and OpCo leaders on Sustainability-related initiatives and performance.

Fortive Sustainability Team

The team works cross-functionally to guide implementation of the Sustainability strategy with other functions and the OpCos. The team is responsible for development and implementation of the company’s Sustainability strategy, with primacy for the Protect the Planet and Invest in Our Communities pillars. The team reports to Mr. Underwood, and on a quarterly basis, briefs the senior leadership team on Sustainability targets and performance.

Fortive Corporation 2024 Proxy Statement	37

Human Capital Management

Fortive is a global team, over 18,000 strong, energized by a powerful purpose. Our people strategy centers on empowering inclusive teams working together to solve problems no one could solve alone. We intentionally seek out different skills, backgrounds, and voices to deliver results for our customers and fulfill our employee promise – For you. For us. For growth. Our people strategy is defined by our inclusive growth culture and is advanced through FBS and our career development and rewards systems. We continually measure, review, and refine our strategy through measured employee experience processes. These key elements enable us to accelerate progress for our customers, our teams, and the world.

Inclusive Growth Culture

We are more together. Our culture sets the tone for Fortive’s people strategy and drives Fortive’s success. Along with FBS, Inclusion, Diversity, and Equity (“IDE”) are core enablers of our strategy and culture.

We know that an inclusive, diverse, and equitable workforce creates extraordinary long-term value for our people and shareholders. We are focused on recruiting from a wide variety of diverse candidate sources, cultivating an inclusive environment where everyone can succeed, providing training on inclusion and unconscious bias, and monitoring policies and practices to ensure that no group is inadvertently disadvantaged. Another part of Fortive’s commitment to IDE is our adherence to EEO (equal employment opportunity) principles. All people are evaluated through a neutral merit-based process. We do not consider race, ethnicity, gender, or any other protected trait in our hiring, promotional, or other processes. To drive FBS, continuous improvement, and IDE accountability at all levels, our VP, Inclusion, Diversity, and Equity works closely with our senior management, IDE Council, and IDE practitioners across our businesses. Our Board of Directors, along with the Compensation Committee, oversee our IDE efforts as part of our people strategy and measurement actions.

We are committed to continued transparency by publicly sharing our workforce representation and inclusion results through our Proxy, EEO-1 report, website, and annual Sustainability Report.

In 2024, we made the following progress towards these goals:

Gender & BIPOC Representation1

(1)	Based on internal data as of the end of the respective calendar year.

Business, Career Development, and Reward Systems

Our culture of continuous improvement inspires us to keep experimenting, growing, and learning. Our robust career development and reward systems advance our people strategy by attracting, growing, and retaining the exceptional

38	Fortive Corporation 2024 Proxy Statement

people we need now and in the future. These business and career development systems strengthen our ability to deliver our employee value proposition, build our employer brand, drive professional growth for our people and results for our customers.

Our Performance and Development processes drive results and career growth for our global teams. Performance for Growth rigorously deploys our strategies into cascaded goals throughout the organization, while Development for Growth translates our beliefs and values into desired leader competencies, at all levels of the organization. Together, these processes provide a roadmap for the way we work, deliver results, and build high-performing teams.

Additionally, we design our Total Rewards programs to attract and retain talented, curious people with a growth mindset and a passion for innovation, collaboration, and continuous improvement. We offer leading programs that inspire and reward superior performance, are equitable, and foster an inclusive, diverse, and healthy global workforce.

We also invest in our people at every level through our growth and development experiences. These experiences range from leadership learning and FBS immersion to hands-on skill building in each of our three FBS pillars – growth, lean, and leadership. Collectively, these experiences build skills, strengthen performance, and prepare our people for challenging opportunities.

With our strong and evolving portfolio, our people have the opportunity to accelerate their career across multiple industries, meaningfully contributing to customer success and impact in the world.

The following is a summary of some of our key employee growth and development experiences:

EXPERIENCE	DESCRIPTION

Fortive Leadership Summit	Development experience tailored toward senior vice presidents and presidents to accelerate growth, drive unrivaled performance with FBS, and advance our inclusive culture.

People Leader Experience

Deep, experiential learning for both new and experienced leaders, harnessing the best of interactive learning, and providing critical tools as our employees take on greater people leadership responsibilities.

Accelerated Leadership Experience

Designed for high performing employees preparing to lead Fortive businesses or functions. We use immersive and experiential learning, where leaders develop personal skills and insight to fulfill their potential.

FBS Office and University

The FBS Office is dedicated to strategically embedding the mindset and toolset in everything we do. FBS University, our proprietary virtual and hands-on learning environment, develops and reinforces learning for hundreds of FBS Champions across our company each year to deliver value for our customers and shareholders.

FBS Ignite

Supported with intensive development in the FBS toolset, active mentoring from the FBS Office, and executive career coaching, participants advance and share their expertise across different businesses. In 2023, we expanded FBS Ignite to include our senior operating company leaders, further enabling them to lead with FBS to drive impact.

Growth Accelerator

A key development experience that enables our team to solve challenges in new, inspiring ways through three key innovation tools: Deep Customer Insight, Solution Generation, and Experimentation – each designed to enable our employees to develop critical, breakthrough solutions for customers.

Employee Experience and Communication

Our promise to our people is – For you. For us. For growth. To achieve this promise, our leaders at all levels of the organization actively seek feedback to strengthen our culture.

Our approach continues to mature through quarterly touchpoints and leader accountability. In our last comprehensive census survey in 2022, over 80% of our global team responded, delivering steady gains in both overall engagement and in inclusion and belonging that resulted in historically high ratings of 78% and 82%, respectively. Our results continue to inform both management and our Board of Directors on appropriate actions to enhance our employee experience.

Fortive Corporation 2024 Proxy Statement	39

Certain Relationships and Related Transactions

Policy

Under our Related Person Transactions Policy adopted by the Board, the Nominating and Governance Committee of the Board is required to review and, if appropriate, approve all related person transactions prior to consummation. If management becomes aware of a related person transaction that has not been previously approved or ratified, the transaction is submitted to the Nominating and Governance Committee at its next meeting. The Nominating and Governance Committee is required to review and consider all relevant information available to it about each related person transaction, and a transaction is considered approved or ratified under the policy if the Nominating and Governance Committee authorizes it according to the terms of the policy after full disclosure of the related person’s interests in the transaction. Related person transactions of an ongoing nature are reviewed annually by the Nominating and Governance Committee. The definition of “related person transactions” for purposes of the policy covers the transactions that are required to be disclosed under Item 404(a) of Regulation S-K.

Relationships and Transactions

Mr. Rejji P. Hayes, who is a director on our Board, is an Executive Vice President and Chief Financial Officer of CMS Energy Corporation, a publicly-traded power and energy company. Certain of our subsidiaries sell products to CMS Energy from time to time in the ordinary course of business and on an arm’s-length basis. In 2023, our subsidiaries sold approximately $300,000 of products to CMS Energy. Our subsidiaries intend to sell products to and purchase products and services from CMS Energy in the future in the ordinary course of their businesses and on an arms’-length basis.

Mr. Wright Lassiter III, who is a director on our Board, is the CEO of CommonSpirit Health, a private, not-for-profit health system. Certain of our subsidiaries sell products to CommonSpirit from time to time in the ordinary course of business and on an arm’s-length basis. In 2023, our subsidiaries sold approximately $6 million of products to CommonSpirit. Our subsidiaries intend to sell products to CommonSpirit in the future in the ordinary course of their businesses and on an arms’-length basis.

Our transactions with CMS and CommonSpirit represented less than 0.2% of Fortive’s, CMS’s, and CommonSpirit’s, respective revenues in 2023.

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Director Compensation

Director Compensation Policy

The Compensation Committee reviews our non-employee director compensation policy annually and proposes changes to the Board, as appropriate. In reviewing the non-employee director compensation policy in 2023, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our non-employee director compensation policy based on benchmark information from peer companies and relevant compensation surveys. Based on its review, the Compensation Committee proposed the following non-employee director compensation policy, which recommendation the Board adopted.

Each of our non-management directors receives the following compensation:

•	An annual retainer of $105,000, payable in cash or in RSUs pursuant to an election made the prior year under the Non-Employee Director’s Deferred Compensation Plan described below (the “Election”).

•

An annual equity award with a target award value of $200,000, with 75% allocated to RSUs and 25% allocated to options. The options will be fully vested as of the grant date. The RSUs will vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date.

•

Reimbursement for out-of-pocket expenses, including travel expenses, related to the director’s service on the Board, including up to $10,000 per year for out-of-pocket expenses incurred in connection with continuing director education under our director education policy.

In addition, the Board chair receives an annual retainer of $92,500, payable in cash or in RSUs pursuant to the Election, and an annual equity award with a target value of $92,500 (with 75% allocated to RSUs and 25% allocated to options ), the chair of the Audit Committee receives an annual retainer of $25,000, each of the non-chair members of the Audit Committee receives an annual retainer of $15,000, the chair of the Compensation Committee receives an annual retainer of $20,000, each of the non-chair members of the Compensation Committee receives an annual retainer of $10,000, the chair of the Nominating and Governance Committee receives an annual cash retainer of $20,000, each of the non-chair members of the Nominating and Governance Committee receives an annual retainer of $10,000, the chair of the Finance Committee receives an annual retainer of $10,000, and each of the non-chair members of the Finance Committee receives an annual retainer of $10,000, in each case, payable pursuant to the Election.

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each director may make an election during the prior year to receive the director’s annual retainer, including the base annual retainer payable to all directors, additional annual retainer payable to the Board chair, and the additional annual retainer payable to the committee chairs and members, in:

•	cash payable in four equal installments following each quarter of service;

•	RSUs with a target value equal to the annual retainer and granted concurrently with the annual equity award that will:

•	vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of our shareholders following the grant date;

•

not be settled in shares until the earlier of the director’s death or, based on the election made by the director, the first day of the seventh month, first year, third year, or fifth year following the director’s retirement from the Board; or

•	a combination of cash and RSUs as allocated in increments of 1% of the total annual retainer.

Stock Ownership Policy

Our Board has also adopted stock ownership requirements for non-management directors. Under the requirements, each non-management director (within five years of his or her initial election or appointment) is required to beneficially own shares of our common stock with a market value of at least five times his or her annual retainer. Once a director has acquired a number of shares that satisfies such ownership multiple, such number of shares then becomes such

Fortive Corporation 2024 Proxy Statement	41

director’s minimum ownership requirement (even if his or her retainer increases or the fair market value of such shares subsequently declines). Under the policy, beneficial ownership includes time-based RSUs held by the director and shares in which the director or his or her spouse or child has a direct or indirect interest, but does not include shares subject to unexercised stock options. In addition, our Board has adopted a policy that prohibits any director or executive officer from pledging as security under any obligation any shares of our common stock that he or she directly or indirectly owns and controls. We have also adopted a policy that prohibits our directors and employees from engaging in any transactions involving a derivative of our securities, including hedging transactions.

Director Compensation Table

The table below summarizes the compensation paid to the non-management directors for the year ended December 31, 2023. Mr. Lico is a member of the Board but does not receive any additional compensation for services provided as a director and, therefore, is not included in the table below.

NAME	FEES EARNED OR PAID IN CASH	STOCK AWARDS (1)(2)(4)	OPTION AWARDS (1)(2)	TOTAL

Eric Branderiz(3)(4)	—	$399,334	$111,587	$510,921	(4)

Daniel L. Comas	$125,000	$153,338	$59,275	$337,613

Sharmistha Dubey(3)	—	$281,232	$59,275	$340,507

Rejji P. Hayes(3)	—	$286,254	$59,275	$345,529

Wright Lassiter III(3)	—	$270,853	$59,275	$330,128

Kate D. Mitchell(3)	$37,500	$230,008	$59,275	$326,783

Jeannine Sargent	$140,000	$153,338	$59,275	$352,613

Alan G. Spoon(3)	$108,750	$335,135	$86,731	$530,616

(1)

The amounts reflected in these columns represent the aggregate grant date fair value of the applicable award computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). With respect to stock awards, the grant date fair value under ASC 718 is calculated based on the number of shares of our common stock underlying the award, multiplied by the closing price of a share of our common stock on the date of grant. With respect to stock options, the grant date fair value under ASC 718 is calculated using the Black-Scholes option pricing model, based on (i) for the grants made in June 2023, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 5.44%; a stock price volatility rate of 27.01%; and a dividend yield of 0.44% per share; and (ii) for the prorated grant made in January 2023 to Mr. Branderiz, the following assumptions (and assuming no forfeitures): an 8 year option life, a risk-free interest rate of 4.72%; a stock price volatility rate of 27.43%; and a dividend yield of 0.42% per share.

(2)

The table below sets forth as to each non-management director the aggregate number of unvested RSUs and aggregate number of stock options outstanding as of December 31, 2023. All of the stock options set forth in the table below are fully vested. The RSUs set forth in the table below vest in accordance with the terms described above.

NAME	AGGREGATE NUMBER OF FORTIVE STOCK OPTIONS HELD AS OF DECEMBER 31, 2023	AGGREGATE NUMBER OF UNVESTED FORTIVE RSUs HELD AS OF DECEMBER 31, 2023

Eric Branderiz	4,390	4,275

Daniel L. Comas	7,840	2,290

Sharmistha Dubey	15,220	4,200

Rejji P. Hayes	4,210	4,275

Wright Lassiter III	8,740	4,045

Kate D. Mitchell	34,691	3,435

Jeannine Sargent	11,739	2,290

Alan G. Spoon	53,424	5,005

(3)

Pursuant to the Non-Employee Director’s Deferred Compensation Plan, each of the directors was entitled to defer up to 100% of the annual retainer into RSUs with a target value equal to the amount of the annual retainer deferred. For compensation payable in 2023, each of Ms. Dubey and Messrs. Branderiz, Hayes and Lassiter elected to defer 100%, and each of Ms. Mitchell and Mr. Spoon elected to defer 50%, of the annual retainer into RSUs with target value equal to the amount deferred and vesting on the anniversary of the grant date. Since RSUs granted in 2023 for the annual retainer deferred are accounted for under FASB ASC Topic 718, they are reported under the “Stock Awards” column in the table above.

(4)

Mr. Branderiz joined the Board in January 2023. As a result of the timing of his appointment to the Board, Mr. Branderiz received his prorated award in January 2023 for his service from January 2023 through June 2023 in addition to his regular annual award in June 2023 for his service from July 2023 through June 2024.

42	Fortive Corporation 2024 Proxy Statement

PROPOSAL 2: Advisory Vote on Executive Compensation

In accordance with Section 14A of the Exchange Act, we are asking our shareholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement (the “say-on-pay vote”).

As discussed in detail under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain talented, high-performing leaders by delivering a total pay opportunity that is competitive in the market; place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers and our shareholders; incentivize performance that leads to achievement of our business objectives in both the short-term and long-term; and reward both short-term and long-term performance aligned with our culture of high expectations.

Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and with compensation that is balanced to mitigate risks appropriately.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. Accordingly, we are asking our shareholders to vote on an advisory basis “FOR” the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s named executive officers, as described in this Proxy Statement. The vote is advisory and is not binding on the Company, the Board, or the Compensation Committee and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, the Board, or the Compensation Committee. However, the Board and Compensation Committee value the opinions expressed by shareholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.

The Board of Directors recommends that shareholders vote “FOR” the resolution set forth in Proposal 2.

Fortive Corporation 2024 Proxy Statement	43

Compensation Discussion and Analysis

44	Fortive Corporation 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation program for our Named Executive Officers (“NEOs”) and the Compensation Committee’s process and rationale for making pay decisions for 2023.

Executive Summary

The Compensation Committee uses a rigorous, ongoing process to align executive pay with long-term value creation for shareholders and all stakeholders. This ensures our compensation programs reflect both our company strategy and executive performance.

Our Continued Focus on Pay-for-Performance:

Over the past five years, Fortive has made significant strides, doubling core growth since 2019, and delivering mid-teens EPS growth and 50% more free cash flow per dollar of revenue.

In 2023, our portfolio outperformed guidance and investor expectations across all key financial metrics, including 5% normalized core revenue growth, 9% software annual recurring revenue growth, adjusted gross margin of 59.5%, adjusted operating profit margin of 25.9%, adjusted earnings per share growth of 9%, and free cash flow of $1.25 billion.

Our focus on the Fortive Business System (“FBS”) resulted in record participation in Kaizen events, leading to significant improvements in productivity, price realization, New Product Introductions (“NPI”), and lead-time conversion in every segment.

Our free cash flow generation funded accretive capital deployment, including bolt-on acquisitions and a 14% increase in our dividend. We also bought back shares to enhance shareholder returns.

Our strong financial performance, including the sustainability of core growth and the acceleration in capital returns, was reflected in our 2023 stock price performance, outperforming the S&P 500 on an equal weight basis with ranking at the 57% percentile in the S&P 500.

To ensure pay reflects performance outcomes, we align our executives’ financial and strategic goals to these expectations. For instance, 92% of the CEO’s 2023 total target annual compensation is performance-based and 77% is granted in equity. On average, 88% of the other NEOs’ 2023 total target annual compensation is performance-based and 71% is granted in equity.

We regularly communicate and listen to our shareholders. In response to a lower level of support for the last year’s say-on-pay vote, we undertook an extensive shareholder engagement effort in 2023. We identify in this CD&A the major themes we heard from our shareholders as well as our responsive actions.

Over the last 3 years, Fortive has progressively improved its relative TSR ranking in the S&P 500, and in the first 2 months of 2024, Fortive is currently at the 94th percentile (see “Fortive’s Annual TSR Ranking Compared to the S&P 500” below).

In summary, our programs are designed to ensure the actual pay realized by our executives reflects the shareholder experience. We have taken further actions to strengthen and improve our executive compensation programs to ensure strong alignment with our performance, business strategy and shareholders.

*

Core Revenue Growth (“Core Growth”), Adjusted Operating Profit, Adjusted Earnings Per Share (“Adjusted EPS”), and Free Cash Flow are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

+4% Total Revenue Growth

+5% Core Growth

+16% EPS

+9% Adj. EPS

+15% Operating Profit

+11% Adj. Operating Profit

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Fortive Annual TSR Rank Compared to S&P 500

Key Governance Highlights in 2023:

In 2023 we continue to demonstrate our commitment to the continuous evolution of our program to align the interests of our shareholders and executives.

HIGHLIGHT

Robust shareholder engagement

•  Engaged top 25 shareholders (owning 70% of outstanding shares) in two separate sessions.

•  Special engagement on executive compensation in Q2 2023.

•  Annual engagement in Q3 2023 covering executive compensation and other topics.

•  Board and senior management actively participated.

Evolved pay-for-performance alignment

•  Strengthened relative performance measure for long-term incentives (starting PSU grants in 2024).

•  Increased emphasis on Company financial performance (80% weighting for annual incentives in 2024, up from 60% in 2023).

Enhanced our disclosure

•  Detailed rationale for financial performance measures in incentive plans.

•  Expanded peer group selection methodology.

•  Transparent alignment of strategic performance goals with incentive awards.

•  Revamped CD&A for better transparency and readability.

Overview of Fortive

2023 Named Executive Officers

James A. Lico President and Chief Executive Officer (“CEO”)	Charles E. McLaughlin Senior Vice President and Chief Financial Officer	Tamara Newcombe President and CEO of Precision Technologies and Advanced Healthcare Solutions	Olumide Soroye President and CEO of Intelligent Operating Solutions	Stacey Walker Senior Vice President and Chief Human Resource Officer

46	Fortive Corporation 2024 Proxy Statement

How We Drive Innovation and Optimize Performance

We built Fortive to drive growth, progress, and value. In 2023, we continued to accelerate this strategy, creating consistent performance and value creation:

Adj. OMX: Adjusted Operating Margin Expansion; NWC: Net Working Capital

ROIC (GAAP Basis) is calculated as GAAP NOPAT divided by GAAP capitalization (Book Equity plus Net debt).

*

Core Revenue Growth (“Core Growth”), Adjusted Operating Profit Margin (“Adjusted Operating Margin”), Adjusted EPS, and Free Cash Flow are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

2023 Say-on-Pay Advisory Vote and Shareholder Engagement

The Compensation Committee has a history of keeping an open dialogue with our investor community. Consistent with this approach, we increased the focus and intensity of our outreach and engagement efforts in 2023.

•	In Q2, we ran a special engagement related to executive compensation in response to proxy advisor concerns; and

•

In Q3, we held our regular annual engagement that covered executive compensation, among other topics, including the results of our advisory shareholder vote on compensation in 2023. In addition, we had an active dialogue about program changes we were considering in 2024.

Fortive Corporation 2024 Proxy Statement	47

Consistent with prior years, these discussions have led to key program improvements, further described below.

Who We Reached Out To and Who Attended

What We Heard and What We Did

During the most recent rounds of discussions, many shareholders reiterated their appreciation for our proactivity, responsiveness, and continued efforts to strengthen our programs. We reviewed current initiatives underway to improve alignment and transparency. A summary of the actions we have taken in 2024 and prior years is described below:

WHAT WE HEARD	WHAT WE DID	WHEN WE DID IT

Enhance transparency of the annual incentive award determined by individual strategic measures, given the weighting.	• Committed to more transparency, and highlighted the competitive reasons for any limited disclosure. • Reduced the weighting of the individual strategic performance goals. See ‘Looking Ahead to 2024’ for details	2024

Align the relative TSR payout structure in the PSUs to the market.	• Aligned the relative TSR payout structure to peer and market practices for our 2024 PSU cycle, creating a stronger pay-for-performance relationship. See ‘Looking Ahead to 2024’ for details	2024

Refine the peer group to ensure it appropriately reflects the business mix and talent markets.	• Enhanced peer group selection methodology and alignment to our business mix and talent markets. • Eliminated two larger peers for comparability. See ‘Looking Ahead to 2024’ for details	2024

Limit maximum cash severance payment without shareholder approval.	• Adopted a cash severance policy that prohibits cash severance payment arrangements with Section 16 officers in excess of 2.99 times the sum of base salary and target bonus.	2023

Subject time-based equity awards, in addition to incentive compensation, to the clawback policy.	• Added the discretionary ability of the Board to clawback compensation, including time-based equity awards, upon gross misconduct leading to a financial restatement.	2023

Increase the percentage of long-term incentive awards dependent on relative total shareholder return and include additional performance measures.	• Increased PSUs from 35% to 50% of the equity mix. • Added absolute three-year average core revenue growth as a performance measure. • Set PSUs weightings to 60% relative TSR performance and 40% three-year average core revenue growth performance.	2022

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Compensation Best Practices

Our executive compensation program reflects best practices in design and governance:

WHAT WE DO	WHAT WE DON’T DO

✓ Frequent and Robust Shareholder Outreach

✓ Performance Measures Aligned with Business Objectives

✓ Enhanced Compensation Recoupment Policy

✓ Stock Ownership Requirements

✓ Extended Vesting Requirements for Equity Awards

✓ Annual Risk Assessment

✓ Independent Compensation Consultant

✓ Limited Perquisites

✓ ESG Performance Incorporated into the Compensation Program

✓ Rigorous Performance Goal Setting

✓ ESG Performance Incorporated into the Compensation Program

×  No Excise Tax Gross-Ups

×  No “Single-Trigger” Change-in-Control Benefits

×  No Pledging or Hedging

×  No Evergreen Provision in Stock Incentive Plan

×  No Repricing of Stock Options without Shareholder Approval

×  No Liberal Share Recycling under Stock Incentive Plan

×  No Defined Benefit Plans for Executive Officers

×  No Delivery of Dividends or Dividend Equivalents on Unvested Equity Awards

×  No Cash Severance Benefits above 2.99x of the Annual Cash Compensation (base salary plus target bonus) without Shareholder Approval

Looking Ahead to 2024

In 2024, the Compensation Committee has approved the following changes to our executive officer compensation program:

2024 Compensation Peer Group

•  Following a comprehensive independent review of the appropriateness of our Compensation Peer Group:

•  Eliminated 3M and Danaher from the current peer group, two of our largest peers by market capitalization and revenue.

•  Ensured the industry mix reflected our portfolio complexity.

2024 COMPENSATION PEER GROUP INDUSTRY MIX

2024 Annual Incentive Compensation

•  Increased the weighting of the corporate financial factor to 80%, with a corresponding decrease to shared or individual strategic performance goals.

•  Addressed shareholder concerns on the limited transparency of incentive compensation, given the commercially sensitive nature of some strategic goals.

Fortive Corporation 2024 Proxy Statement	49

2024 Performance Stock Units (PSUs)

•  Adjusted the relative TSR payout structure:

•  Lowered potential award payout at threshold from 50% to 25% of target to align to market practices.

•  Eliminated the ability to earn a payout of 25% of target PSUs if absolute TSR performance is positive, but relative performance is below threshold.

•  Adjusted the relative TSR threshold performance level from the 35th percentile to the 25th percentile.

Continued Rigorous Financial Goal Setting

•  Performance measures are carefully selected to support long-term value creation for our shareholders.

•  The financial goals we set for incentive purposes are grounded in the financial guidance we share with shareholders:

•  setting targets that are at or above the midpoint of the corresponding guidance, and

•  establishing thresholds within a narrow range of the target.

50	Fortive Corporation 2024 Proxy Statement

What Guides Our Program

Our Compensation Philosophy

Our compensation philosophy is aligned with building long-term value for our shareholders and other stakeholders, with our executive compensation program designed to:

PRINCIPLE	DESCRIPTION	HOW WE ACCOMPLISH

Attract, Recruit & Retain	Recruit, retain, and motivate talented, high-performing leaders by delivering a total pay opportunity that is competitive in the market.	• Design our executives’ pay packages considering our Compensation Peer Group pay practices, performance, succession planning, complexity, and relative importance of role.

Align with Shareholders	Place a strong emphasis on long-term, equity-based compensation to align interests of our executive officers and our shareholders.

•  Deliver 73% and 70% of total direct compensation to the CEO and average other NEOs, respectively, in the form of variable incentives tied to the achievement of our strategic priorities, annual financial and strategic goals, and delivery of long-term value to our shareholders.

Align with Business Strategy	Incentivize performance that leads to achievement of our business objectives in both the short-term and long-term.

•  Set substantive performance goals reflecting our strategy at the beginning of performance cycles and hold executives accountable for achieving those targets.

•  Consider individual performance in achievement against strategic goals.

Reward Performance	Reward both short-term and long-term performance aligned with our culture of high expectations.

•  92% of CEO target total direct compensation is performance-based; 77% of target compensation is based on long-term performance and 15% on short-term performance.

•  88% of average other NEOs target total direct compensation is performance-based; 71% of target compensation is based on long-term and 17% on short-term performance.

How We Make Compensation Decisions

The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works very closely with the full Board, management and our independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Specific responsibilities are summarized in the table below:

Compensation Committee

•  Determines our compensation philosophy and design as well as specific programs and policies for our executive officers; and

•  Approves the annual compensation targets and awards for our executive officers.

Board of Directors and Management

•  The Compensation Committee consults with the Board, the CEO, the Chief Human Resource Officer, and other members of management as they establish the compensation program and policies, and evaluate performance.

Independent Compensation Consultant

•  Provides counsel and guidance to the Compensation Committee concerning our compensation design, program effectiveness, and annual compensation; and

•  Reports directly to the Compensation Committee.

The Committee engaged Pearl Meyer in 2023 as its independent compensation consultant to provide counsel and guidance to the Compensation Committee in the design of our 2023 and 2024 executive compensation programs. The Compensation Committee reviewed Pearl Meyers’ independence in accordance with the NYSE Listing Standards and applicable SEC regulations and concluded that the firm’s work did not raise any conflict of interest.

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The Compensation Committee’s authority and responsibilities are specified in the Compensation Committee’s charter, which is accessible on our website, www.fortive.com, by selecting ‘‘Investors,’’ then ‘‘Governance, and then “Governance Documents.’’ Web addresses to the Fortive website (www.fortive.com) are provided throughout this document for convenience only. Please note that information on or accessible through the Fortive website is not part of, or incorporated by reference into, this proxy statement.”

Compensation Elements and Objectives

While fixed compensation is important to provide a stable source of income, the Compensation Committee believes executive compensation should primarily be performance-based, emphasizing long-term incentive compensation in the form of equity awards aligned with our shareholders’ interests. The following table sets forth the three primary elements of our compensation program:

ELEMENT	FORM	COMPENSATION PERIOD	PERFORMANCE MEASURES	PRIMARY OBJECTIVES
Base Salary	Cash	1-year Paid regularly	N/A	• Attract and retain executive talent. • Recognize day-to-day role and scope of responsibility and impact. • Provide stable source of income.

Annual Incentive Compensation	Cash	1-year Annual performance, paid once	• Adj. EPS • Free Cash Flow • Core Revenue Growth • Strategic Objectives	• Align compensation with business strategy. • Reward annual performance on key strategic, financial, and operational measures. • Motivate and reward high performance.

Long-Term Incentive	PSUs	4-years 3-year performance, with an additional 1-year holding period	• Relative TSR vs. S&P 500 • Core Revenue Growth

•  Align the interests of our executives with the delivery of long-term value to shareholders.

•  Retain executive talent through an extended vesting period.

•  Incentivize strong relative TSR and absolute core revenue growth.

	RSUs	4-years 50% vesting in years 3 and 4	• Adj. EBITDA for incremental RSUs
	Stock Options	4-years 50% vesting in years 3 and 4	• Stock Price

52	Fortive Corporation 2024 Proxy Statement

2023 Compensation Mix (At Target)¹

Our executive compensation program emphasizes performance-based compensation that aligns with long-term value creation for our shareholders. We design our program to be heavily weighted toward performance-based compensation. As shown below, the majority of our 2023 executive compensation was performance-based.

(1)	Compensation reflects target grant values and may differ from values disclosed in the Summary Compensation Table. Percentages are rounded to the nearest whole number.

How We Stay Competitive

The Compensation Committee believes it is essential to understand the relevant market for executive talent to inform our decision-making and ensure our executive compensation program supports our recruitment and retention needs. In designing the 2023 executive compensation program, the Compensation Committee worked with Pearl Meyer to assess the competitiveness of our executive compensation practices using the peer group of companies listed below. In assessing the composition of the peer group, the Compensation Committee considered:

•	Companies in relevant industries (e.g., electrical/electronic equipment, healthcare equipment & supplies, industrial conglomerates, life science, machinery, software, etc.),

•	Companies with similar revenue and market capitalization, an enterprise value/revenue ratio of at least 2x, and strong operating margin and long-term TSR results, and

•	Companies with whom we compete for talent.

The Compensation Committee reviewed pay information from publicly filed proxy statements and available compensation survey data for the following group of 17 peer companies:

INDUSTRY	COMPANY

Electrical Equipment/Machinery	• Ametek Inc • IDEX Corporation	• Illinois Tool Works Inc. • Rockwell Automation Inc.

Health/Life Sciences	• Danaher Corp.* • Mettler-Toledo International Inc.	• STERIS plc • Stryker Corporation

Multi-Industry	• 3M Company* • Ecolab, Inc. • Honeywell International Inc.	• Roper Technologies, Inc • Trimble Inc. • Zebra Technologies Corporation

Software Cos.	• Autodesk, Inc. • ServiceNow, Inc.	• Synopsis Inc.

*	Removed for 2024, as described below.

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The Compensation Committee avoids relying solely on peer group data or compensation surveys when determining executive officer compensation. Additionally, rather than strictly benchmarking against a specific market positioning, we consider our diverse business mix, individual performance, succession planning, and complexity of role to establish meaningful compensation.

Looking Ahead to 2024

In the third quarter of 2023, based on shareholder feedback and following our annual process to ensure the composition of the peer group supports our objectives, the Compensation Committee worked with Pearl Meyer to identify changes to the peer group. Specifically, the Compensation Committee removed two of our larger peers, Danaher and 3M. We believe the resulting group of 15 peers better aligns with our current portfolio mix, size (based on revenues and market capitalization) and talent market.

54	Fortive Corporation 2024 Proxy Statement

How We Measure Performance

Our executive compensation program’s performance measures and goals are based on the factors we believe are most relevant to our shareholders and consistent with the expectations we communicate. Performance goals are based on the financial guidance provided to our shareholders, with targets established at or above midpoint of the corresponding guidance, and the thresholds set within a narrow range of the target. Given most of our executive compensation consists of equity awards, if we were to set financial guidance below shareholder expectations, it could negatively impact the market value of our common stock, affecting both shareholders and executives. Therefore, establishing performance targets at or above midpoint of our financial guidance to the investment community ensures that our compensation performance goals are aligned with measures that drive market value.

Performance goals are based on the financial guidance provided to our shareholders, with targets established at or above midpoint of the corresponding guidance.

The relative TSR target is set at the 55th percentile relative to the S&P 500 index so that a target payout is dependent on outperforming the market index.

A Closer Look at Our Financial Performance Measures

The Compensation Committee discusses performance measure selection regularly. Based on those discussions, we have selected a carefully balanced mix of quantifiable absolute and relative financial measures across our incentive plans to support our business strategy and alignment with shareholder, as follows:

MEASURE(1)	ANNUAL INCENTIVES	LONG-TERM INCENTIVES	RATIONALE

Adjusted EPS

Adjusted EPS reflects our ability to generate profits for our shareholders, financial health and efficient management. By excluding non-recurring expenses or gains, Adjusted EPS aims to highlight a more accurate representation of our operational performance and earnings potential.

We set our 2023 financial target for Adjusted EPS at the midpoint of the initial guidance provided to shareholders.

Free Cash Flow (“FCF”)

By tying annual incentives to FCF, executives are motivated to make decisions that prioritize long-term, sustainable financial health by rewarding activities that contribute to long-term cash generation.

We set our 2023 financial target for FCF at the initial guidance provided to shareholders.

Relative TSR

Relative TSR provides a clear benchmark for evaluating our performance against the broader market, motivating management to achieve superior performance compared to peers. This fosters competitiveness and innovation to support the creation of long-term shareholder value.

The target is set at the 55th percentile relative to the S&P 500 index linking program payout to our TSR outperforming within the S&P 500 index.

Adjusted EBITDA Margin(2)

EBITDA provides a clear view of our operational performance and by excluding non-operating or non-recurring expenses, it reflects the core profitability of our business. Using Adjusted EBITDA in our long-term incentive plan encourages a focus on sustainable financial performance over the long term.

We set our 2023 financial target for Adjusted EBITDA Margin at the high-end of guidance provided to shareholders.

Core Revenue Growth

Core revenue growth rate is the rate of revenue growth from our existing businesses on a year-over-year basis and is an important measure of the performance of our existing businesses and is a key measure of the effectiveness and execution of our long-term organic growth strategies, including new product introductions, marketing and sales effectiveness, and customer growth.

We set our financial target for Core Revenue Growth at the high-end of guidance provided to shareholders.

Fortive Corporation 2024 Proxy Statement	55

MEASURE(1)	ANNUAL INCENTIVES	LONG-TERM INCENTIVES	RATIONALE

Why Is Core Revenue Growth also included in the Long-Term Incentive Program?

•  We believe that prioritizing Core Revenue Growth rate in both our short-term and long-term incentive programs provides the best opportunity to align our incentives with long-term value creation for our stakeholders.

Why do we not set a three-year Core Revenue Growth target at the time we award PSUs?

•  We set annual Core Revenue Growth goals for long-term incentives instead of three-year goals since we do not offer guidance for Core Revenue Growth beyond the annual period. Disclosing a three-year target for compensation could potentially mislead our investors. Additionally, predicting the contribution from acquisitions (after one year) is uncertain.

Why Was the Core Revenue Growth target in 2023 lower than the 2022 target and results?

•  The chart below illustrates the fluctuation in our Core Revenue Growth rate, emphasizing the importance of setting annual financial targets based on prevailing market and economic conditions. Our target-setting methodology aligns Core Revenue Growth at or above the guidance shared with shareholders at the start of each year. This ensures that we reward outperformance relative to these expectations. While many companies use absolute revenue as a compensation metric, we use revenue growth rate to demonstrate improvement in revenue year over year, with any positive growth rate resulting in year over year increase in absolute revenue. Because we use a growth rate, we believe using a “prior year plus” target-setting approach is not sustainable over time, or suitable for incentive plan purposes. Our approach has consistently led to increased revenues year after year. See graph below:

(1)

Adjusted EPS, Free Cash Flow, Adjusted EBITDA, and Core Revenue Growth are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

(2)	“Adjusted EBITDA Margin” means the ratio of Adjusted EBITDA to Net Revenue.

56	Fortive Corporation 2024 Proxy Statement

2023 Executive Compensation in Detail

Base Salaries

In 2023, a company-wide merit adjustment budget was approved, including for our NEOs, who participated on the same terms as other eligible employees. Our NEOs received base salary adjustments of between 0% and 5%, exclusive of promotions.

In making base salary decisions, the Compensation Committee considers the CEO’s recommendations (other than concerning his own base salary) and each NEO’s position and level of responsibility within the Company. The Committee also considers factors such as competitive market data as well as individual performance, experience, internal equity, and succession. Based on these considerations:

•	Messrs. Lico and Soroye’s base salaries were maintained at the same level as in the prior year given strong alignment to market benchmarks.

•	Mr. McLaughlin and Ms. Walker received merit adjustments between 4% and 5% based on strong personal performance.

•

Ms. Newcombe’s base salary was increased by 26% in recognition of her increased scope and additional responsibilities related to her promotion to President & CEO of Precision Technologies and Advanced Healthcare Solutions in 2023.

EXECUTIVE OFFICER	2022 BASE SALARY	2023 BASE SALARY(1)	PERCENTAGE INCREASE

James A. Lico	$1,250,000	$1,250,000	0.0%

Charles E. McLaughlin	$725,000	$760,000	4.8%

Tamara Newcombe	$575,000	$725,000	26.0%

Olumide Soroye	$750,000	$750,000	0.0%

Stacey Walker	$600,000	$625,000	4.2%

(1)

Annual changes to base salaries, if any, are generally effective in April of each year. Ms. Newcombe’s base salary was approved to recognize her promotion in 2023. The actual amounts paid to our NEOs as salary in 2023 are set forth in the 2023 Summary Compensation Table later in this proxy statement.

Annual Incentive Compensation

Design At-A-Glance

For 2023, each NEO was eligible for an incentive award equal to his or her base salary multiplied by his or her target award opportunity, multiplied by the Composite Performance Factor (which is the sum of the Company Performance Factor (weighted 60%) and the individual Strategic Performance Factor (weighted 40%)).

THE 2023 ANNUAL INCENTIVE COMPENSATION FORMULA

Base Salary ($)	×	Target Award Opportunity (%)	×	Composite Performance Factor			=	Actual Incentive Payout
				Fortive Company Performance (60%)	+	Strategic Performance (40%)

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The graphic below describes the 2023 Annual Incentive Compensation components:

Fortive Company Performance Factor

The Company Performance Factor portion applied to each NEOs’ 2023 Annual Incentive Compensation was designed to align with the execution of our business strategy. The core metrics underlying the Fortive Formula, including earnings per share, free cash flow, and core revenue growth, are embedded the Company Performance Factor.

58	Fortive Corporation 2024 Proxy Statement

Strategic Performance Factor

The Strategic Performance Factor portion applied to each NEOs’ 2023 Annual Incentive Compensation was determined based on the evaluation of their contributions to predefined financial, operational, strategic, and ESG measures across four performance categories that align with our corporate values. The performance categories and weightings varied based on the NEOs responsibilities and the function or group he or she leads, and included:

Looking ahead to 2024: In response to shareholder feedback, the Compensation Committee has approved an increase in the weighting of the Company Performance Factor to 80% (from 60%), with a corresponding decrease to the weighting of the Strategic Performance Factor to 20% (from 40%).

Target Award Opportunity

Target award opportunities are expressed as a percentage of base salary. The Compensation Committee also considers market data in setting target award amounts. The Compensation Committee increased Mr. McLaughlin’s target award opportunity to better align with the market for his role. Ms. Newcombe’s target award opportunity was increased to recognize her increased scope and additional responsibilities related to her promotion to President and CEO of Precision Technologies and Advanced Healthcare Solutions in 2023. All other NEO target award opportunities remained unchanged from 2022. Target award opportunities for 2023 were as follows:

EXECUTIVE OFFICER	2023 TARGET AWARD OPPORTUNITY (%)	2023 TARGET AWARD OPPORTUNITY ($)	2022 TARGET AWARD OPPORTUNITY (%)	2022 TARGET AWARD OPPORTUNITY ($)	YEAR OVER YEAR INCREASE IN PERCENTAGE (%)

James A. Lico	190%	$2,375,000	190%	$2,375,000	0%

Charles E. McLaughlin	130%	$988,000	125%	$906,250	9%

Tamara Newcombe*	150%	$1,087,500	65%	$373,750	191%

Olumide Soroye	150%	$1,125,000	150%	$1,125,000	0%

Stacey Walker	85%	$531,250	85%	$510,000	4%

*	Ms. Newcombe’s target award opportunity was increased to recognize her increased scope and additional responsibilities related to her promotion.

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2023 Company Performance Factor Determination

For 2023, the Compensation Committee established Adjusted EPS, Free Cash Flow, and Core Revenue Growth as the performance measures for the Company Performance Factor. For each measure, the Compensation Committee established threshold, target, and maximum levels of performance. The chart below shows the 2023 goals and weightings for each measure, as well as actual results. The payout percentages for performance between threshold and target, or between target and maximum, respectively, were determined by linear interpolation.

			2023 PERFORMANCE MEASURES & RESULTS
PAYOUT LEVEL	% OF TARGET	ACTUAL	ADJUSTED EPS	FCF CONVERSION RATIO		CORE REVENUE GROWTH

Maximum	200%		$3.66		115%	7.0%

Target	100%		$3.33		105%	5.0%

Threshold	50%	(0% for Core Revenue Growth)	$3.00		90%	3.5%

		Actual Results	$3.43		102%	4.8%

		Payout % (Before Weighting)	130.3%		90.0%	86.7%

		Weighting of Measure	60%		20%	20%

		Weighted Payout	78.2%		18.0%	17.3%

Final Company Performance Factor				113.5%

*

Adjusted EPS, Free Cash Flow (“FCF”), and Core Revenue Growth are non-GAAP financial measures. For the definition of these non-GAAP financial measures and the reconciliation of such measures to the corresponding GAAP measures, please refer to “Non-GAAP Financial Measures” in Appendix B. “Free Cash Flow Conversion Ratio” means the ratio of such Free Cash Flow measure to Adjusted Net Income.

60	Fortive Corporation 2024 Proxy Statement

2023 Strategic Performance Factor Determination

The Compensation Committee, in consultation with the Board, established performance goals for each NEO to align with the Company’s overall strategic initiatives at the beginning of 2023. The Compensation Committee considers the individual’s impact and results against performance goals, while also considering the individual’s overall performance, the contribution of such individual to the Company’s results and the individual’s demonstrated leadership behavior in alignment with the Company’s core values. Following such assessment, the Compensation Committee assigns each NEO a rating between 0% and 200%. The following tables summarize the individual strategic performance assessment for 2023:

JAMES A. LICO

FORTIVE VALUE	WGT.	GOAL	2023 PERFORMANCE	WGTD. PAYOUT

Extraordinary Teams	20%	Succession Planning: Continue to strengthen leadership funnels, C-suite succession.	Accelerated year-over-year progress in the development and growth of our leadership talent: • All C-suite roles with enhanced succession depth and strength. • 73% of People Leader roles filled internally.	30%
		Talent Retention: Decrease voluntary turnover.	Year-over-year reduction in voluntary turnover: • Voluntary turnover reduced by 430 bps.
		Employee Experience: Improve engagement.

Improvement in employee experience:

•  Engagement index at 78% (at norm benchmark).

•  Inclusion & belonging index 82% (top quartile vs. benchmark).

•  People leader effectiveness 85% (top quartile vs. benchmark).

Customer Success	20%	AI /Automation: Deliver more value to customers by leveraging AI and automation.	• 20%+ year-over-year acceleration in software development time across our OpCos. • Expanded Fort capabilities for software, data and AI, to further support digital transformation and drive innovation.	20%
		Sustainability: Accelerate products that have a positive impact in the world.	60% of our revenues now positively impact climate, health, and safety and align to the UN Sustainable Development Goals.

Kaizen	20%	Kaizen Activity: Increase sponsorship and impact in 2023.	Record participation in Kaizen events, including our largest ever CEO Kaizen week. Results include: • An average 50% lead time conversion improvements year-over-year. • Improving On Time Delivery +160 bps.	30%
		FBS: Successfully deploy Lean Portfolio Management to increase New Product Introductions (“NPI”).	Significant innovation from Lean Product Management (“LPM”): • 33% increase year-over-year in our revenue attainment on new product launches.

Shareholders	40%	Deliver Financials*: Meet or beat guidance provided to shareholders and outperform our peers.	• Outperformed the S&P 500 on an equal weight basis with ranking 57th percentile in the S&P 500. • Core revenue growth was 5%, exceeding our initial outlook of 4%. • Adjusted gross margins expanded by 180bps to 59.5%. • Adjusted operating profit grew 11%, and margins expanded by 160 bps. • Adjusted EPS of $3.43 grew 9%; and we delivered on our FCF forecast of $1.25 billion (32% growth on two-year stack).	40%
		Portfolio Evolution: Strategic investments aligned secular growth trends.	• Signed five acquisitions in 2023 including the EA Elektro-Automatik Group, a $1.72 billion deal.

TOTAL STRATEGIC PERFORMANCE FACTOR				120%

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CHARLES E. MCLAUGHLIN

FORTIVE VALUE	WGT.	GOAL	2023 PERFORMANCE	WGTD. PAYOUT

Extraordinary Teams	20%	Succession Planning: Develop and grow Finance leadership funnels.	Year-over-year progress in the development and growth of the Finance leadership funnel: • Increased quality and quantity within leadership funnels.	20%

Kaizen	20%	FBS: Leverage FBS tools to enhance financial rigor, capability and efficiency across our OpCo Finance teams.	Year-on-year use case improvements leveraging FBS tools. • Transactional process improvements leading to productivity savings. • Achieved a best in class Working Capital as a percent of revenue.	20%

Shareholders	40%	Deliver Financials*: Meet or beat guidance provided to shareholders and outperform our peers.	• Outperformed the S&P 500 on an equal weight basis with ranking 57th percentile in the S&P 500. • Core revenue growth was 5%, exceeding our initial outlook of 4%. • Adjusted gross margins expanded by 180bps to 59.5%. • Adjusted operating profit grew 11%, and margins expanded by 160 bps. • Adjusted EPS of $3.43 grew 9%; and we delivered on our FCF forecast of $1.25 billion (32% growth on two-year stack).	40%
		Portfolio Evolution: Strategic investments aligned secular growth trends.	• Signed five acquisitions in 2023 including the EA Elektro-Automatik Group, a $1.72 billion deal.

Shareholders	20%	Investor Relations: Enhance IR and communications to create better understanding of Fortive and our financial strategy.	Enhanced IR strategy including an updated 5-year plan and commitment that simplified and clarified our strategic message and direction: • Held a successful Investor Day in May 2023. • Two top investors established significant positions in Fortive Stock.	40%

TOTAL STRATEGIC PERFORMANCE FACTOR				120%

62	Fortive Corporation 2024 Proxy Statement

TAMARA NEWCOMBE

FORTIVE VALUES	WGT.	GOAL	2023 PERFORMANCE	WGTD. PAYOUT

Extraordinary Teams	20%	People Strategy: Yield year-on-year improvements in employee experience, turnover, and improving succession with developing leaders.	Achieved year-on-year progress in employee turnover, engagement, and leadership development: • Accelerated the ramp-up of new leaders. • Improved turnover by 300bps year-on-year in AHS Segment. • Improved turnover year-on-year in PT Segment. • Increased leadership funnels, succession and hired key talent into critical roles across the Advance Healthcare Solutions (“AHS”) and Precision Technologies (“PT”) segments.	30%

Customer Success	20%	Innovation: Evolve segment strategies to drive customer-led progress and innovation.	Year-over-year progress against segment market strategies: • Signed the EA Elektro-Automatik Group, a $1.72 billion deal. • LPM ”Dream and Deliver” phases executed for products for PT. • Accelerated execution of prioritized program lists and an innovation flywheel in AHS.	30%

Kaizen	20%	FBS: Enhance FBS culture and capability across the segments through increased Kaizen events, results and sustainment.	Record level of Kaizen activity leading to process and product enhancements: • Significant sustainment achieved from the results of Kaizen events across the OpCos leading to improvement of commercially sensitive KPIs in our businesses. • Held high-impact Presidents Kaizens in each OpCo with significant benefits to FBS culture and business performance. • Increased the number of FBS champions across the segment.	20%

Shareholders	40%	Segment Financials*: Year-over-year improvement of core growth, core operating margin and other financials metrics.	Delivered strong financial results for the PT and AHS segments with improvements in core revenue growth rate, margin expansion, acquisition ROIC and other financial performance measures, including: • Core revenue growth for PT was 5% (high-teens on two-year stack), and 2% for AHS. • Adjusted gross margins expanded by 170 bps to 26.5% for PT, and 10 bps to 22.9% for AHS.	40%

TOTAL STRATEGIC PERFORMANCE FACTOR				120%

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OLUMIDE SOROYE

FORTIVE VALUE	WGT.	GOAL	2023 PERFORMANCE	WGTD. PAYOUT

Extraordinary Teams	20%	People Strategy: Yield year-on-year improvements in employee experience, turnover, and improving succession with developing leaders.	Achieved year-on-year improvement in employee turnover, engagement, and leadership development: • Increasing engagement over the past two surveys of 1pts and 2 pts in Q3 and Q4, respectively. • Improved turnover by 400bps across the IOS segment. • Inclusion and belonging score up 2 pts year-on-year to over 80%. • Increased leadership funnels, succession and hired key talent into critical roles across IOS.	35%

Customer Success	20%	Innovation: Evolve segment strategies to drive customer-led progress and innovation.	Year-over-year progress against segment market strategies: • Four bolt-on acquisitions completed to accelerate our growth strategy. • Significant improvement in “on-time delivery”. • LPM maturity and product innovation engine progression with most OpCos expanding new product funnel by >50%.	20%

Kaizen	20%	FBS: Enhance FBS culture and capability across the segments through increased Kaizen events, results and sustainment.	Record level of Kaizen activity leading to process and product enhancements: • Significant sustainment achieved from the results of over 100 Kaizen events across the OpCos leading to improvement of commercially sensitive KPIs in our businesses. • Held high-impact Presidents Kaizens in each OpCo with significant benefits to FBS culture and business performance. • Increased the number of FBS champions across the segment.	35%

Shareholders	40%	Segment Financials*: Year-over-year improvement of core growth, core operating margin and other financials metrics.	Delivered strong financial results for the IOS segment with improvements in core revenue growth rate, margin expansion, acquisition ROIC and other financial performance measures, including: • Core revenue growth was 6%. • Adjusted gross margins expanded by 310 bps to 32.4%.	40%

TOTAL STRATEGIC PERFORMANCE FACTOR				130%

64	Fortive Corporation 2024 Proxy Statement

STACEY WALKER

FORTIVE VALUE	WGT.	GOAL	2023 PERFORMANCE	WGTD. PAYOUT

Extraordinary Teams	20%	People: Attract, retain and develop top talent to improve succession and depth, diversity and caliber of strategic talent funnels.	Year-over-year improvements in the health of our talent: • Voluntary turnover reduced by 430 bps. • High potential talent identification increased by 230 bps. • 73% of People Leader roles filled internally.	30%

Customer Success	20%	Brand: Deploy and scale the Fortive Corp brand, fusing individual OpCo identities.	Brand awareness improvements year-on-year: • LinkedIn Impressions increased >500% year-over-year. • 66% of impressions net new. • Social media content engagement rate is >2X industry benchmark. • Exceeded target of number of media placements by 90%.	30%

Kaizen	20%	HR Transformation: Design and deploy a new HR Operating Model that improves efficiency and quality outcomes for our businesses.	New HR operating model design completed and business case approved (to be deployed over 2024): • Phase 1&2 successfully completed on time and within budget. • Improve efficiencies by 20%.	20%

Shareholders	40%	Leadership: Year-on-year improvement of leadership talent funnels to ensure continued value creation for shareholders.	Significant progress on securing and developing leaders across Fortive: • All C-suite roles with enhanced succession depth and strength. • President/ Segment funnels increased year-over-year. • Management turnover decreased by 34% year-over-year.	45%

TOTAL STRATEGIC PERFORMANCE FACTOR				125%

*

Core Revenue Growth, Adjusted Gross Margin, Adjusted Operating Profit Margin, and Adjusted EPS are non-GAAP financial measures. For the definition of these non-GAAP financial measures, please refer to “Non-GAAP Financial Measures” in Appendix B.

2023 Annual Incentive Award Payouts

Based on the results described above, the Compensation Committee approved annual incentive awards to the NEOs for 2023 performance as follows:

EXECUTIVE OFFICER	2023 BASE SALARY	TARGET AWARD OPPORTUNITY (%)	TARGET AWARD OPPORTUNITY ($)	FINAL COMPOSITE PERFORMANCE FACTOR (%)	FINAL AWARD PAYOUT

James A. Lico	$1,250,000	190%	$2,375,000	116.1%	$2,757,375

Charles E. McLaughlin	$760,000	130%	$988,000	116.1%	$1,147,068

Tamara Newcombe	$725,000	150%	$1,087,500	116.1%	$1,262,588

Olumide Soroye	$750,000	150%	$1,125,000	120.1%	$1,351,125

Stacey Walker	$625,000	85%	$531,250	118.1%	$627,406

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Long Term Incentive Compensation

2023 Annual Equity Award Mix

Long-term incentive compensation is designed to promote a balanced focus on driving performance, retaining talent, and aligning the interests of our NEOs with those of our shareholders. For 2023, the Compensation Committee granted long-term incentive awards using the following mix of equity vehicles:

FORM OF AWARD	KEY TERMS

PSUs

•  60% contingent on relative TSR versus the S&P 500 over a three-year performance period and 40% contingent on three-year average core revenue growth

•  Earned shares are subject to a one-year holding requirement after performance vesting

•  No prorated vesting prior to completion of the full three-year performance period

RSUs

•  Ratable vesting on third and fourth anniversaries of grant

•  NEOs may earn “incremental” RSUs above the “base” number of RSUs depending on outperformance of the Adjusted EBITDA Margin goals as described below

Stock Options	• Ratable vesting on the third and fourth anniversaries of grant • Exercise price based on the closing price on grant date

2023 Target Award Values

The Compensation Committee considers market data in setting target award amounts. The Compensation Committee increased target award values from 2022 to 2023 for Messrs. Lico, McLaughlin, and Soroye and Ms. Walker between 4% to 18% to better align with the market and/or recognize individual contributions. Ms. Newcombe’s target award value increased 150% to recognize her increased scope and additional responsibilities related to her promotion to President and CEO of Precision Technologies and Advanced Healthcare Solutions in 2023. Target award values for 2023 were as follows:

EXECUTIVE OFFICER	2023 PSUs (AT TARGET)	2023 RSUs	2023 STOCK OPTIONS	2023 TOTAL TARGET VALUE(1)	2022 TOTAL TARGET VALUE(1)	YEAR OVER YEAR INCREASE IN PERCENTAGE (%)

James A. Lico	$6,250,000	$3,125,000	$3,125,000	$12,500,000	$12,000,000	4%

Charles E. McLaughlin	$2,200,000	$1,100,000	$1,100,000	$4,400,000	$3,750,000	17%

Tamara Newcombe	$2,000,000	$1,000,000	$1,000,000	$4,000,000	$1,600,000	150%

Olumide Soroye	$2,500,000	$1,250,000	$1,250,000	$5,000,000	$4,500,000	11%

Stacey Walker	$1,125,000	$562,500	$562,500	$2,250,000	$1,900,000	18%

(1)

The target dollar values of the equity grants noted above do not reflect the grant date valuations computed in accordance with FASB Accounting Standards Codification Topic 718 (“ASC 718”). Instead, based upon the target dollar value of the equity awards and the types of equity awards noted below, the actual number of RSUs and target number of PSUs granted was determined by dividing the corresponding allocation of the dollar value by the 20-day average of the closing price of our common stock as of the grant date (“20 Day Average”) and the actual number of stock options granted was determined by dividing the corresponding allocation of the dollar value by one-third of the 20 Day Average. Additional details on amounts of the 2023 equity grants to all of our NEOs, including the grant date fair values of such awards computed in accordance with FASB ASC 718, are shown in “Executive Compensation Tables—Fiscal 2023 Grants of Plan-Based Awards.”

66	Fortive Corporation 2024 Proxy Statement

2023 PSU Performance Measures

The actual payout for the PSU awards granted in 2023 will be based on the following performance measures over a three-year period:

• 60% on relative Total Shareholder Return (“rTSR Percentile PSUs”), and
• 40% on absolute Core Revenue Growth (“Core Revenue Growth PSUs”).

rTSR Percentile PSUs (60%)

PAYOUT LEVEL	% OF TARGET(1)	rTSR RANKING (RELATIVE TO THE S&P 500 INDEX)
Maximum	200%	≥75th percentile
Target	100%	55th percentile
Threshold	50%	35th percentile
Below Threshold	0%	<35th percentile

(1)

The payout percentages for performance between threshold and target, or between target and maximum, respectively, will be determined by linear interpolation. However, if Fortive’s absolute TSR performance for the period were negative, then a maximum of 100% of the target PSUs would vest (regardless of how strong Fortive’s performance was on a relative basis), and, for 2023, if Fortive’s absolute TSR performance for the period were positive, then a minimum of 25% of the target PSUs would vest.

Looking ahead to 2024: In response to shareholder feedback, the Compensation Committee approved the following long-term incentives design changes:

•	Eliminated the ability to earn a payout of 25% of target PSUs if absolute TSR performance is positive, but relative performance is below threshold,

•	Adjusted the relative TSR threshold performance level from the 35th percentile to the 25th percentile; and

•	Lowered the potential award payout at threshold from 50% to 25% of target.

Core Revenue Growth PSUs (40%)

During the first quarter of each year of the three-year performance period, the Committee will establish an annual Core Revenue Growth target based at or above the midpoint of the initial Core Revenue Growth guidance provided to the investment community for such year. For each year during the three-year performance period, an annual performance result from 0% to 200%, based on a linear interpolation, will be assigned, with the final performance result for the Core Revenue Growth PSUs based on the average of the three consecutive annual performance results. The 2023 PSU Core Revenue Growth Performance Goal was used to establish performance goals for (i) year 1 of the 2023 PSUs, and (ii) year 2 of the 2022 PSUs as shown below.

PAYOUT LEVEL	% OF TARGET	2023 CORE REVENUE GROWTH PERFORMANCE GOAL(2)
Maximum	200%	7.0%
Target (1)	100%	5.0%
Threshold	0%	3.5%

(1)	Based on the high end of the initial 2023 Core Revenue Growth guidance.
(2)	2023 target: the annual Core Revenue Growth Performance Goal will be reestablished in 2024 and 2025 and the result averaged.

Fortive Corporation 2024 Proxy Statement	67

The 2023 PSU Core Revenue Growth Performance Goal was used to establish performance goals for (i) year 1 of the 2023 PSUs, and (ii) year 2 of the 2022 PSUs as shown below.

Based on the actual performance of 4.8% in 2023, Core Revenue Growth performance was 86.7% of target. The final performance results for the 2023 Core Revenue Growth PSUs will be based on the average of the Core Revenue Growth performance results for 2023, 2024 and 2025. For more information about why Core Revenue Growth is an important performance measure in both our annual and long-term incentive plans, please refer to our discussion under the “A Closer Look at Our Financial Performance Measures” section above.

2021 PSUs Earned for 2021-2023 Performance

The 2021 PSU payout was determined entirely by rTSR performance over the corresponding three-year performance period (the rTSR payout ranges and goals for the 2021 PSUs was the same as for the 2023 PSUs as stated under the “2023 PSU Performance Measures — rTSR Percentile PSUs” section above). Our rTSR ranking for the 2021-2023 performance period was at the 34.71 percentile, narrowly missing the threshold payout level. Given our absolute TSR for the 2021-2023 performance period was positive at 6.76%, the NEOs earned 25% of their target PSUs as follows:

EXECUTIVE OFFICER	TARGET SHARES	SHARES EARNED
James A. Lico	61,985	15,496

Charles E. McLaughlin	19,370	4,843

Tamara Newcombe(1)	N/A	N/A

Olumide Soroye	56,800	14,200

Stacey Walker	9,300	2,325

(1)	Ms. Newcombe did not receive PSU grants in 2021.

The above shares earned by the NEOs under the 2021 PSUs are subject to an additional one-year holding period following the end of the performance period.

2023 RSU Performance Measure and Results

Our executive officers received Restricted Stock Units (RSUs) in 2023. These RSUs consist of a base amount and a performance-based portion called “incremental” RSUs. NEOs can earn these incremental RSUs by exceeding specific financial goals. In 2023, the incremental RSUs could range from 10% to 50% of the base amount, depending on the company’s Adjusted EBITDA margin performance. The initial target was set at the beginning of 2023 based on our high-end guidance, 27%. We exceeded this target by achieving an actual Adjusted EBITDA margin of 27.3%, and our NEOs earned 25% of the incremental RSUs for their 2023 outperformance.

Adj. EBITDA Margin performance goals were set at the high-end of 2023 investor guidance

68	Fortive Corporation 2024 Proxy Statement

PAYOUT LEVEL	INCREMENTAL RSUs OPPORTUNITY (% OF BASE RSUs)	ADJUSTED EBITDA MARGIN 2023 PERFORMANCE GOALS

Maximum	50%	≥27.8%

Threshold	10%	≥27.0%

(1)	“Adjusted EBITDA Margin” means the ratio of adjusted EBITDA to net revenue. “Adjusted EBITDA” means our adjusted earnings before net interest, income taxes, depreciation and amortization.

(2)

The incremental RSUs were determined by linear interpolation between 10% and 50% of the base RSUs for adjusted EBITDA margin between 27.0% and 27.8% (with 50% maximum incremental performance-based RSUs for EBITDA Margin at or above 27.8%). No incremental performance-based RSUs are payable for adjusted EBITDA margin below 27.0%.

Our Adjusted EBITDA margin for 2023 was 27.3. As a result, the NEOs earned an additional 25% of their base RSUs as follows:

EXECUTIVE OFFICER	BASE RSUs GRANTED	INCREMENTAL RSUS EARNED

James A. Lico	45,945	11,486

Charles E. McLaughlin	16,175	4,044

Tamara Newcombe	14,705	3,677

Olumide Soroye	18,380	4,595

Stacey Walker	8,270	2,068

Fortive Corporation 2024 Proxy Statement	69

Other Practices, Policies & Guidelines

Stock Ownership Requirements

To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our stock ownership policy requires each executive officer to obtain a substantial equity stake in our common stock within five years of their appointment to an executive position. The multiples of base salary that the guidelines require are as follows:

EXECUTIVE LEVEL	STOCK OWNERSHIP LEVEL (AS A MULTIPLE OF SALARY)

Chief Executive Officer	5.0x base salary

All Other Executive Officers	3.0x base salary

Once an executive has acquired a number of shares that satisfies the ownership multiple then applicable to him or her, such number of shares then becomes his or her minimum ownership requirement (even if the executive’s salary increases or the fair market value of such shares subsequently changes) until he or she is promoted to a higher level.

Under the policy, beneficial ownership includes shares in which the executive or his or her spouse or child has a direct or indirect interest, notional shares of our common stock in the Executive Deferred Incentive Plan (“EDIP”) plan, shares held in a 401(k) plan, and unvested RSUs that are subject only to time-based vesting requirements but does not include shares subject to unexercised stock options or any unvested RSUs or PSUs that are subject to outstanding performance-based vesting requirements.

Compensation Recoupment Policy and Plan Terms

The Compensation Committee has adopted a recoupment policy that applies to our Section 16 officers (“executive officers”). Under this policy, in the event of a material restatement of our consolidated financial statements (other than any restatement required according to a change in applicable accounting rules), the Company will seek reimbursement of the portion of any incentive-based compensation granted, earned or vested based on the attainment of a financial reporting measure that would not have been paid had the consolidated financial statements been correctly stated.

In addition to recoupment of incentive-based compensation mandated by the SEC and the NYSE, our recoupment policy includes an enhancement that provides the Board with the discretion to also recoup additional compensation, including any time-based equity awards, from any executive officer if the Board determines that the triggering material restatement was at least in part the result of gross misconduct by such executive officer.

Furthermore, under the terms of our 2016 Stock Incentive Plan, all outstanding unvested equity awards will be terminated immediately upon, and no grantee may exercise any outstanding equity award after, such time as he or she is terminated for gross misconduct. In addition, under the terms of the Fortive Executive Deferred Incentive Plan, or EDIP, if the plan administrator determines that termination of an employee’s participation in the EDIP resulted from the employee’s gross misconduct, the plan administrator may determine that the employee’s vesting percentage is zero with respect to all account balances that were contributed by us.

Pledging Policy

Our Board has adopted a policy prohibiting any of our executive officers, including our NEOs, or directors from pledging as a security for any obligation any shares of our common stock that he or she directly or indirectly owns and controls.

70	Fortive Corporation 2024 Proxy Statement

Hedging Policy

We include within our Insider Trading Policy a prohibition applicable to all our employees, including our NEOs, and our directors against engaging at any time in:

•	short sales of our common stock;

•

transactions in any derivatives of our securities, including, but not limited to, hedging, buying or selling puts, calls, or other options (except for instruments granted under our 2016 Stock incentive Plan); or

•

engaging, directly or indirectly, in other hedging transactions, or otherwise engaging in other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our common stock, including, but not limited to, collars, equity swaps, exchange funds, and prepaid variable forward sale contracts.

General Benefits

Our NEOs are eligible to participate in broad-based employee benefit plans, which are generally available to all U.S. salaried employees and do not discriminate in favor of our NEOs. In addition, each of our NEOs participates in the EDIP. The EDIP is a shareholder-approved, non-qualified, unfunded deferred compensation program available to selected members of our management. We use the EDIP to tax-effectively contribute amounts to executives’ retirement accounts and give our executives an opportunity to defer taxes on cash compensation and realize tax-deferred, market-based notional investment growth on their deferrals. We set the amount we contribute annually to the executives’ accounts in the EDIP at a level that we believe is competitive with comparable plans offered by the companies in our peer group. Participants in the EDIP do not fully vest in such amounts until they have participated in the program for 15 years or have reached age 55 with at least five years of service (including for executives who were employed by Danaher prior to our separation from Danaher, years of service with Danaher prior to that separation). We show the amounts we contributed to the EDIP for 2023 with respect to our NEOs in the “Summary Compensation Table.”

Perquisites

We offer limited perquisites to our NEOs which are not a major component of our compensation package or philosophy. We believe these limited perquisites help make our executive compensation plans competitive, are generally aligned with market practices and are cost-effective in that the perceived value of these items is higher than our actual cost. The perquisites we made available to our NEOs during 2023 were as follows:

TYPE	PARTICIPATING NEOs

Personal aircraft use	Messrs. Lico and McLaughlin

Tickets to sporting events	Messrs. Lico, McLaughlin, and Soroye and Ms. Walker

Stipend ($10,000) for financial services	All NEOs

Executive physical	Ms. Walker

We made the personal aircraft use available under an aircraft use policy adopted by the Compensation Committee. The policy permits the use of our aircraft for business purposes only, other than with respect to a $150,000 and $50,000 personal use allowance to Messrs. Lico and McLaughlin, respectively. Messrs. Lico and McLaughlin must reimburse us for any personal use of the aircraft in a particular year in excess of their respective personal use allowances. Additional details on the other perquisites we made available to our NEOs in 2023 are described in the footnotes to the “Summary Compensation Table.”

Fortive Corporation 2024 Proxy Statement	71

Severance Benefits

To be consistent with market practices and ensure that our executive officers remain focused on our businesses during periods of uncertainty and are motivated to pursue transactions in the best interest of the shareholders and other stakeholders, we maintain a Severance and Change-in-Control Plan for Officers, which we refer to as the Severance Plan. It provides for severance benefits upon (i) a termination without cause not preceded by a change-in-control and (ii) a termination without cause, or good reason resignation, within 24 months following a qualified change-in-control.

“Double Trigger” Change-in-Control Severance. Because we intend the change-in-control severance benefit under the Severance Plan to ensure that the executive officers pursue transactions in the best interest of the shareholders and other stakeholders, the Committee limited the definition of “change-in-control” to include only:

•

a merger, consolidation or reorganization in which Fortive is not the surviving entity and in which the voting securities of Fortive prior to such transaction would represent 50% or less of the voting securities of the surviving entity;

•	sale of all or substantially all assets of Fortive, or

•	any transaction approved by the Board that results in any person or entity that is not an affiliate of Fortive owning 100% of Fortive’s outstanding voting securities.

If, within 24 months following a qualified change-in-control, a NEO is terminated without cause, or resigns for good reason, then the following severance payment would be due:

COMPENSATION	CEO	OTHER NEOs

Cash Severance Payment	2x base salary and target annual incentive award	1x base salary and target annual incentive award

Cash Annual Incentive Award	Target annual incentive award prorated from the beginning of the year to the date of termination	Same

Equity Awards	Immediate acceleration of all unvested outstanding equity awards, with any performance conditions measured based on actual performance against performance targets	Same

Health Benefits	24 months	12 months

280G Excise Tax	No tax gross up	Same

Termination without Cause Severance. Recognizing the increased risk of forfeiture for equity awards by the NEOs as a result of our four-year vesting schedule with a three-year cliff before the initial vesting and to ensure that our executive officers remain focused on our businesses during periods of uncertainty, the Committee provided the following severance benefits under the Severance Plan upon a termination without cause other than within 24 months following a qualified change-in-control:

COMPENSATION	CEO	OTHER NEOs

Cash Severance Payment	2x base salary	1x base salary

Cash Annual Incentive Award	• Payments based on actual performance; and • Prorated from the beginning of the year to the date of termination	Same

Equity Awards	• Based on actual performance against performance targets; • Subject to original time-vesting; and • Prorated for the period from the date of the grant to the date of termination	Same

Health Benefits	24 months	12 months

280G Excise Tax	No tax gross up	Same

72	Fortive Corporation 2024 Proxy Statement

Shareholder Ratification Policy. We adopted a policy that, without prior shareholder approval, we will not pay or enter into any new agreement with an executive officer, including an NEO, that provides for cash severance benefits in connection with the executive officer’s voluntary or involuntary termination in an amount that exceeds 2.99 times the sum of the executive officer’s target cash compensation (base salary plus target bonus) in the year of termination.

CEO Early Retirement Policy for Equity Awards Granted During or After 2022

In connection with the long-term CEO succession planning by the Board and to grant the Board additional flexibility in determining the timing and collaborative nature of any future CEO transition, the Compensation Committee adopted an early retirement policy with respect to equity awards granted to Mr. Lico during or after 2022.

If Mr. Lico provides notice of early retirement on or after (i) January 1, 2026 or (ii) an earlier date on which the Board, at its sole discretion in the future, formally approves a specific successor to the CEO position (the “qualified date”), the Board may designate a CEO transition period of up to twelve additional months following such notice during which Mr. Lico will be required to provide transition services, as requested by the Company (the “CEO transition period”). Upon such notice of early retirement on or after the qualified date and upon completion of the requested transition services during the CEO transition period, all equity awards granted to Mr. Lico on or after 2022 will continue to vest under their original time-based vesting terms and will be subject to the satisfaction of all original performance-based vesting requirements.

The Compensation Committee considered and implemented the following governance features to align this policy:

•

The policy is structured consistently with the general early retirement benefit available to all employees and the benefits accelerated by less than one year to enhance flexibility to support CEO transition and succession

•	The policy applies only to equity awards granted to Mr. Lico during or after 2022; and

•	The policy would not provide for any acceleration of payment or waiver of any performance-based vesting requirements.

Regulatory Considerations

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our NEOs. At the time of determining our executive compensation for 2023, we reviewed the tax impact of such compensation on the Company as well as on our executive officers. In addition, we reviewed the impact of our compensation programs against other considerations, such as accounting impact, alignment of interest with shareholders and other stakeholders, market competitiveness, effectiveness and perceived value to employees. Because we believe these considerations, other than tax deductibility, should play an important role in shaping our compensation programs, we have awarded, and may award in the future, compensation to our NEOs in excess of $1 million to the extent the Compensation Committee believes such compensation is necessary to continue to provide competitive arrangements intended to attract, retain, and provide appropriate incentives to, our NEOs.

Risk Considerations

Risk-taking is essential to growing a business, and prudent risk management is necessary to deliver long-term, sustainable shareholder value. The Compensation Committee engaged Pearl Meyer, its independent compensation consultant, to review our executive and non-executive compensation programs for risk considerations. The Compensation Committee determined, based on the recommendations received from Pearl Meyer and its own analysis and conclusions, that none of the elements of our compensation program encourage or create excessive risk-taking, and none is reasonably likely to have a material adverse effect on the Company. The Compensation Committee believes that our executive compensation program supports the objectives described above without encouraging inappropriate or excessive risk-taking.

Fortive Corporation 2024 Proxy Statement	73

Compensation Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis set forth above, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for incorporation by reference into Fortive Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Compensation Committee of the Board of Directors

Kate D. Mitchell (Chair)

Daniel L. Comas

Sharmistha Dubey

Wright L. Lassiter III

74	Fortive Corporation 2024 Proxy Statement

Executive Compensation Tables

2023 Summary Compensation Table

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(1)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

James A. Lico	2023	$1,250,000	—	$9,617,124	$3,608,064	$2,757,375	—	$576,601	$17,659,164
President and Chief	2022	$1,250,000	—	$8,535,920	$2,837,891	$3,460,145	—	$527,234	$16,611,190
Executive Officer	2021	$1,207,887	—	$7,891,487	$3,865,747	$3,139,750	—	$493,848	$16,598,719

Charles E.	2023	$749,904	—	$3,385,489	$1,270,080	$1,147,068	—	$254,232	$6,769,609
McLaughlin	2022	$725,000	—	$2,667,497	$886,943	$1,320,319	—	$185,491	$5,785,250
Senior Vice President and Chief Financial Officer	2021	$717,982	—	$2,466,193	$1,208,046	$1,198,063	—	$201,961	$5,792,245

Tamara Newcombe	2023	$681,731	—	$3,077,780	$1,154,736	$1,262,588	—	$98,746	$6,275,581
President and CEO of Precision Technologies and Advanced Healthcare Solutions

Olumide Soroye	2023	$750,006	—	$3,847,053	$1,443,226	$1,351,125	—	$152,766	$7,544,176
President and CEO of	2022	$750,006	—	$3,201,245	$1,064,209	$1,594,016	—	$197,614	$6,807,090
Intelligent Operating Solutions	2021	$274,041	—	$7,748,360	$3,867,986	$1,374,750	—	$53,356	$13,318,493

Stacey Walker	2023	$617,788	—	$1,731,126	$649,555	$627,406	—	$171,384	$3,797,259
Senior Vice President	2022	$600,000	—	$1,351,663	$449,319	$753,221	—	$129,648	$3,283,851
and Chief Human Resource Officer	2021	$592,985	—	$1,183,194	$579,944	$684,420	—	$97,173	$3,137,716

(1)	Includes amounts deferred into our EDIP. See the “2023 Nonqualified Deferred Compensation” table below for more information regarding amounts that each of our NEOs deferred during 2023.

(2)

The amounts reflected in these columns represent the aggregate grant date fair value of all equity awards that we granted to our NEOs, computed in accordance with FASB ASC 718. For all NEOs, the amount in the “Stock Awards” column for 2023 equals the aggregate grant date fair value of all PSUs and RSUs that we granted during 2023. We calculated the grant date fair value of all PSUs based on the probable outcome of the applicable performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC 718. The maximum aggregate value of all of each NEO’s PSUs at the grant date assuming that we attain the highest level of performance is as follows: Mr. Lico – $13,194,318; Mr. McLaughlin – $4,644,613; Ms. Newcombe – $4,222,440; Mr. Soroye – $5,277,871; and Ms. Walker – $2,375,078. With respect to RSUs, we calculated the grant date fair value under FASB ASC 718 based on the base number of shares of common stock underlying the RSU times the closing price of the common stock on the date of grant. The RSUs granted to Mr. Lico, Mr. McLaughlin, Ms. Newcombe, Mr. Soroye and Ms. Walker, included a potential to earn additional RSUs. The maximum aggregate value of these RSUs granted in 2023, reflecting an opportunity to earn up to a maximum of 150% of the corresponding base number of shares of common stock underlying the corresponding RSUs, at the grant date assuming that the highest level of performance was achieved was as follows: Mr. Lico – $4,529,947; Mr. McLaughlin – $1,594,774; Ms. Newcombe – $1,449,839; Mr. Soroye – $1,812,176; and Ms. Walker – $815,381. The actual number of shares of RSUs granted for 2023, based on the actual level of performance achieved in 2023, was 125% of the corresponding base number of RSUs. With respect to stock options, we have calculated the grant date fair value under FASB ASC 718 using the Black-Scholes option pricing model. Additional information about the assumptions that we used when valuing equity awards is set forth in our Annual Report on Form 10-K in Note 17 to the Consolidated Financial Statements for fiscal year 2023.

(3)	The amounts set forth in this column reflect compensation earned during the corresponding fiscal year under the Company’s Executive Incentive Compensation Plan.

(4)	Fortive does not have a defined benefit pension plan and does not pay above market earnings on account balances under the EDIP or pursuant to any other deferred compensation arrangement.

Fortive Corporation 2024 Proxy Statement	75

(5)	The amounts set forth in this column for 2023 include the following benefits:

NAME	2023 COMPANY 401(K) CONTRIBUTIONS ($)	2023 COMPANY EDIP CONTRIBUTIONS ($)	PERSONAL USE OF COMPANY AIRPLANE ($)	EXECUTIVE PHYSICAL ($)	TAX/FINANCIAL PLANNING ($)	TICKETS TO SPORTING EVENTS ($)

James A. Lico	$23,196	$362,500	$150,000	—	$10,000	$30,905

Charles E. McLaughlin	$23,196	$163,125	$37,164	—	$10,000	$20,747

Tamara Newcombe	$23,196	$65,550	—	—	$10,000	—

Olumide Soroye	$23,196	$112,501	—	—	$10,000	$7,069

Stacey Walker	$23,196	$66,600	—	$3,000	$10,000	$68,588

The amounts under “Personal Use of Company Airplane” reflect the incremental cost to us of personal use of our airplane by Mr. Lico and Mr. McLaughlin. We calculate that incremental cost by multiplying the total number of personal flight hours times the average direct variable Executive Compensation Tables operating costs (including costs related to fuel, on-board catering, maintenance expenses related to operation of the plane during the year, landing and parking fees, navigation fees, related ground transportation, crew accommodations and meals and supplies) per flight hour for the particular airplane for the year, net of any applicable employee reimbursement. Since the airplane is used primarily for business travel, we do not include in the calculation the fixed costs that do not change based on usage, such as crew salaries, the lease or acquisition cost of the airplane, exterior paint and other maintenance, inspection and capital improvement costs intended to cover a multiple-year period. Mr. Lico’s and Mr. McLaughlin’s annual perquisite allowance for personal use of our corporate airplane is limited to $150,000 and $50,000, respectively, and Mr. Lico and Mr. McLaughlin are required to reimburse us for any personal use of the airplane in a particular year in excess of such limits.

76	Fortive Corporation 2024 Proxy Statement

Grants of Plan-Based Awards for Fiscal 2023

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ALL OTHER STOCK AWARDS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SHARE)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
NAME	GRANT DATE	AWARD TYPE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

James A. Lico	—	Annual Cash Incentive	$1,187,500	$2,375,000	$4,750,000	—	—	—	—	—	—	—

	2/27/2023	Stock Option	—	—	—	—	—	—	—	139,200	$66.62	$3,608,064

	2/27/2023	RSU	—	—	—	45,945	45,945	68,918	—	—	—	$3,019,965

	2/27/2023	PSU	—	—	—	27,566	91,885	183,770	—	—	—	$6,597,159

Charles E. McLaughlin	—	Annual Cash Incentive	$494,000	$988,000	$1,976,000	—	—	—	—	—	—	—

	2/27/2023	Stock Option	—	—	—	—	—	—	—	49,000	$66.62	$1,270,080

	2/27/2023	RSU	—	—	—	16,175	16,175	24,263	—	—	—	$1,063,183

	2/27/2023	PSU	—	—	—	9,704	32,345	64,690	—	—	—	$2,322,306

Tamara Newcombe	—	Annual Cash Incentive	$543,750	$1,087,500	$2,175,000	—	—	—	—	—	—	—

	2/27/2023	Stock Option	—	—	—	—	—	—	—	44,550	$66.62	$1,154,736

	2/27/2023	RSU	—	—	—	14,705	14,705	22,058	—	—	—	$966,560

	2/27/2023	PSU	—	—	—	8,822	29,405	58,810	—	—	—	$2,111,220

Olumide Soroye	—	Annual Cash Incentive	$562,500	$1,125,000	$2,250,000	—	—	—	—	—	—	—

	2/27/2023	Stock Option	—	—	—	—	—	—	—	55,680	$66.62	$1,443,226

	2/27/2023	RSU	—	—	—	18,380	18,380	27,570	—	—	—	$1,208,117

	2/27/2023	PSU	—	—	—	11,027	36,755	73,510	—	—	—	$2,638,935

Stacey Walker	—	Annual Cash Incentive	$265,625	$531,250	$1,062,500	—	—	—	—	—	—	—

	2/27/2023	Stock Option	—	—	—	—	—	—	—	25,060	$66.62	$649,555

	2/27/2023	RSU	—	—	—	8,270	8,270	12,405	—	—	—	$543,587

	2/27/2023	PSU	—	—	—	4,962	16,540	33,080	—	—	—	$1,187,539

(1)

These columns relate to 2023 cash award opportunities under our Executive Incentive Compensation Plan, which we describe in more detail above under “—Annual Incentive Awards.” The amount that each NEO earned under these awards based on actual performance for fiscal year 2023 appears in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)

These columns relate to performance-based RSUs and PSUs that we granted under our 2016 Stock Incentive Plan. We discuss the performance and vesting conditions and other key terms of these awards in more detail above under “—Determination of Long-Term Incentive Award Payouts.”

(3)	We made all stock option grants under our 2016 Stock Incentive Plan. We discuss the key terms of these awards in more detail above under “—Determination of Long-Term Incentive Award Payouts.”

Fortive Corporation 2024 Proxy Statement	77

Outstanding Equity Awards at 2023 Fiscal Year-End

The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as of December 31, 2023.

	OPTION AWARDS						STOCK AWARDS

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

James A. Lico	2/27/2023	—	139,200	(2)	$66.62	2/27/2033	—		—	—		—

	2/28/2022	—	138,320	(2)	$64.75	2/28/2032	—		—	—		—

	2/24/2021	—	187,840	(2)	$67.64	2/24/2031	—		—	—		—

	2/20/2020	—	260,248	(2)	$63.85	2/20/2030	—		—	—		—

	2/25/2019	117,699	117,699	(2)	$67.85	2/25/2029	—		—	—		—

	2/22/2018	220,219	—		$63.76	2/22/2028	—		—	—		—

	2/23/2017	241,701	—		$47.61	2/23/2027	—		—	—		—

	7/5/2016	139,740	—		$40.41	7/5/2026	—		—	—		—

	2/24/2016	196,117	—		$35.38	2/24/2026	—		—	—		—

	2/24/2015	139,882	—		$35.31	2/24/2025	—		—	—		—

	5/15/2014	104,480	—		$30.42	5/15/2024	—		—	—		—

	2/24/2014	131,525	—		$31.07	2/24/2024	—		—	—		—

	—	—	—		—	—	248,511	(3)	$18,297,883	366,400	(4)	$26,978,032

Charles E. McLaughlin	2/27/2023	—	49,000	(5)	$66.62	2/27/2033	—		—	—		—

	2/28/2022	—	43,230	(5)	$64.75	2/28/2032	—		—	—		—

	2/24/2021	—	58,700	(5)	$67.64	2/24/2031	—		—	—		—

	2/20/2020	24,841	49,684	(5)	$63.85	2/20/2030	—		—	—		—

	2/25/2019	41,592	20,796	(5)	$67.85	2/25/2029	—		—	—		—

	2/22/2018	56,278	—		$63.76	2/22/2028	—		—	—		—

	2/23/2017	64,457	—		$47.61	2/23/2027	—		—	—		—

	2/24/2016	87,173	—		$35.38	2/24/2026	—		—	—		—

	7/15/2015	16,467	—		$35.84	7/15/2025	—		—	—		—

	7/15/2014	14,816	—		$31.75	7/15/2024	—		—	—		—

	—	—	—		—	—	71,668	(7)	$5,276,896	121,760	(4)	$8,965,189

Tamara Newcombe	2/27/2023	—	44,550	(5)	$66.62	2/27/2033	—		—	—		—

	2/28/2022	—	18,450	(5)	$64.75	2/28/2032	—		—	—		—

	11/15/2021	—	19,840	(5)	$78.03	11/15/2031	—		—	—		—

	2/24/2021	11,185	11,185	(5)	$67.64	2/24/2031	—		—	—		—

	2/20/2020	11,358	7,573	(6)	$63.85	2/20/2030	—		—	—		—

	5/15/2019	7,135	3,569	(5)	$67.65	5/15/2029	—		—	—		—

	2/25/2019	11,304	2,828	(6)	$67.85	2/25/2029	—		—	—		—

	2/22/2018	14,686	—		$63.76	2/22/2028	—		—	—		—

	2/23/2017	60,594	—		$47.61	2/23/2027	—		—	—		—

	—	—	—		—	—	39,313	(8)	$2,894,635	83,160	(4)	$6,123,071

78	Fortive Corporation 2024 Proxy Statement

	OPTION AWARDS						STOCK AWARDS

NAME	OPTION GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(1)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(1)

Olumide Soroye	2/27/2023		55,680	(5)	$66.62	2/27/2033

	2/28/2022	—	51,870	(5)	$64.75	2/28/2032	—		—	—		—

	8/25/2021	—	172,140	(5)	$74.36	8/25/2031	—		—	—		—

	—		—		—	—	88,785	(9)	$6,537,240	142,000	(4)	$10,455,460

Stacey Walker	2/27/2023	—	25,060	(5)	$66.62	2/27/2033	—		—	—		—

	2/28/2022	—	21,900	(5)	$64.75	2/28/2032	—		—	—		—

	2/24/2021	—	28,180	(5)	$67.64	2/24/2031	—		—	—		—

	2/20/2020	19,715	39,437	(5)	$63.85	2/20/2030	—		—	—		—

	2/25/2019	21,578	10,789	(5)	$67.85	2/25/2029	—		—	—		—

	2/22/2018	30,587	—		$63.76	2/22/2028	—		—	—		—

	2/23/2017	32,234	—		$47.61	2/23/2027	—		—	—		—

	2/24/2016	21,795	—		$35.38	2/24/2026	—		—	—		—

	7/15/2015	1,303	—		$35.84	7/15/2025	—		—	—		—

	11/15/2014	2,331	—		$33.36	11/15/2024	—		—	—		—

	—		—		—	—	38,325	(10)	$2,821,833	62,000(4)		$4,565,060

(1)

We calculated market value based on the closing price of our common stock on December 29, 2023, the last trading day of the year, as reported on the NYSE ($73.63 per share), times the number of unvested shares.

(2)

Under the terms of the award, 50% of the options granted become or became exercisable on, for awards granted prior to 2021, each of the fourth and fifth anniversaries of the grant date and, for awards granted on or after 2021, each of the third and fourth anniversaries of the grant date.

(3)

Includes 57,431 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); 45,660 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022); 79,695 RSUs granted on 2/24/2021 (inclusive of incremental RSUs earned in 2021); 46,302 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); and 19,423 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019). One half of the original awards vest, with respect to awards granted on and after 2021, on each of the third and fourth anniversaries of the grant date and, with respect to awards granted prior to 2021, on each of the fourth and fifth anniversaries of the corresponding grant date.

(4)	Includes, for the applicable NEO, the following PSU grants:

NAME	TARGET PSUS GRANTED IN 2023 (“2023 PSUS”)	TARGET PSUS GRANTED IN 2022 (“2022 PSUS”)

James A. Lico	91,885	91,315

Charles E. McLaughlin	32,345	28,535

Tamara Newcombe	29,405	12,175

Olumide Soroye	36,755	34,245

Stacey Walker	16,540	14,460

Target PSUs granted in 2022 with respect to Mr. Lico, Mr. McLaughlin, Ms. Newcombe, and Ms. Walker were granted on 2/28/2022. As of 12/31/23, actual performance with respect to the 2022 PSUs was trending above target, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2023 Year End table with respect to the 2022 PSUs is the number of shares that would be earned assuming maximum performance is achieved, pursuant to SEC requirements. As of 12/31/23, actual performance with respect to the 2023 PSUs was trending above target, so the number of shares reported in the Outstanding Equity Awards at Fiscal 2023 Year End table with respect to the 2023 PSUs is the number of shares that would be earned assuming maximum performance is achieved, pursuant to SEC requirements. The number of shares of common stock that vest pursuant to the PSU awards that are dependent on rTSR (“TSR PSUs”) is based on total shareholder return (“TSR”) ranking relative to the S&P 500 Index over a three-year performance period. Payout at 100% of the target level requires achievement of above-median performance and rank at the 55th percentile of the S&P 500 Index, while the TSR PSUs pay out at 200% for performance that equals or exceeds the 75th percentile, 50% for performance at the 35th percentile and zero percent for performance below the 35th percentile. The payout percentages for performance between threshold and target, or between target and maximum, respectively, are determined by linear interpolation. Notwithstanding the above, if absolute TSR performance for the period is negative, a maximum of 100% of the target TSR PSUs will vest, regardless of how strong performance is on a relative basis, and if absolute TSR performance for the period is positive, a minimum of 25% of the target TSR PSUs will vest. The number of shares of common stock that vest pursuant to the PSU awards that are dependent on core revenue growth is based on performance relative to three consecutive annual core revenue growth targets, with payout ranging from 0% to 200%. The shares received upon the vesting of the PSUs are subject to an additional one-year holding period following the end of the three-year performance period. The total does not include PSUs that were granted on 2/24/2021 and vested on 2/26/2024 upon certification on the date thereof as having been earned at the three-year performance period ended 12/31/2023.

Fortive Corporation 2024 Proxy Statement	79

(5)

Under the terms of the award, for awards granted prior to 2021, one-third of the options granted become or became exercisable on each of the third, fourth and fifth anniversaries of the grant date and, for awards granted on or after 2021, 50% of the options become exercisable on the third and fourth anniversaries of the grant date.

(6)	Under the terms of the award, one-fifth of the options granted become or became exercisable on each of the first, second, third, fourth and fifth anniversaries of the grant date.

(7)

Includes 20,219 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); 14,270 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022); 24,908 RSUs granted on 2/24/2021 (inclusive of the incremental RSUs earned in 2021); 8,839 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); and 3,432 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019). With respect to awards granted on or after 2021, 50% of the awards vest on each of the third and fourth anniversary of the grant date, and for all other awards, one third of the awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date.

(8)

Includes 18,381 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); 6,090 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022); 6,547 RSUs granted on 11/15/2021 (inclusive of the incremental RSUs earned in 2021); 3,690 RSUs granted on 2/24/2021 (inclusive of the incremental RSUs earned in 2021); 2,499 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); 1,177 RSUs granted on 5/15/2019 (no incremental RSUs were earned in 2019); and 929 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019). With respect to awards granted in 2021, 50% of the awards vest on each of the third and fourth anniversary of the grant date and, for all other awards, one-third of the awards vests on each of the third, fourth, and fifth anniversaries of the grant date.

(9)

Includes 22,975 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); 17,125 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022); and 48,685 RSUs granted on 8/25/2021 (when Mr. Soroye joined Fortive). 50% of the awards vest on each of the third and fourth anniversary of the grant date.

(10)

Includes 10,338 RSUs granted on 2/27/2023 (inclusive of incremental RSUs earned in 2023); 7,230 RSUs granted on 2/28/2022 (no incremental RSUs were earned in 2022); 11,955 RSUs granted on 2/24/2021 (inclusive of the incremental RSUs earned in 2021); 7,020 RSUs granted on 2/20/2020 (inclusive of the incremental RSUs earned in 2020); and 1,782 RSUs granted on 2/25/2019 (no incremental RSUs were earned in 2019. With respect to awards granted on or after 2021, 50% of the awards vest on each of the third and fourth anniversary of the grant date, and for all other awards, one third of the awards vests on each of the third, fourth, and fifth anniversaries of the corresponding grant date.

Option Exercises and Stock Vested During Fiscal 2023

The following table summarizes stock option exercises and the vesting of RSU and PSU awards with respect to our NEOs in 2023.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)(1)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(2)

James A. Lico	185,540	$9,228,760	83,456	$5,674,042

Charles E. McLaughlin	16,911	$835,359	23,079	$1,228,811

Tamara Newcombe	—	—	13,729	$923,737

Olumide Soroye	—	—	—	—

Stacey Walker	—	—	13,264	$910,521

(1)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the difference between the exercise price and the market price of the underlying common stock at the time of exercise.

(2)

We calculated the amounts shown in this column by multiplying the number of shares acquired times the closing price of the common stock as reported on the NYSE on the vesting date (or on the last trading day prior to the vesting date if the vesting date was not a trading day). For the PSUs earned with respect to fiscal year 2021-2023 performance, the closing price on December 29, 2023, the last day of the performance period, was used to calculate the value realized.

2023 Pension Benefits

None of our NEOs participated in a defined benefit pension plan during 2023.

80	Fortive Corporation 2024 Proxy Statement

2023 Nonqualified Deferred Compensation

The table below sets forth, for each NEO, information regarding participation in the EDIP. There were no withdrawals by or distributions to any of the NEOs from the EDIP in 2023.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS IN LAST FISCAL YEAR ($)(3)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(4)

James A. Lico	$150,000	$362,500	$2,165,918	$15,508,883

Charles E. McLaughlin	—	$163,125	$249,512	$1,917,513

Tamara Newcombe	—	$65,550	$48,837	$374,696

Olumide Soroye	—	$112,501	$62,374	$471,737

Stacey Walker	$100,000	$66,600	$228,244	$1,471,946

(1)	This column reflects the amount of base salary and non-equity incentive plan compensation that each NEO deferred in 2023 under our EDIP, as follows:

NAME	SALARY	NON-EQUITY INCENTIVE PLAN COMPENSATION

James A. Lico	—	$150,000

Charles E. McLaughlin	—	—

Tamara Newcombe	—	—

Olumide Soroye	—	—

Stacey Walker	—	$100,000

All amounts set forth in the Non-Equity Incentive Plan Compensation column above were included as 2022 compensation under the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table for 2022.

(2)	We included the amounts set forth in this column as 2023 compensation under the “All Other Compensation” column in the Summary Compensation Table.

(3)

The amounts set forth in this column represent earnings that are neither above market nor preferential, and accordingly, we do not include these amounts as compensation in the Summary Compensation Table.

(4)	The table below indicates for each NEO how much of the EDIP balance set forth in this column that we have reported as compensation in the Summary Compensation Table for previous years.

NAME	AMOUNT INCLUDED IN “AGGREGATE BALANCE AT LAST FYE” COLUMN THAT HAS BEEN REPORTED AS COMPENSATION IN THE SUMMARY COMPENSATION TABLE FOR PREVIOUS NEO YEARS ($)

James A. Lico	$3,630,026

Charles E. McLaughlin	$722,428

Tamara Newcombe	$0

Olumide Soroye	$505,722

Stacey Walker	$489,899

Fortive Corporation 2024 Proxy Statement	81

Potential Payments Upon Termination or Change-in-Control as of 2023 Fiscal Year-End

The following table describes the payments and benefits that each NEO would be entitled to receive upon termination of employment or in connection with a change-in-control of our company. The amounts set forth below assume that the triggering event occurred on December 31, 2023. Where benefits are based on the market value of our common stock, we have used the closing price of our common stock as reported on the NYSE on December 29, 2023, the last trading day of the year ($73.63 per share). In addition to the amounts set forth below, upon any termination of employment, each executive would also be entitled to (1) receive all payments generally provided to salaried employees on a non-discriminatory basis on termination, such as accrued salary, life insurance proceeds (for any termination caused by death), unused vacation and 401(k) plan distributions, (2) receive accrued, vested balances under the EDIP (except that under the EDIP, if an employee’s employment terminates as a result of gross misconduct, the EDIP administrator may determine that the employee’s vesting percentage with respect to all employer contributions is zero), and (3) exercise vested stock options (except that, under the terms of our 2016 Stock Incentive Plan, all outstanding equity awards are terminated upon, and no employee can exercise any outstanding equity award after, termination for gross misconduct). Retirement is defined generally as either a voluntary resignation after age 65 or an approved early retirement.

		TERMINATION/CHANGE-IN-CONTROL (“CIC”) EVENT
NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION WITHOUT CAUSE(1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC(1)

James A. Lico	Value of unvested stock options that would be accelerated(2),(3)	$4,701,803	$4,814,181	$6,554,761	$6,554,761

	Value of unvested RSUs and PSUs that would be accelerated(2),(3)	$22,191,306	$23,012,839	$23,847,291	$35,505,122

	Benefits continuation	$60,486	—	—	$60,486

	Severance Payment	$2,500,000	—	—	$7,250,000

	Target Annual Incentive Award(4)	—	—	—	$2,375,000

	Performance-Based Annual Incentive Award(4)	$2,757,375	—	—	—

	Value of unvested EDIP balance that would be accelerated(5)	—	—	—	—
	Total:	$32,210,970	$27,827,020	$30,402,052	$51,745,369

Charles E. McLaughlin	Value of unvested stock options that would be accelerated(2),(3)	$1,120,472	$1,685,096	$1,685,096	$1,685,096

	Value of unvested RSUs and PSUs that would be accelerated(2),(3)	$6,494,400	$10,887,963	$7,021,774	$10,887,963

	Benefits continuation	$21,172	—	—	$21,172

	Severance Payment	$760,000	—	—	$1,748,000

	Target Annual Incentive Award(4)	—	—	—	$988,000

	Performance-Based Annual Incentive Award(4)	$1,147,068	—	—	—

	Value of unvested EDIP balance that would be accelerated(5)	—	—	—	—
	Total:	$9,543,112	$12,573,058	$8,706,869	$15,330,230

82	Fortive Corporation 2024 Proxy Statement

		TERMINATION/CHANGE-IN-CONTROL (“CIC”) EVENT
NAMED EXECUTIVE OFFICER	BENEFIT	TERMINATION WITHOUT CAUSE(1)	RETIREMENT	DEATH	TERMINATION DUE TO CIC(1)

Tamara Newcombe	Value of unvested stock options that would be accelerated(2),(3)	$319,903	—	$654,882	$654,882

	Value of unvested RSUs and PSUs that would be accelerated(2),(3)	$2,491,850	—	$2,876,746	$5,685,488

	Benefits continuation	$21,172	—	—	$21,172

	Severance Payment	$725,000	—	—	$1,812,500

	Target Annual Incentive Award(4)	—	—	—	$1,087,500

	Performance-Based Annual Incentive Award(4)	$1,262,588	—	—	—

	Value of unvested EDIP balance that would be accelerated(5)	—	—	—	—
	Total:	$4,820,513	—	$3,531,628	$9,261,542

Olumide Soroye	Value of unvested stock options that would be accelerated(2),(3)	$342,444	—	$850,922	$850,922

	Value of unvested RSUs and PSUs that would be accelerated(2),(3)	$9,686,646	—	$11,031,277	$15,608,824

	Benefits continuation	$27,673	—	—	$27,673

	Severance Payment	$750,000	—	—	$1,875,000

	Target Annual Incentive Award(4)	—	—	—	$1,125,000

	Performance-Based Annual Incentive Award(4)	$1,351,125	—	—	—

	Value of unvested EDIP balance that would be accelerated(5)	—	—	$302,403	—
	Total:	$12,157,888	—	$12,184,602	$19,487,419

Stacey Walker	Value of unvested stock options that would be accelerated(2),(3)	$682,879	—	$986,995	$986,995

	Value of unvested RSUs and PSUs that would be accelerated(2),(3)	$3,384,090	—	$3,654,529	$5,636,892

	Benefits continuation	$30,243	—	—	$30,243

	Severance Payment	$625,000	—	—	$1,156,250

	Target Annual Incentive Award(4)	—	—	—	$531,250

	Performance-Based Annual Incentive Award(4)	$627,406	—	—	—

	Value of unvested EDIP balance that would be accelerated(5)	—	—	$337,687	—
	Total:	$5,349,618	—	$4,979,211	$8,341,630

(1)

Please see “Severance Benefits” for a description of the severance benefits and cash payments our NEOs would be entitled to receive if we terminate the executive’s employment without cause, or upon termination following a change-in-control, as well as a description of the noncompetition and other post-closing covenants agreed to by our NEOs. The amounts set forth in the table assume that the executive would have executed our standard release in connection with any termination without cause or termination following a change-in-control.

(2)

The terms of our 2016 Stock Incentive Plan provide for (a) continued pro-rata vesting of certain of the participant’s RSUs, PSUs, and stock options upon retirement under certain circumstances, and (b) accelerated vesting of a participant’s stock options and certain of a participant’s RSUs and PSUs if the participant dies during employment.

(3)

Pursuant to the Severance and Change in Control Plan for Officers (“Severance Plan”), in the event we terminate an NEO without cause not in connection with a change-in-control, a prorated portion of the NEO’s outstanding equity awards will remain outstanding and continue to vest pursuant to the original vesting schedule, subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. The remaining portion of such unvested awards would be forfeited. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, all unvested equity awards shall become immediately vested (assuming, if applicable, that any performance goals were met at the target level, irrespective of any actual performance).

(4)

Pursuant to the Severance Plan, in the event we terminate an NEO without cause not in connection with a change-in-control, a prorated portion of the NEO’s annual incentive award will remain outstanding and be payable at the end of the performance period subject to the satisfaction of any performance measures that had not been met prior to the date of the termination. If we terminate an NEO without cause or an NEO resigns with good reason, in either case within 2 years following a qualified change-in-control, a prorated portion of the NEO’s target annual incentive award will immediately vest and be paid. None of the annual incentive awards are prorated for purposes of the table since we assume that the NEO terminated employment on December 31, 2023, which is the end of the performance period for our annual incentive awards, with assumed performance based on actual performance.

(5)

Under the terms of the EDIP, any unvested portion of the employer contributions that have been credited to the participant’s EDIP account would immediately vest upon the participant’s death. In 2023, Mr. Soroye and Ms. Walker were the only NEOs who have unvested EDIP balances.

Fortive Corporation 2024 Proxy Statement	83

Pay Ratio Disclosure

We are providing this pay ratio disclosure to comply with Item 402(u) of Regulation S-K promulgated under the Exchange Act. The pay ratio disclosed below is a reasonable estimate derived from our internal records using the methodology described below. This information may not be comparable to the ratio that any other company reports because other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

We have historically used October 1st of the applicable year to determine the employee population and to apply the compensation measure for the purposes of complying with Item 402(u). In connection with determining the median employee identified in our 2021 proxy statement (the “2021 Median Employee”), we considered only those employees that we employed as of October 1, 2021. The rest of the methodology that we used to identify the 2021 Median Employee is described in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 25, 2022.

For 2023, we again used October 1 as our determination date, and we concluded that, as of October 1, 2023, there had been no change in our employee population or employee compensation arrangements that would result in a significant change in our pay ratio disclosure, such that, consistent with the SEC’s regulations, we could continue to use the 2021 Median Employee in calculating our pay ratio for 2023. To determine the compensation of the 2021 Median Employee for purposes of the pay ratio in 2023, we calculated the 2021 Median Employee’s total compensation for 2023 using the same methodology used to calculate the total compensation of the NEOs in the 2023 Summary Compensation Table.

The total compensation of James A. Lico, our Chief Executive Officer, and the total compensation of the 2021 Median Employee for 2023 were $17,809,163.58 and $77,370.63, respectively, resulting in a ratio of Mr. Lico’s compensation to the 2021 Median Employee’s compensation of 230.18 to 1.

84	Fortive Corporation 2024 Proxy Statement

Pay vs. Performance
The table below sets forth our pay versus performance disclosure, in accordance with SEC Item 402(v) of Regulation
S-K.
Pay vs. Performance Table

YEAR (1)	SUMMARY COMPENSATION TABLE TOTAL FOR PEO (2)	COMPENSATION ACTUALLY PAID TO PEO (3)	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR NON-PEO NEOS (C) (4)	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NEOS (D) (5)	VALUE OF INITIAL FIXED $100 INVESTMENT BASED ON:		NET INCOME (IN MILLIONS) (8)	ADJUSTED EPS (9)
					TOTAL SHAREHOLDER RETURN (6)	PEER GROUP TOTAL SHAREHOLDER RETURN (7)

2023	$17,659,164	$25,319,045	$6,096,656	$7,723,806	117.19	150.20	$865.8	$3.43

2022	$16,611,190	$5,409,783	$4,775,035	$2,516,311	101.84	127.15	$755.2	$3.15

2021	$16,598,719	$20,783,335	$6,672,447	$7,428,269	120.39	134.52	$608.4	$2.75

2020	$13,624,063	$22,518,383	$3,426,630	$5,304,179	111.33	111.06	$1,613.3	$2.09

(1)	This statement includes four years (2020, 2021, 2022, and 2023) rather than five because this is a transition year for a new regulation.

(2)	The principal executive officer (“PEO”) is Mr. Lico for all years presented.

(3)
Compensation actually paid is adjusted from summary compensation table total compensation for changes in fair value of outstanding equity-based awards. See additional detail below. Consistent with the methodology used to calculate the fair value of our equity-based awards generally, (1) the fair value of RSUs was calculated using the closing price of our common stock on the relevant date, adjusted to the extent applicable for the impact of RSUs not having dividend rights prior to vesting, (2) the fair value of restricted stock awards was calculated using the closing price of our common stock on the relevant date, (3) the fair value of PSUs dependent on rTSR was calculated using a Monte Carlo pricing model, (4) the fair value of PSUs dependent on core revenue growth was based on estimation of performance at the time of valuation and (5) the fair value of stock options was calculated using a Black-Scholes Merton option pricing model. Assumptions made in valuing such outstanding equity-based awards included the following: (x) for PSUs dependent on rTSR, the risk-free interest rate ranged from 4.19% to 4.73% and peer group volatility ranged from 25.95% to 29.77%; and (y) for stock options, the risk-free interest rate ranged from 3.51% to 4.31%, volatility ranged from 25.68% to 32.69%, dividend yield ranged from 0.37% to 0.45% and expected life of 3.46 to 7.16 years.

(4)
Includes Mr. McLaughlin for 2020, 2021, 2022 and 2023; Ms. Walker for 2020, 2022 and 2023; Ms. Barbara Hulit for 2020 and 2021; Mr. William Pringle for 2020; Mr. Edward R. Simmons for 2021; Soroye for 2021, 2022 and 2023; Mr. Murphy for 2022; and Ms. Newcombe for 2023.

(5)	Average of (d) adjusted for same items as PEO in (c).

(6)
Assumes $100 invested on market close on December 31, 2019 through end of the fiscal year for which Total Shareholder Return (“TSR”) is being calculated. TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(7)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is S&P 500 Industrial.

(8)	Net income is calculated pursuant to U.S. GAAP.

(9)	We have identified Adjusted EPS, a non-GAAP measure, as our company-selected measure. See Appendix B for non-GAAP reconciliation.
To calculate compensation actually paid (“CAP”), the following amounts were deducted from and added to Summary Compensation Table (“SCT”) total compensation:
Reconciliation of Compensation Actually Paid to Summary Compensation Table
Principal Executive Officer

YEAR	SUMMARY COMPENSATION TABLE TOTAL FOR PEO	LESS: FAIR VALUE OF EQUITY AWARDS AT GRANT DATE	ADD: FAIR VALUE OF EQUITY AWARDS GRANTED IN SUCH YEAR AT END OF THE APPLICABLE YEAR	ADD: CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS VESTED IN THE APPLICABLE YEAR	ADD: YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS REMAINING UNVESTED IN THE APPLICABLE YEAR	COMPENSATION ACTUALLY PAID TO PEO
2023	$17,659,164	$(13,225,188)	$15,120,994	$627,495	$5,136,580	$25,319,045

Fortive Corporation 2024 Proxy Statement	85

Non-Principal Named Executive Officers

YEAR	APPLICABLE OTHER NEOs	AVERAGE SUMMARY COMPENSATION TABLE TOTAL FOR OTHER NEOs	LESS: AVERAGE FAIR VALUE OF EQUITY AWARDS AT GRANT DATE	ADD: AVERAGE FAIR VALUE OF EQUITY AWARDS GRANTED IN SUCH YEAR AT END OF THE APPLICABLE YEAR	ADD: AVERAGE CHANGE IN FAIR VALUE OF EQUITY AWARDS VESTED IN THE APPLICABLE YEAR	ADD: AVERAGE YEAR OVER YEAR CHANGE IN FAIR VALUE OF PRIOR YEAR EQUITY AWARDS REMAINING UNVESTED IN THE APPLICABLE YEAR	AVERAGE COMPENSATION ACTUALLY PAID TO NON-PEO NAMED EXECUTIVE OFFICERS

2023	Charles McLaughlin, Tamara Newcombe, Olumide Soroye, Stacey Walker	$6,096,656	$(4,139,761)	$4,733,206	$119,729	$913,976	$7,723,806
Relationship between Compensation Actually Paid and Performance Measures Disclosed in the Pay vs. Performance Table
The charts below reflect the relationship between the PEO and the average non-PEO
CAP to Total Shareholder Return, Net Income, and Adjusted EPS, and the relationship of the Company’s TSR to the peer group TSR.
CAP v. Total Shareholder Return

86	Fortive Corporation 2024 Proxy Statement

CAP v. Net Income (GAAP)

CAP v. Adjusted EPS
(1)

List of Most Important Performance Measures
The three performance measures listed below represent the most important metrics we used to determine executive compensation for 2023 as further described in our Compensation Discussion and Analysis.

PERFORMANCE MEASURE

Adjusted EPS (1)

Core Revenue Growth Rate (1)

Free Cash Flow (1)

(1)	“Adjusted EPS,” “Core Revenue Growth” and “Free Cash Flow” are non-GAAP measures. See Appendix B for non-GAAP reconciliation.

Fortive Corporation 2024 Proxy Statement	87

Equity Compensation Plan Information

All data set forth in the table below is as of December 31, 2023.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)(1)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(2)	11,914,994	(3)	$59.06	14,987,199	(4)

Equity compensation plans not approved by security holders	—		—	—

Total	11,914,994		$59.06	14,987,199

(1)

The RSUs and PSUs that have been issued under our 2016 Stock Incentive Plan (the “Stock Plan”) do not require a payment by the recipient to us at the time of vesting. In addition, under our EDIP, if a participant receives their EDIP distribution in shares of common stock, the participant’s EDIP balance is converted into shares of common stock and distributed to the participant at no additional cost. As such, the weighted-average exercise price in column (b) does not take these awards into account.

(2)	Consists of the Stock Plan and the EDIP.

(3)

Consists of shares attributable to the Stock Plan and shares attributable to the EDIP. Under the terms of the EDIP, upon distribution of a participant’s EDIP balance the participant may elect to receive his or her distribution in cash, shares of common stock or a combination of cash and shares of common stock (except that any portion of a participant’s account that is subject to the common stock earnings rate must be distributed in shares of common stock). For purposes of this table, we have assumed that all EDIP balances as of December 31, 2023 would be distributed in common stock.

(4)

Consists of shares available for future issuance under the Stock Plan and, based on notional phantom shares representing outstanding balances in EDIP accounts as of December 31, 2023, shares available for future issuance under the EDIP.

88	Fortive Corporation 2024 Proxy Statement

PROPOSAL 3: Approval of Amendments to Fortive’s Restated Certificate of Incorporation to Include an Officer Exculpation Provision

In 2022, the State of Delaware enacted legislation that amends Section 102(b)(7) of the DGCL to authorize Delaware companies to eliminate or limit the personal liability of certain officers for monetary damages for breach of duty of care in certain circumstances. Prior to this amendment, exculpation from personal liability for monetary damages associated with breaches of the duty of care could be provided to directors but could not be provided to officers.

The Company’s Restated Certificate of Incorporation (the “Charter”) provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care, but it does not have a similar limitation of liability for our officers. After careful consideration, the board has approved, subject to approval of this Proposal 3 by the shareholders, to amend the Charter to include an officer exculpation provision in the Charter (the “Amendment”).

The Amendment would NOT eliminate officers’ liability for:

•	Breach of fiduciary claims brought by Fortive itself or for derivative claims brought by the shareholders in the name of Fortive;

•	Breach of the duty of loyalty to Fortive or to our shareholders;

•	Any acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or

•	Any transaction from which the officer derived an improper personal benefit.

In the course of the board’s ongoing evaluation of the Company’s corporate governance practices, the Board considered the following with respect to the Amendment:

•	Enhance our ability to attract and retain officers

•

The Amendment would better position us to continue to attract and retain top talent by providing this additional protective provision to our officers, especially as similar exculpation provisions continue to be adopted by our peers and others with whom we compete for executive talent.

•	Mitigate increasing nuisance litigation and increasing premiums for liability insurance

•

The Amendment would reduce the risk of unequal and inconsistent treatment of our directors and officers associated with potential claims related to breach of the duty of care and improve alignment of our directors and officers on their responsibilities related to their duty of care. Claims against corporations for breaches of fiduciary duties are expected to continue increasing, and Delaware corporations that fail to adopt officer exculpation provisions may experience a disproportionate amount of nuisance litigation and increased premiums for director and officer liability insurance.

•	Maintain shareholder rights, with the Amendment providing for a narrow class and type of claims for which officers’ liability would be exculpated

•

Consistent with the amendment to Section 102(b)(7) of the DGCL, the Amendment only permits exculpation for direct claims brought by shareholders and for breach of the duty of care, but not the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct, a knowing violation of law, or claims related to any transaction in which the officer derived an improper personal benefit. Therefore, considering the benefits of adopting an officer exculpation provision, and the narrow class and type of claims for which officers’ liability would be exculpated, the board has determined that it is in the best interests of the Company and its shareholders to approve the Amendment.

The Amendment would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware, which we would file promptly following the Annual Meeting if our shareholders approve the Amendment.

The Amendment is attached to this proxy statement as Appendix A.

The Board of Directors recommends that shareholders vote “FOR” the approval of amendments to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision.

Fortive Corporation 2024 Proxy Statement	89

PROPOSAL 4: Ratification of Independent Registered Public Accounting Firm

The Audit Committee on behalf of the Company has appointed Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as the independent registered public accounting firm for the Company and its consolidated subsidiaries for the year ending December 31, 2024. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Although shareholder approval of the appointment of Ernst & Young LLP is not required by law, the Board of Directors believes that it is advisable to give our shareholders an opportunity to ratify this selection. If this proposal is not approved by our shareholders at the Annual Meeting, the Audit Committee will reconsider its appointment of Ernst & Young LLP. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Board of Directors recommends that shareholders vote “FOR” the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2024.

90	Fortive Corporation 2024 Proxy Statement

Audit Committee Matters

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by our independent registered public accounting firm, Ernst & Young LLP, for 2023 and 2022 are set forth in the table below.

FEE CATEGORIES	FISCAL 2023 FEES	FISCAL 2022 FEES

Audit Fees(1)	$12,352,329	$10,568,191

Audit-Related Fees(2)	$122,000	$122,000

Tax Fees(3)	$361,214	$561,299

All Other Fees(4)	$120,000	$0

TOTAL FEES	$12,955,543	$11,251,490

(1)

Audit Fees consist of fees for the integrated audit of annual financial statements and internal control over financial reporting, reviews of quarterly financial statements, statutory audits, audit of captive insurance company, audit procedures associated with the adoption of new accounting standards, consents, review of documents filed with the SEC and other services normally provided by the auditor in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees consist of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements and internal control over financial reporting that are not reported under “Audit Fees” above, including employee benefit plan audits, due diligence related to acquisitions, and consultations concerning financial accounting and reporting standards.

(3)

Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with tax reporting requirements and audit compliance, mergers and acquisitions tax diligence, and tax advice on international, federal and state tax matters. None of these services were provided under contingent fee arrangements. Tax compliance fees were $150,132 and $102,251 in fiscal 2023 and 2022, respectively. All other tax fees were $211,082 and $459,048 in fiscal 2023 and 2022, respectively.

(4)	All Other Fees consist of fees for productions and services provided by Ernst & Young, LLP, other than the services reported under “Audit Fees”, “Audit-Related Fees” or “Tax Fees” above.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services to be performed for the Company and its consolidated subsidiaries by our independent registered public accounting firm. To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence, the Audit Committee establishes on an annual basis the Pre-Approval Policy of the Audit Committee (the “Policy”). The Policy outlines the scope of services that Ernst & Young LLP may provide to the Company. The Policy sets forth guidelines and procedures the Company must follow when retaining Ernst & Young LLP to perform audit, audit-related, tax and other services. The Policy also specifies certain non-audit services that may not be performed by Ernst & Young LLP under any circumstances. Pursuant to the Policy, the Audit Committee approves services to be provided by Ernst & Young LLP and fee thresholds within each of the service categories, and services within these thresholds are deemed pre-approved. Additional services and fees materially exceeding those thresholds require further pre-approval. Requests for specific pre-approvals may be considered by the full Audit Committee. In addition, the Audit Committee has delegated to the Chair the authority to grant specific pre-approvals. Any such preapprovals are reported to the full Audit Committee at its next meeting. The Policy is evaluated and updated annually by the Audit Committee. The Audit Committee has pre-approved all amounts for 2023.

Fortive Corporation 2024 Proxy Statement	91

Audit Committee Report

This report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed to be incorporated by reference into any prior or subsequent filing by Fortive Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Fortive Corporation specifically incorporates this report by reference therein.

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company’s independent auditor, and (iv) the performance of the Company’s internal audit function and independent auditors. In addition, the Audit Committee reviews with management the Company’s risk assessment process and risk management policies. Furthermore, within the scope of its compliance oversight responsibilities, the Audit Committee reviews with management the Company’s major cybersecurity risk exposures and the steps management has taken to monitor and mitigate such exposures.

Each member of the Audit Committee meets the criteria for independence applicable to audit committee members under the Exchange Act and the NYSE listing standards. Each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards, and the Board of Directors has further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined in Regulation S-K.

Management is responsible for the financial reporting process, including its internal control over financial reporting, and for the preparation of its consolidated and combined financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated and combined financial statements, and expressing opinions on the conformity of the financial statements with GAAP.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. Ernst & Young was first appointed by the Audit Committee as the Company’s independent registered public accounting firm concurrently with the Company’s separation from Danaher in 2016. The Audit Committee will interview and select any new lead audit engagement partner from Ernst & Young, which Ernst & Young will rotate every five years. In addition, the Audit Committee will also consider as part of its oversight whether to rotate the Company’s independent registered public accounting firm. After consideration of the independence and performance of the Company’s independent registered public accounting firm, the Audit Committee believes that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders. Consequently, the Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for 2024.

The Audit Committee has reviewed and discussed with the Company’s management and with Ernst & Young (with and without management present) the audited consolidated and combined financial statements of the Company contained in the Company’s Annual Report on Form 10-K for year ended December 31, 2023 and the Company’s internal control over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Ernst & Young LLP its independence, including a review of both audit and non-audit fees, and considered the compatibility of non-audit services with maintaining Ernst & Young’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated and combined financial statements for the Company for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for its fiscal year 2023 for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Rejji P. Hayes (Chair)

Eric Branderiz

Kate D. Mitchell

Jeannine Sargent

92	Fortive Corporation 2024 Proxy Statement

PROPOSAL 5: Shareholder Proposal Seeking Bylaw Amendment: Shareholder Approval of Director Compensation

John Chevedden (2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278), who owns 50 shares of Common Stock, has notified us that he intends to present the proposal set forth below for consideration at the 2024 Annual Meeting. The shareholder proposal will be voted on at our 2024 Annual Meeting if properly presented by the shareholder proponent or by a qualified representative on behalf of the shareholder proponent. We do not believe that certain assertions in the shareholder proposal are correct. We have not attempted to refute any inaccuracies, and the Company is not responsible for any inaccuracies it contains. Furthermore, the graphic below, for which we accept no responsibility, was submitted as part of the shareholder proposal. Our Board of Directors has recommended a vote “AGAINST” the shareholder proposal.

Proposal 5 – Bylaw Amendment: Shareholder Approval of Director Compensation

The Bylaws of Fortive Corporation are amended as follows:

Article III, Section 3.05 is deleted and replaced in its entirety as follows:

Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board. The Board shall not have any authority to fix the compensation of directors. The compensation of directors the corporation pays shall be fixed at $1 in a fiscal year; provided, however, the corporation may pay, grant, or award compensation greater than $1 in a fiscal year if such compensation has been (1) disclosed to stockholders in advance of the fiscal year in which the corporation will pay, grant, or award such compensation; (2) submitted to an approval vote of stockholders at an annual or special meeting of stockholders in advance of the fiscal year in which the corporation will pay, grant, or award such disclosed compensation; and (3) approved by a majority of stockholder votes present in person or represented by proxies and entitled to vote cast in favor of the disclosed annual compensation at an annual or special meeting of stockholders in advance of the fiscal year in which the corporation will pay, grant, or award such compensation, which majority shall include only stockholder votes of stockholders that are not directors of the corporation. No such compensation shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Supporting statement

Fortive stockholders seek an independent Board, one that has as its sole objective representing stockholders without conflict of interest. One interest pertains to compensation and how Fortive compensates directors for board service. Stockholders seek the authority to approve compensation that directors receive from Fortive.

Stockholders want and need authority over how and how much Fortive compensates directors. If stockholders approve compensation, then directors have the greatest incentive to work in the sole interest of stockholders. Currently, directors design and approve compensation with no approval from stockholders. Directors receive whatever compensation they desire. This bylaw amendment corrects this problem.

The bylaw amendment provides for a stockholder vote on director compensation. Directors can continue to design and propose compensation structure and amount, including the mix and amount of cash and equity. Stockholders will have final approval over whether directors receive what directors propose. Stockholders will vote on director compensation as disclosed in the proxy statement for a stockholder meeting before the fiscal year in which directors receive that compensation. Stock owned by directors will not count in the vote, so the vote result represents the independent views of stockholders.

I urge stockholders to approve this bylaw amendment and assume proper authority over the compensation of directors who represent us.

Fortive Corporation 2024 Proxy Statement	93

The Board of Directors’ Statement in Opposition

The Board of Directors recommends that shareholders vote “AGAINST” the shareholder proposal.

After careful consideration, the Board of Directors believes that, for the reasons set forth below, the proposed bylaw amendment is not in the best interest of the Company or its shareholders.

The proposed bylaw amendment, if approved, would impair our ability to recruit and retain directors with the diverse skills, backgrounds and experience that the Board believes contributes to the effective oversight of the Company.

As described elsewhere in this proxy statement, the members of our Board have diverse skills, backgrounds and experience, which the Board believes contributes to the effective oversight of the Company. In addition, the Board has engaged in meaningful Board refreshment efforts, with six new directors appointed since 2016. The principal objective of the Company’s director compensation policy is to provide for competitive levels of non-employee director compensation in order to continue to attract and retain highly qualified directors to effectively oversee the Company. To this end, as described in greater detail under “Director Compensation,” our Compensation Committee, working with its compensation consultant, reviews our non-employee director compensation policy annually, including by assessing its competitiveness based on benchmark information from peer companies and relevant compensation surveys. As appropriate, our Compensation Committee recommends changes to the director compensation program for consideration by the full Board. We believe this robust process positions the Board to respond to changes in the marketplace and among peer companies in order to remain competitive for director talent.

The proposed bylaw amendment, however, would create significant uncertainty and substantial delays in implementing changes to our director compensation program, thereby impeding our ability to attract and retain highly qualified directors. Under the proposed amendment, any desired change to our director compensation program, after being considered and recommended by the Compensation Committee and approved by the Board, would then be held in limbo for up to a year or more while the desired change is submitted for shareholder approval at the next annual meeting of shareholders and, if approved, not effective until the start of the following fiscal year. During this period of uncertainty and delay, desired director candidates are likely to be attracted to peer companies that are able to more swiftly and nimbly respond to changes in the marketplace for director talent.

The proposed bylaw provision permitting approval by shareholders at a special meeting of shareholders rather than an annual meeting does not address the significant uncertainty and substantial delays in implementing desired changes to the director compensation program, and would add substantial expense. A special meeting would require the preparation of a proxy statement and carry the attendant costs of distribution, soliciting votes and holding the meeting. That process would take months and any changes approved by shareholders would not be effective until the start of the following fiscal year, again imposing uncertainty and delay and the likely loss of desired director candidates to peer companies.

In sum, the proposed bylaw amendment would impose onerous and impractical requirements to modify our director compensation program in the future that would put us at a significant disadvantage relative to peer companies. Over time, this could reduce the quality of our board candidates and ultimately harm the Company and our shareholders.

The proposed bylaw amendment is unnecessary because our shareholders have ample opportunity to express their views on our director compensation program through our robust shareholder engagement efforts and the annual election of our directors, and we have a strong record of responsiveness to shareholders.

As described elsewhere in this proxy statement, we engage with our shareholders throughout the year. As part of our 2023 shareholder outreach, we met with investors holding approximately 45 percent and 35 percent of our shares outstanding in the second quarter of 2023 and the third quarter of 2023, respectively. Topics of discussion included a variety of corporate governance matters including Board composition and executive compensation matters. In addition, shareholders have the ability to communicate directly with the Board or other directors, as described elsewhere in this proxy statement. Other than receipt of this shareholder proposal, our investors have not expressed any concerns regarding our director compensation program.

Moreover, all of our directors are elected annually by our shareholders for one-year terms. Thus, shareholders retain the ability to express any concerns relating to our director compensation program in connection with their votes on directors. As noted above, the Compensation Committee reviews our director compensation program and proposes

94	Fortive Corporation 2024 Proxy Statement

changes for consideration by the Board. Each member of our Compensation Committee who has stood for election during our last five annual meetings has received, on average, support of approximately 98% of votes cast. These voting results support our view that investors have not had concerns regarding our director compensation program.

Over the past years, we have taken many actions in response to feedback from shareholders, including declassifying the board, adopting a majority voting standard in director elections, adopting proxy access, providing shareholders the right to call special meetings and eliminating supermajority voting requirements. In the event investors express concerns relating to our director compensation program, we believe this track record of responsiveness, in the first instance, should provide an opportunity for our Board to address those concerns before resorting to a draconian bylaw amendment that will impede our ability to attract and retain high-quality director candidates.

For the foregoing reasons, the Board of Directors recommends that our shareholders vote “AGAINST” the shareholder proposal.

   The Board of Directors recommends that shareholders vote “AGAINST” the

   approval of the shareholder proposal seeking to amend bylaws to require

   shareholder approval of director compensation.

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Additional Information

About This Proxy Statement and the Annual Meeting

This Proxy Statement is furnished in connection with the solicitation by the Board of Fortive Corporation, a Delaware corporation, of proxies for use at the 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) to be held in virtual only meeting format through www.virtualshareholdermeeting.com/FTV2024 at 3:00 p.m., PDT, and at any and all postponements or adjournments thereof. Fortive’s principal address is 6920 Seaway Blvd., Everett, WA 98203. The date of mailing of this Proxy Statement is on or about April 22, 2024.

The purpose of the 2024 Annual Meeting is to:

1.	Elect the nine director nominees named in this Proxy Statement, each for a one-year term expiring at the 2025 annual meeting and until his or her respective successor is duly elected and qualified;

2.	Approve on an advisory basis Fortive’s named executive officer compensation;

3.	Approve amendments to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision;

4.	Ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2024;

5.	Consider and act upon a shareholder proposal seeking to amend Fortive’s Bylaws to require shareholder approval of director compensation; and

6.	Consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

Annual Meeting Participation

We will conduct the 2024 Annual Meeting in a virtual-only meeting format. You will not be able to attend the 2024 Annual Meeting physically.

If you plan to participate in the 2024 Annual Meeting, you must be shareholder of record as of the record date of April 8, 2024. If you are not a shareholder of record but hold shares through a broker, bank or nominee (i.e., in street name), you must hold a legal proxy for the 2024 Annual Meeting provided by your broker, bank or nominee.

To be admitted to the 2024 Annual Meeting at www.virtualshareholdermeeting.com/FTV2024, you must enter the 16-digit control number found on your proxy card, voting instruction form or Notice of Internet Availability. On June 4, 2024, you may begin to log into the meeting platform beginning at 2:30 p.m. Pacific time and the meeting will begin promptly at 3:00 p.m. Pacific time. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

The rules and procedures applicable to the 2024 Annual Meeting, together with a list of shareholders of record for inspection for any legally valid purpose, will be available during the 2024 Annual Meeting for the participating shareholders of record at www.virtualshareholdermeeting.com/FTV2024.

You may vote during the 2024 Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you participate in the 2024 Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in these proxy materials. The proxy card included with the proxy materials may be used to vote your shares in connection with the 2024 Annual Meeting.

Similar to in-person meetings, you will have the ability to submit questions live during the Annual Meeting. Questions may be submitted during the meeting through www.virtualshareholdermeeting.com/FTV2024 by typing your question into the “Ask a Question” field and clicking “Submit.” Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints.

96	Fortive Corporation 2024 Proxy Statement

If you encounter any difficulties accessing the meeting during the meeting time, please call the technical support number that will be posted on the meeting website.

Following completion of the meeting, a webcast replay will be posted online to our Investor Relations website at www.fortive.com for at least one year.

Outstanding Stock and Voting Rights

In accordance with Fortive’s Amended and Restated Bylaws, the Board has fixed the close of business on April 8, 2024 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. The only outstanding securities of Fortive entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value (“Common Stock”). Each outstanding share of Common Stock entitles the holder to one vote on each directorship and other matter brought before the Annual Meeting. As of the close of business on April 8, 2024, [•] shares of Common Stock were outstanding, excluding shares held by or for the account of Fortive.

Solicitation of Proxies

The proxies being solicited hereby are being solicited by Fortive’s Board. The total expense of the solicitation will be borne by Fortive, including reimbursement paid to banks, brokerage firms and nominees for their reasonable expenses in forwarding material regarding the Annual Meeting to beneficial owners. Solicitation of proxies may be made personally or by mail, telephone, internet, e-mail or facsimile by officers and other management employees of Fortive, who will receive no additional compensation for their services. In addition, we have retained D.F. King & Co., Inc. to aid in the solicitation of proxies by mail, telephone, facsimile, e-mail and personal solicitation. For these services, we will pay D.F. King & Co., Inc. a fee of $13,000 plus reasonable expenses.

Proxy Instructions

Proxies will be voted as specified in the proxy.

If you sign and submit your proxy card with no further instructions, your shares will be voted:

FOR the election of each of the nine director nominees identified in this Proxy Statement to serve as directors, each for a one-year term expiring at the 2024 Annual Meeting;

FOR approval of Fortive’s named executive officer compensation;

FOR approval of the amendment to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision;

FOR ratification of the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2024;
AGAINST approval of the shareholder proposal seeking to amend Fortive’s Bylaws to require shareholder approval of director compensation; and

In the discretion of the proxy holders on any other matter that properly comes before the meeting or any adjournment thereof. The Board has selected Peter C. Underwood and Daniel B. Kim to act as proxy holders with full power of substitution.

Notice of Electronic Availability of Proxy Materials

As permitted by the SEC rules, we are making the proxy materials available to our shareholders primarily via the Internet. By doing so, we can reduce the printing and delivery costs and the environmental impact of the Annual Meeting. On or about April 22, 2024, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders. The Notice contains instructions on how to access our proxy materials and how to vote online or by telephone. If you would like to receive a paper copy of the proxy materials, please follow the instructions in the Notice.

Fortive Corporation 2024 Proxy Statement	97

Voting Requirements with Respect to Each of the Proposals Described in this Proxy Statement

Quorum

The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting as of the record date present in person or represented by proxy. Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied.

Broker Non-Votes

Under New York Stock Exchange (“NYSE”) rules, if your broker holds your shares in its name and does not receive voting instructions from you, your broker has discretion to vote those shares on Proposal 4, which is considered a “routine” matter. However, on “non-routine” matters such as Proposals 1, 2, 3 and 5, your broker must receive voting instructions from you, as it does not have discretionary voting authority for these particular items. Therefore, if you are a beneficial owner and do not provide your broker with voting instructions, your shares may constitute broker non-votes with respect to Proposals 1, 2, 3 and 5.

Approval Requirements

If a quorum is present, the vote required under the Company’s Amended and Restated Bylaws and the Restated Certificate of Incorporation to approve each of the proposals is as follows:

•

With respect to Proposal 1, the election of directors, you may vote “for” or “against” any or all director nominees or you may abstain as to any or all director nominees. In uncontested elections of directors, such as this election, a nominee is elected by a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. A vote to abstain is not treated as a vote “for” or “against,” and thus will have no effect on the outcome of the vote. Under our director resignation policy, our Board will not appoint or nominate for election to the Board any person who has not tendered in advance an irrevocable resignation effective in such circumstances where the individual does not receive a majority of the votes cast in an uncontested election and such resignation is accepted by the Board. If an incumbent director is not elected by a majority of the votes cast in an uncontested election, our Nominating and Governance Committee will submit for prompt consideration by the Board a recommendation whether to accept or reject the director’s resignation. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation.

•

With respect to Proposals 2-4, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote on the proposal is required for approval. For these proposals, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

•

With respect to Proposal 5, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote generally in the election of directors on the record date is required to approve this proposal. For this proposal, abstentions are counted for the purposes of determining the minimum number of affirmative votes required for approval and, accordingly, have the effect of a vote against the proposal.

Tabulation of Votes. Our inspector of election, Broadridge Financial Services, will tabulate votes cast by proxy or in person at the meeting. We will report the results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

98	Fortive Corporation 2024 Proxy Statement

Voting Methods

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the registered holder of those shares. As the registered shareholder, you can ensure your shares are voted at the Annual Meeting by submitting your instructions by telephone, over the internet, by completing, signing, dating and returning the enclosed proxy card in the envelope provided, or by participating in the virtual Annual Meeting and voting your shares at the meeting. Telephone and internet voting for registered shareholders will be available 24 hours a day, up until 11:59 p.m., Eastern time on June 3, 2024.

Detailed instructions for telephone and internet voting are set forth on the Notice.

Vote your shares at www.proxyvote.com.
Have your Notice of Internet Availability or proxy card in hand for the 16-digit control number needed to vote.
Call toll-free number 1-800-690-6903.
Mark, sign, date, and return the enclosed proxy card or voting instruction form in the envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you hold your shares through a broker, bank or nominee, rather than registered directly in your name, you are considered the beneficial owner of shares held in street name, and the proxy materials are being forwarded to you by your broker, bank or nominee, together with a voting instruction form. As the beneficial owner, you are entitled to direct the voting of your shares by your intermediary. Brokers, banks and nominees typically offer telephonic or electronic means by which the beneficial owners of shares held by them can submit voting instructions, in addition to the traditional mailed voting instruction forms.

If you participate in the Fortive Stock Fund through the Savings Plan, your proxy will also serve as a voting instruction for Fidelity Management Trust Company (“Fidelity”), the trustee of the Savings Plan, with respect to shares of Common Stock attributable to your Savings Plan account as of the record date. Fidelity will vote your Savings Plan shares as of the record date in the manner directed by you. If Fidelity does not receive voting instructions from you by May 30, 2024, Fidelity will not vote your Savings Plan shares on any of the proposals brought at the Annual Meeting.

Changing Your Vote

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of Fortive a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by participating in the meeting and voting at the meeting. Please note, however, that if your shares are held of record by a broker, bank or nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Participation in the meeting will not, by itself, revoke a proxy.

Householding

We are permitted to send a single set of our proxy statement and annual report to shareholders who share the same last name and address. This procedure is called “householding” and is intended to reduce our printing and postage costs. We will promptly deliver a separate copy of our annual report and proxy statement to you if you contact us at Fortive Corporation, Attn: Investor Relations, 6920 Seaway Blvd., Everett, WA 98203; telephone us at 425-446-5000; or email us at investors@fortive.com. In addition, if you want to receive separate copies of the proxy statement or annual report in the future; if you and another shareholder sharing an address would like to request delivery of a single copy of the proxy statement or annual report at such address in the future; or if you would like to make a permanent election to receive either printed or electronic copies of the proxy materials and annual report in the future, you may contact us at the same address, telephone number or email address. If you hold your shares through a broker or other intermediary and would like additional copies of our proxy statement or annual report or would like to request householding, please contact your broker or other intermediary.

Fortive Corporation 2024 Proxy Statement	99

Website Disclosure

We may provide disclosure in the “Investor – Corporate Governance” section of our corporate website, http://www.fortive.com, of any of the following:

•	the identity of the presiding director at meetings of non-management or independent directors, or the method of selecting the presiding director if such director changes from meeting to meeting;

•

the method for interested parties to communicate directly with the Board or with individual directors, the independent Chair of the Board, or if the Chair is not independent, the Lead Independent Director, or the non-management directors as a group;

•

the identity of any member of the Audit Committee, if any, who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on our Audit Committee;

•

contributions by Fortive to a tax exempt organization in which any non-management director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues; and

•

any amendment to the Code of Conduct that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and any waiver from a provision of the Code of Conduct granted to any of our directors, principal executive officer, principal financial officer, principal accounting officer, or any other executive officer within four business days following the date of such amendment or waiver.

The information on or accessible through our website is not incorporated by reference into, and does not form a part of, this Proxy Statement.

Information Relating to Forward-Looking Statements

Certain statements included in this Proxy Statement are “forward-looking statements” within the meaning of the United States federal securities laws. All statements other than historical factual information are forward-looking statements, including without limitation, statements regarding strategic plans and plans for growth, innovation and future operations; financial or operating targets or projections; future capital allocation, acquisitions and the integration thereof; plans and strategies relating to corporate governance, executive compensation, director compensation, sustainability, and human capital management; the goals, objectives and anticipated benefits of our executive compensation and director compensation programs; risk oversight; risk mitigation efforts; the anticipated roles and responsibilities of the Board’s committees; plans with respect to shareholder engagement and alignment, Board recruitment, selection and refreshment; general economic and capital markets conditions; the timing of any of the foregoing; assumptions underlying any of the foregoing; and any other statements that address events or developments that Fortive intends or believes will or may occur in the future. Terminology, such as “believe,” “anticipate,” “should,” “could,” “intend,” “will,” “plan,” “expect,” “estimate,” “project,” “target,” “may,” “possible,” “potential,” “forecast” and “positioned” and similar references to future periods, are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to the risks and uncertainties set forth under “Item 1A. Risk Factors” in the accompanying Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements are not guarantees of future performance and actual results may differ materially from the results, developments, and business decisions contemplated by our forward-looking statements. Accordingly, you should not place undue reliance on any such forward-looking statements. Forward-looking statements included in this Proxy Statement speak only as of the date of this Proxy Statement. Except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Annual Report on Form 10-K for 2023

Fortive will provide, without charge, a copy of Fortive’s Annual Report on Form 10-K for 2023 filed with the SEC to any shareholder upon request directed to: Investor Relations, Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203 or by email to: investors@fortive.com.

100	Fortive Corporation 2024 Proxy Statement

Ownership of Our Stock

Directors and Executive Officers

The following table sets forth as of April 8, 2024 (unless otherwise indicated) the number of shares and percentage of Common Stock beneficially owned by each of Fortive’s directors, nominees for director and each of the named executive officers in the Summary Compensation Table, and all executive officers and directors of Fortive as a group.

Except as otherwise indicated and subject to community property laws where applicable, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares as to which the person has the right to acquire beneficial ownership within 60 days of April 8, 2024. Except as indicated, the address of each director and executive officer shown in the table below is c/o Fortive Corporation, 6920 Seaway Blvd, Everett, WA 98203.

NAME	NUMBER OF SHARES BENEFICIALLY OWNED(1)	PERCENT OF CLASS(1)

Eric Branderiz	8,900(2)	*

Daniel L. Comas	48,590(3)	*

Sharmistha Dubey	19,420(4)	*

Rejji P. Hayes	8,485(5)	*

Wright Lassiter III	12,785(6)	*

James A. Lico	2,032,528(7)	*

Kate D. Mitchell	38,126(8)	*

Jeannine Sargent	14,029(9)	*

Alan G. Spoon	136,502(10)	*

Charles E. McLaughlin	430,225(11)	*

Tamara Newcombe	172,862(12)	*

Olumide Soroye	35,963(13)	*

Stacey Walker	192,462(14)	*

All current executive officers and directors as a group (16 persons)	3,630,888(15)	1.01%

*	Represents less than 1% of the outstanding Common Stock.

(1)

Balances credited to each executive officer’s account under the Fortive Executive Deferred Incentive Plan (the “EDIP”) which are vested or are scheduled to vest within 60 days of April 8, 2024 are included in the table. The incremental number of notional phantom shares of Common Stock credited to a person’s EDIP account is based on the incremental amount of contribution to the person’s EDIP balance divided by the closing price of Common Stock as reported on the NYSE on the date of the contribution. In addition, for purposes of the table, the number of shares attributable to each executive officer’s 401(k) Plan account is equal to (a) the officer’s balance, as of March 31, 2024 in the Fortive stock fund included in the executive officer’s 401(k) Plan account (the “401(k) Fortive Stock Fund”), divided by (b) the closing price of Common Stock as reported on the NYSE on March 31, 2024. The 401(k) Fortive Stock Fund consists of a unitized pool of Common Stock and cash. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of April 8, 2024 or upon vesting of Restricted Stock Units (“RSUs”) that vest within 60 days of April 8, 2024. In addition, RSUs granted to a non-executive director for which shares are not delivered until the earlier of the director’s death or, at the earliest, the first day of the seventh month following the director’s resignation from the board are not included in the table.

(2)	Includes options to acquire 4,390 shares, but does not include 4,275 unvested RSUs or 1,685 vested RSUs.

(3)

Includes options to acquire 7,840 shares, 75 shares held in irrevocable trusts and 1,721 shares beneficially owned by Mr. Comas’ spouse, but does not include 2,290 unvested RSUs or 4,355 vested RSUs. Mr. Comas disclaims beneficial ownership of the shares held by the trusts and by his spouse.

(4)	Includes options to acquire 15,220 shares, but does not include 4,200 unvested RSUs or 9,168 vested RSUs.

(5)	Includes options to acquire 4,210 shares, but does not include 4,275 unvested RSUs or 10,310 vested RSUs.

(6)	Includes options to acquire 8,740 shares, but does not include 4,045 unvested RSUs or 4,840 vested RSUs.

(7)	Includes options to acquire 1,426,581 shares, 22,409 shares attributable to Mr. Lico’s 401(k) Fortive Stock Fund and 146,780 notional phantom shares attributable to Mr. Lico’s EDIP account.

(8)	Includes options to acquire 34,691 shares, but does not include 3,435 unvested RSUs or 21,442 vested RSUs.

(9)	Includes options to acquire 11,739 shares, but does not include 2,290 unvested RSUs or 12,621 vested RSUs.

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(10)	Includes options to acquire 53,424 shares, but does not include 5,005 unvested RSUs or 24,978 vested RSUs.

(11)	Includes options to acquire 380,611 shares and 25,974 notional phantom shares attributable to Mr. McLaughlin’s EDIP account.

(12)	Includes options to acquire 128,468 shares, 1,177 unvested RSUs, and 6,361 notional phantom shares attributable to Ms. Newcombe’s EDIP account.

(13)	Includes 5,423 notional phantom shares attributable to Mr. Soroye’s EDIP account.

(14)	Includes options to acquire 171,808 shares and 8,456 notional phantom shares attributable to Ms. Walker’s EDIP account.

(15)	Includes options to acquire 2,615,486 shares, 1,177 RSUs, 22,409 shares attributable to 401(k) accounts and 212,485 notional phantom shares attributable to executive officers’ EDIP accounts.

Principal Shareholders

The following table sets forth the number of shares and percentage of Common Stock beneficially owned by each person who owns of record or is known to Fortive to beneficially own more than five percent of Common Stock.

NAME AND ADDRESS	NUMBER OF SHARES BENEFICIALLY OWNED	PERCENT OF CLASS

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	39,083,805(1)	11.12%

T. Rowe Price Investment Management, Inc. 4515 Painters Mill Road, Owings Mills, MD 21117	33,928,331(2)	9.70%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	31,667,720(3)	9.00%

(1)

The amount shown and the following information is derived from a Schedule 13G/A filed February 13, 2024 by The Vanguard Group, which sets forth their respective beneficial ownership as of December 29, 2023. According to the Schedule 13G/A, The Vanguard Group has shared voting power over 434,483 shares, sole dispositive power over 37,644,907 shares and shared dispositive power over 1,438,898 shares.

(2)

The amount shown and the following information is derived from a Schedule 13G/A filed February 14, 2024 by T. Rowe Price Investment Management, Inc. which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, T. Rowe Price Investment Management, Inc. has sole voting power over 9,990,530 shares and sole dispositive power over 33,928,331 shares.

(3)

The amount shown and the following information is derived from a Schedule 13G/A filed February 13, 2024 by BlackRock, Inc. which sets forth their beneficial ownership as of December 31, 2023. According to the Schedule 13G/A, BlackRock, Inc. has sole voting power over 29,489,879 shares and sole dispositive power over 31,667,720 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires Fortive’s directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities (collectively, “Reporting Persons”) to file reports of beneficial ownership and changes in beneficial ownership with the SEC. We believe, based upon our review of such reports filed with the SEC and the representations of Reporting Persons that, for the fiscal year ended December 31, 2023, all reports were filed on a timely basis except that, due to an administrative error, the shares withheld for tax purposes upon vesting of restricted stock units was reported one day late on a Form 4 filed on behalf of Patrick Murphy, a former executive officer of the Company.

102	Fortive Corporation 2024 Proxy Statement

Other Matters

Fortive’s management is not aware of any other business that may come before the meeting. Under our Amended and Restated Bylaws, the deadline for shareholders to notify us of any proposals or director nominations to be presented for action at the 2024 Annual Meeting has passed. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

Shareholder Proposals for Next Year’s Annual Meeting

Pursuant to Rule 14a-8 under the Exchange Act, a shareholder who wishes to have a proposal included in Fortive’s proxy materials for the 2024 Annual Meeting of Shareholders must submit the proposal in writing to Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, for receipt no later than December 23, 2024 in order to be considered for inclusion.

In order to be properly brought before the 2025 Annual Meeting of Shareholders, a shareholder’s notice of nomination of one or more director candidates to be included in Fortive’s proxy materials (a “proxy access nomination”) must be received by Fortive’s Secretary at Fortive’s principal executive offices, 6920 Seaway Blvd., Everett, WA 98203, between November 23, 2024 and December 23, 2024 (or, if the 2025 Annual Meeting of Shareholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, by the later of the close of business on the date that is 120 days prior to the date of the 2025 Annual Meeting of Shareholders or within 10 days after the public announcement of the date of the 2025 Annual Meeting of Shareholders) at the following address: Fortive Corporation, Attn: Secretary, 6920 Seaway Blvd., Everett, WA 98203. When submitting nominees for inclusion in the proxy materials pursuant to the proxy access provisions, shareholders must follow the notice procedures and provide the information required by our Amended and Restated Bylaws.

Shareholders intending to present a proposal at the 2025 Annual Meeting of Shareholders without having it included in the Company’s proxy materials or to make a nomination other than a proxy access nomination must comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws. If a shareholder fails to provide timely notice of a proposal to be presented at the 2025 Annual Meeting of Shareholders, the proxies provided to Fortive’s Board will have discretionary authority to vote on any such proposal which may properly come before the meeting. Assuming that the 2025 Annual Meeting of Shareholders is held during the period from May 5, 2025 to July 4, 2025 (as it is expected to be), in order to comply with the advance notice requirements set forth in the Company’s Amended and Restated Bylaws, appropriate notice would need to be provided to Fortive’s Secretary at the address noted above no earlier than February 4, 2025 and no later than March 6, 2025.

In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

BY ORDER OF THE BOARD OF DIRECTORS

Daniel B. Kim

Secretary

Dated: April 22, 2024

COPIES OF FORTIVE’S ANNUAL REPORT, THIS PROXY STATEMENT, PROXY CARD OR VOTING INSTRUCTION FORM MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO FORTIVE OR AT WWW.PROXYVOTE.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 6920 SEAWAY BLVD, EVERETT, WA 98203.

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Appendix A

Certificate of Amendment of Restated Certificate of Incorporation of Fortive Corporation

Pursuant to Section 242

of the General Corporation Law of the State of Delaware

Fortive Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation (the “Restated Certificate”) is hereby amended as follows:

Section 7.01 of Article VII of the Restated Certificate is hereby amended in their entirety to read as follows:

“Section 7.01 Limitation on Liability. To the fullest extent permitted by the DGCL, as it now exists and as it may hereafter be amended, no director or Officer (as defined below) of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or Officer, except for liability of (a) a director or Officer for any breach of the director’s or Officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or Officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, (d) a director or Officer for any transaction from which the director derived an improper personal benefit, or (e) an Officer in any action by or in the right of the Corporation; provided that if the DGCL shall be amended or modified to provide for exculpation for any director or Officer in any circumstances where exculpation is prohibited pursuant to any of the preceding clauses (a) through (e), then such directors or Officers shall be entitled to exculpation to the maximum extent permitted by such amendment or modification. No amendment to, modification of or repeal of this Section 7.01 shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions of such director occurring prior to such amendment, modification or repeal. All references in this Section 7.01 to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.”

2. The foregoing amendment to the Restated Certificate was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on this 4th day of June, 2024.

FORTIVE CORPORATION

By:
Name: Daniel B. Kim
Title: Secretary

Fortive Corporation 2024 Proxy Statement	A-1

Appendix B

Non-GAAP Financial Measures

Core Revenue Growth

We use the term “core revenue growth” when referring to a corresponding year-over-year GAAP revenue measure, excluding (1) the impact from acquired or divested businesses and (2) the impact of currency translation. References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition, less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations prior to the first anniversary of the divestiture. The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales impact from acquired and divested businesses) and (b) the period-to-period change in sales (excluding sales impact from acquired and divested businesses) after applying the current period foreign exchange rates to the prior year period.

Management believes that this non-GAAP measure provides useful information to investors by helping identify underlying growth trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of acquisition and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation from sales measures because currency translation is not under management’s control and is subject to volatility. We believe that such exclusions, when presented with the corresponding GAAP measures, may assist in assessing the business trends and making comparisons of long-term performance.

Adjusted Net Earnings, Adjusted Diluted Net Earnings Per Share (“Adjusted EPS”), Adjusted EBITDA, Adjusted Gross Profit Margin, and Adjusted Operating Profit Margin

We disclose the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, historical adjusted EBITDA, historical adjusted gross profit margin, and historical adjusted operating profit margin, which to the extent applicable, make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, and GAAP operating profit margin:

•	Excluding on a pretax basis the effect of deferred revenue and inventory fair value adjustments related to significant acquisitions; and

•

Excluding on a pretax basis the costs incurred pursuant to discrete restructuring plans that are fundamentally different from ongoing productivity improvements in terms of the size, strategic nature, planning requirements and the inconsistent frequency of such plans as well as the associated macroeconomic drivers which underlie such plans (the “Discrete Restructuring Charges”).

In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, historical adjusted EBITDA, and historical adjusted operating profit margin, we make the following adjustments to GAAP net earnings, GAAP diluted net earnings per share, and GAAP operating profit margin:

•	Excluding on a pretax basis amortization of acquisition related intangible assets and non-cash impairments;

•	Excluding on a pretax basis acquisition and divestiture related items; and

•	Excluding on a pretax basis Russia exit and wind down costs.

In addition, with respect to the non-GAAP measures of historical adjusted net earnings, historical adjusted diluted net earnings per share, and historical adjusted EBITDA, we make the following adjustments to GAAP net earnings, and GAAP diluted net earnings per share:

•	Excluding on a pretax basis the effect of gains and losses from our equity investments;

•	Excluding on a pretax basis the gain on sale of business; and

•	Excluding on a pretax basis the non-recurring gain on the disposition of assets.

Fortive Corporation 2024 Proxy Statement	B-1

In addition, with respect to the non-GAAP measure of historical adjusted EBITDA, we make the following adjustments to GAAP earnings before income taxes:

•	Excluding on a pretax basis the net interest expenses; and

•	Excluding on a pretax basis the depreciation expenses.

In addition, with respect to the non-GAAP measures of historical adjusted net earnings and historical adjusted diluted net earnings per share, we make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:

•

Including the actual cash interest expense on our 0.875% Convertible Senior Notes due 2022 (“Convertible Notes”) that was not included under the if-converted methodology mandated in 2022 and, with respect to the adjusted diluted net earnings per share, excluding the outstanding shares of common stock imputed under the in-converted methodology for the Convertible Notes that, in fact, were repaid and settled without issuance of any shares of common stock. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share;

•

Excluding the tax effect (to the extent tax deductible) of the pretax adjustments noted above. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment). We expect to apply our overall estimated effective tax rate to each adjustment going forward; and

•	Excluding discrete non-cash tax benefit.

Amortization of Acquisition Related Intangible Assets and Non-cash Impairments

As a result of our acquisition activity, we have significant amortization expense associated with definite-lived intangible assets. We adjust for amortization expense of acquisition related intangible assets incurred in each period, and impairment charges incurred, if any. During the three and twelve month periods ended December 31, 2023, we recognized $2.3 million and $5.2 million, respectively, related to impairment charges. We believe that this adjustment provides our investors with additional insight into our operational performance and profitability as such impacts are not related to our core business performance.

Acquisition and Divestiture Related Items

While we have a history of acquisition and divestiture activity, we do not acquire and divest businesses or assets on a predictable cycle. The amount of an acquisition’s purchase price allocated to inventory fair value adjustments are unique to each acquisition and can vary significantly from acquisition to acquisition. In addition, transaction costs, which include acquisition, divestiture, integration and restructuring costs related to completed or announced transactions, and the non-recurring gains on divestitures of businesses or assets are unique to each transaction and are impacted from period to period depending on the number of acquisitions or divestitures evaluated, pending, or completed during such period, and the complexity of such transactions.

We adjust for transaction costs, acquisition related fair value adjustments to inventory, integration costs and corresponding restructuring charges primarily related to acquisitions, in each case, incurred in a given period. We believe, however, that it is important for investors to understand that such inventory fair value adjustments related to past acquisitions will recur in future periods until such inventory fair value adjustments, as applicable, have been fully amortized.

Discrete Restructuring Costs

We will exclude costs incurred pursuant to discrete restructuring plans that are fundamentally different in terms of the size, strategic nature and planning requirements, as well as the inconsistent frequency, of such plans originating from significant macroeconomic trends or material disruptions to operations, economy or capital markets from the ongoing productivity improvements that result from application of the Fortive Business System or from execution of general cost saving strategies. Because these restructuring plans will be incremental to the fundamental activities that arise in the ordinary course of our business and we believe are not indicative of our ongoing operating costs in a given period,

B-2	Fortive Corporation 2024 Proxy Statement

we exclude these costs to facilitate a more consistent comparison of operating results over time. Restructuring costs related primarily to an acquisition are not included in this adjustment but are instead included in acquisition and divestiture related items.

Gains and Losses from Equity Investments

We adjust for the effect of earnings and losses from our equity method investments over which we do not exercise control over the operations or the resulting earnings or losses. We believe that this adjustment provides our investors with additional insight into our operational performance. However, it should be noted that earnings and losses from our equity method investments will recur in future periods while we maintain such investments.

In addition, we adjust for remeasurement gains and losses, including impairment loss, on equity investments. We believe such adjustments facilitate comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Russia Ukraine Conflict

In connection with the invasion of Ukraine by Russian forces, the Company exited business operations in Russia in the second quarter of 2022, other than for ASP’s sterilization products, which are exempt from international sanctions as humanitarian products. Our business in Russia and Ukraine accounted for less than 1.0% of total revenue and less than 0.2% of total assets for the fiscal year ended December 31, 2021.

As a result of the exit of our business operations in Russia, the Company recorded a pre-tax charge totaling $0.6 million and $17.9 million during the three and twelve month periods ended December 31, 2022 to reflect the write-off of net assets, the write-off of the cumulative translation adjustment in earnings for legal entities deemed substantially liquidated, and to record provisions for employee severance and legal contingencies. These costs are identified as the “Russia exit and wind down costs” in the Consolidated Condensed Statements of Earnings. We adjust for the non-recurring Russia exit and wind down costs because we believe that this adjustment facilitates comparison of our performance with prior and future periods and provides our investors with additional insight into our operational performance.

Gain and Loss on Sale of Business

On September 30, 2022, we completed the sale of our Therapy Physics product line, which was reported in our Advanced Healthcare Solutions segment, to an unrelated third party for total consideration of $9.6 million. As a result of the sale, during the three and twelve month periods ended December 31, 2022, we recorded a net realized pre-tax loss totaling $1.8 million and a net realized pre-tax gain totaling $0.5 million, respectively, net of transaction costs, which is recorded as “Other non-operating expense, net” in the Consolidated Condensed Statements of Earnings. We adjust for gain on the sale of our Therapy Physics product line because we believe that this adjustment facilitates comparison of our operational performance with prior and future periods.

Convertible Notes

On February 22, 2019, we issued $1.4 billion in aggregate principal amount of our 0.875% Convertible Senior Notes due 2022 (the “Convertible Notes”). The Notes matured on February 15, 2022 and were settled in cash.

On January 1, 2022, we adopted ASU 2020-06, which amends the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts in an entity’s own equity. Although the Convertible Notes were, pursuant to the terms of the corresponding indenture, repaid in cash only and retired without issuance of additional shares of common stock, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the share impacts of applying the if-converted method for purposes of calculating Adjusted average common stock and common equivalent shares outstanding. In addition, although the Company paid interest accrued on the Convertible Notes in cash, the interest expense is not included in the GAAP diluted net earnings and from GAAP diluted net earnings per share under the if-converted methodology. Because we paid the interest expense in cash and because the interest expense was included in the prior year’s results, we have added the cash interest expense on the Convertible Notes during the three months ended April 1, 2022 in calculating the adjusted net earnings for the same period.

Fortive Corporation 2024 Proxy Statement	B-3

Discrete non-cash tax benefit

As a result of revaluation of deferred tax assets required due to changes in tax rates in Switzerland, we recognized a non-cash tax benefit during the three and twelve month period ended December 31, 2023. We adjust for this non-cash tax benefit because we believe such benefit occurs with inconsistent frequency and for reasons that are unrelated to our commercial performance. We believe such adjustment facilitates comparison with prior and future periods and provides our investors with additional insight into our ongoing tax expenses.

Free Cash Flow

We use the term “free cash flow” when referring to cash provided by operating activities calculated according to GAAP less payments for capital expenditures.

Management believes that such non-GAAP measure provides useful information to investors in assessing our ability to generate cash without external financing, fund acquisitions and other investments and, in the absence of refinancing, repay our debt obligations. However, it should be noted that free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that we have committed to, such as debt service requirements and other non-discretionary expenditures.

Core Revenue Growth

COMPONENTS OF REVENUE GROWTH	% CHANGE TWELVE MONTHS ENDED DECEMBER 31, 2019 VS. COMPARABLE 2018 PERIOD	% CHANGE TWELVE MONTHS ENDED DECEMBER 31, 2020 VS. COMPARABLE 2019 PERIOD	% CHANGE TWELVE MONTHS ENDED DECEMBER 31, 2021 VS. COMPARABLE 2020 PERIOD	% CHANGE TWELVE MONTHS ENDED DECEMBER 31, 2022 VS. COMPARABLE 2021 PERIOD	% CHANGE TWELVE MONTHS ENDED DECEMBER 31, 2023 VS. COMPARABLE 2022 PERIOD

Total Revenue Growth (GAAP)	20.1%	1.5%	13.4%	10.9%	4.1%

Core (Non-GAAP)	-0.5%	-5.9%	9.5%	10.1%	4.8%

Acquisitions and divestitures (Non-GAAP)	22.2%	7.3%	2.4%	3.9%	-0.1%

Impact of currency translation (Non-GAAP)	-1.6%	0.1%	1.5%	-3.1%	-0.6%

Revenue (GAAP)	$4,563.9	$4,634.4	$5,254.7	$5,825.7	$6,065.3

B-4	Fortive Corporation 2024 Proxy Statement

Adjusted EPS

	TWELVE MONTHS ENDED(a)
($ IN MILLIONS, EXCEPT PER SHARE AMOUNTS; SHARES IN MILLIONS)	DECEMBER 31, 2023	DECEMBER 31, 2022	DECEMBER 31, 2019

Net Earnings and Net Earnings Per Share Attributable to Common Stockholders (GAAP)	$2.43	$2.10	$0.59

Dividends on the mandatory convertible preferred stock to apply if-converted method(b)	—	—	0.20

Assumed dilutive impact on the Diluted Net Earnings Per Share Attributable to Common Stockholders if the MCPS Converted Shares had been outstanding	—	—	(0.04)

Net Earnings and Net Earnings Per Share (GAAP)	$2.43	$2.10	$0.75

Interest on the Convertible Notes to apply if-converted method(c)	—	—	—

Tax effect of the Convertible Notes to apply if-converted method(d)	—	—	—

Diluted Net Earnings and Diluted Net Earnings Per Share (GAAP)	$2.43	$2.10	$0.75

Pretax amortization of acquisition-related intangible assets and non-cash impairments	1.06	1.06	0.73

Pretax acquisition and divestiture related items(e)	0.01	0.08	0.65

Pretax discrete restructuring charges	0.16	—	0.09

Pretax losses from equity investments(f)	0.05	0.05	0.01

Pretax Russia exit and wind down costs	—	0.05	—

Pretax (gain) loss on sale of business	—	—	(0.11)

Pretax interest expense on Convertible Notes to reverse if-converted method(c)	—	—	—

Pretax non-cash interest expense associated with our 0.875% Convertible Notes	—	—	0.08

Tax effect of the adjustments reflected above(g)	(0.21)	(0.19)	(0.23)

Discrete non-cash tax adjustment (benefit)(h)	(0.07)	—	0.08

Adjusted Net Earnings and Adjusted Net Earnings Per Share (Non-GAAP)	$3.43	$3.15	$2.03

Adjusted Diluted Shares (Non-GAAP)

Average common diluted stock outstanding	355.6	360.8	340.0

Mandatory convertible preferred stock(i)	—	—	18.3

Convertible Notes - if converted shares(c)	—	(1.6)	—

Adjusted average common stock and common equivalent shares outstanding	355.6	359.2	358.3

(a)

The mandatory convertible preferred stock converted shares were converted on July 1, 2021. Each of the per share adjustments for 2019 was calculated assuming the mandatory convertible preferred stock converted shares had been outstanding.

(b)

Prior to their conversion on July 1, 2021, the mandatory convertible preferred stock were anti-dilutive for the year ended December 31, 2019, and as such GAAP net earnings per share was calculated using net earnings attributable to common stockholders.

(c)

Beginning with our adoption of ASU 2020-06 on January 1, 2022, we assumed share settlement of our outstanding Convertible Notes under the if-converted method when calculating GAAP diluted net earnings per share. Since we settled the Convertible Notes in cash on February 15, 2022 and no common share conversion occurred, we have reversed the impacts of applying the if-converted method and included the actual cash interest expense in calculating the adjusted net earnings per share, as well as excluded the assumed share settlement.

(d)	The impact of the after tax adjustment to GAAP diluted net earnings per share for the twelve months ended December 31, 2022 rounds to zero.
(e)	Includes pretax transaction costs and acquisition-related fair value adjustments to inventory and deferred revenue.
(f)	Includes pretax losses from equity method investments. The year ended December 31, 2022 also includes an $8.1 pretax impairment loss on an equity investment.
(g)	The dividend on the mandatory convertible preferred stock was not tax deductible. The tax effect of the adjustments includes all other line items.
(h)

The discrete non-cash tax benefit in 2023 was a result of evaluation of deferred tax assets required due to changes in tax rates in Switzerland. The discrete non-cash tax expense in 2019 was a result of the separation of Vontier.

(i)

The number of shares of common stock corresponding to the mandatory convertible preferred stock in 2019 assumes the conversion of all 1.38 million shares of preferred stock applying the “if-converted” method and using an average 20-day VWAP of $75.19 as of December 31, 2019.

Fortive Corporation 2024 Proxy Statement	B-5

Adjusted Operating Profit Margin

	TWELVE MONTHS ENDED

($ IN MILLIONS)	DECEMBER 31, 2023	DECEMBER 31, 2022	DECEMBER 31, 2021

Revenue (GAAP)	$6,065.3	$5,825.7	$5,254.7

Operating Profit (GAAP)	$1,133.7	$987.4	$812.8

Amortization of Acquisition-Related Intangible Assets and Non-cash Impairments	375.6	382.2	320.8

Acquisition and Divestiture Related Items(a)	4.4	27.1	66.8

Discrete Restructuring Charges	58.6	—	12.2

Russia Exit and Wind Down Costs	—	17.9	—

Adjusted Operating Profit (Non-GAAP)	$1,572.3	$1,414.6	$1,212.6

Operating Profit Margin (GAAP)	18.7%	16.9%	15.5%

Adjusted Operating Profit Margin (Non-GAAP)	25.9%	24.3%	23.1%

Adjusted Operating Profit Margin Expansion (Non-GAAP)	+160 BPS	+120 BPS

(a)	Includes pretax transaction costs and acquisition-related fair value adjustments to inventory.

Free Cash Flow

	TWELVE MONTHS ENDED

($ IN MILLIONS)	DECEMBER 31, 2023	DECEMBER 31, 2022	DECEMBER 31, 2019

Operating Cash Flows (GAAP)	$1,353.6	$1,303.2	$702.0

Less: purchases of property, plant & equipment (capital expenditures) (GAAP)	(107.8)	(95.8)	(74.5)

Free Cash Flow (Non-GAAP)	$1,245.8	$1,207.4	$627.5

B-6	Fortive Corporation 2024 Proxy Statement

FORTIVE

GENERAL CORRESPONDENCE

Fortive Corporation 6920
Seaway Boulevard
Everett, Washington 98203

Email: investors@fortive.com

www.fortive.com

TRANSFER AGENT

Postal correspondence should be mailed to:

Computershare
P.O. Box 43006
Providence, RI 02940-3078

Overnight correspondence should be sent to:

Computershare
150 Royall Street, Suite 101
Canton, MA 02021

FORTIVE INVESTOR RELATIONS

Fortive Investor Relations
6920 Seaway Boulevard
Everett, Washington 98203

Email: investors@fortive.com

Tel: (425) 446-5000

Printed with inks containing soy and/or vegetable oils

FSC www.fsc.org MIX Paper from responsible sources FSC® C132107

GENERAL CORRESPONDENCE Fortive Corporation 6920 Seaway Boulevard Everett, Washington 98203 Email: investors@fortive.com www.fortive.com TRANSFER AGENT Postal correspondence should be mailed to: Computershare P.O. Box 43006 Providence, RI 02940-3078 Overnight correspondence should be sent to: Computershare 150 Royall Street, Suite 101 Canton, MA 02021 FORTIVE INVESTOR RELATIONS If you would like to contact a member of Fortive's Investor Relations team, you may do so by email, telephone, or mail: Fortive Investor Relations 6920 Seaway Boulevard Everett, Washington 98203 Email: investors@fortive.com Tel: (425) 446-5000

FORTIVE CORPORATION

6920 SEAWAY BLVD

EVERETT, WA 98203

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 30, 2024 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction card.

During The Meeting - Go to www.virtualshareholdermeeting.com/FTV2024

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

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Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 30, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37920-P03775-Z86751       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FORTIVE CORPORATION
The Board of Directors recommends you vote FOR the following:

1.	To elect the following nominees to serve as Directors, each for a one-year term expiring at the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified:

	Nominees:		For	Against	Abstain

	1a.	Eric Branderiz	☐	☐	☐

	1b.	Daniel L. Comas	☐	☐	☐

	1c.	Sharmistha Dubey	☐	☐	☐

	1d.	Rejji P. Hayes	☐	☐	☐

	1e.	Wright Lassiter III	☐	☐	☐

	1f.	James A. Lico	☐	☐	☐

	1g.	Kate D. Mitchell	☐	☐	☐

	1h.	Jeannine P. Sargent	☐	☐	☐

	1i.	Alan G. Spoon	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.	For	Against	Abstain

2. To approve on an advisory basis Fortive’s named executive officer compensation.	☐	☐	☐

The Board of Directors recommends you vote for Proposal 3.	For	Against	Abstain

3. To approve amendments to Fortive’s Restated Certificate of Incorporation to include an officer exculpation provision.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.	For	Against	Abstain

4. To ratify the appointment of Ernst & Young LLP as Fortive’s independent registered public accounting firm for the year ending December 31, 2024.	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposal 5.	For	Against	Abstain

5. To consider and act upon a shareholder proposal to approve an amendment to Fortive’s Bylaws to require shareholder approval of director compensation.	☐	☐	☐

NOTE: To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

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V37921-P03775-Z86751

FORTIVE CORPORATION

Annual Meeting of Shareholders

June 4, 2024

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Peter C. Underwood and Daniel B. Kim, and each of them, as proxy holders, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of FORTIVE CORPORATION that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held in virtual only meeting format at 3:00 p.m., PDT on June 4, 2024, via www.virtualshareholdermeeting.com/FTV2024 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted: FOR the election of each of the director nominees listed in Proposal 1, FOR Proposals 2, 3, and 4, and AGAINST Proposal 5.

Continued and to be signed on reverse side